UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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3D SYSTEMS CORPORATION

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333 Three D Systems Circle

Rock Hill, SC 29730

April 7, 2020

Dear Fellow Stockholder:

You are cordially invited to join us at the Annual Meeting of Stockholders of 3D Systems Corporation to be conducted online on Tuesday, May 19, 2020, starting at 2:00 p.m., Eastern Time. The decision to move to a virtual meeting this year was made with the safety and health of our stockholders, employees and the broader community as the top priority. We believe the virtual annual meeting format will facilitate participation of our stockholders worldwide, regardless of their resources or physical location, while reducing health and safety risks. During the virtual annual meeting, stockholders will be able to listen, vote and submit questions from their home or any remote location with internet connectivity. Information on how to participate in this year’s virtual meeting can be found on page 3 of the accompanying Proxy Statement.

At the meeting, stockholders will vote on the following items:

•	The election of the 11 directors named in the Proxy Statement;

•	The approval, on an advisory basis, of the compensation paid to our named executive officers;

•	The approval of the amendment and restatement of the 2015 Incentive Plan, which would among other things increase the number of shares reserved for issuance thereunder by 4,860,000 shares; and

•	The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2020.

In addition, stockholders will consider and act upon any other matters that may be properly brought before the Annual Meeting or at any adjournments or postponements thereof. If you were a stockholder at the close of business on March 20, 2020, you are eligible to vote at the Annual Meeting.

We encourage you to participate in the Annual Meeting so that we can review the past year with you, listen to your suggestions, and answer any questions that you may have. Whether or not you plan to participate in the Annual Meeting, please vote your shares as soon as possible so that your vote will be counted.

On behalf of 3D Systems Corporation and your Board of Directors, we thank you for your continued support.

Sincerely,

Vyomesh I. Joshi

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF 3D SYSTEMS CORPORATION

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of 3D Systems Corporation, a Delaware corporation (the “Company,” “we” and “us”), will be held:

When:	Tuesday, May 19, 2020 at 2:00 p.m., Eastern Time.

Where:	The Annual Meeting will be held via live webcast, at www.meetingcenter.io/216909445. The password for this meeting is DDD2020.

Why:

Stockholders are being asked to vote on the four agenda items described below and to consider any other business properly brought before the Annual Meeting and any adjournment or postponement of the meeting.

•	The election of the 11 directors named in the accompanying Proxy Statement;

•	The approval, on an advisory basis, of the compensation paid to our named executive officers;

•	The approval of the amendment and restatement of the 2015 Incentive Plan, which would among other things increase the number of shares reserved for issuance thereunder by 4,860,000 shares; and

•	The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2020.

Stockholders of record at the close of business on March 20, 2020 are entitled to notice of, to attend and to vote at the Annual Meeting. On or about April 7, 2020, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”) and proxy card are being mailed or made available to stockholders.

We encourage you to cast your votes on the proposals to be considered at the Annual Meeting electronically by using the website that hosts our Proxy Statement and 2019 Annual Report as described on the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). If you have requested delivery of a printed version of the materials, you will receive a proxy card that you may use to vote your shares. You may also vote by telephone as set forth on your proxy card, the Notice of Internet Availability, or your voting instruction form.

Regardless of whether you plan to participate in the Annual Meeting, we encourage you to vote your shares electronically on the internet, by proxy card or by telephone. Please vote today to ensure that your votes are counted.

If you are a stockholder of record or a street-name holder who obtained and submitted a legal proxy and participate in the Annual Meeting, you will be able to vote your shares electronically during the Annual Meeting if you so desire, even if you previously voted. See page 4 of this Proxy Statement for additional details on how to participate in the meeting.

By Order of the Board of Directors

Andrew M. Johnson

Secretary

Rock Hill, South Carolina

April 7, 2020

Important Information Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

This Proxy Statement and the 2019 Annual Report are available at www.edocumentview.com/DDD.

PROXY STATEMENT

Dated April 7, 2020

For the Annual Meeting of Stockholders

To Be Held on May 19, 2020

RECORD DATE, VOTING SECURITIES AND QUORUM

The record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 20, 2020.

Our common stock, par value $0.001 per share (the “Common Stock”), is our only outstanding class of voting securities. As of the record date for the Annual Meeting, there were 118,866,955 shares of Common Stock issued and outstanding. Each such share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

Holders of record of shares of our Common Stock outstanding as of the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. A list of the stockholders of record as of the record date will be kept at our principal office at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 for a period of 10 days prior to the Annual Meeting.

A majority of the shares of Common Stock outstanding on the record date that are present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders who participate in the virtual Annual Meeting will be deemed present in person at the meeting.

HOW TO VOTE

Voting your shares is important, among other things, to ensure that we get the minimum quorum required to hold and conduct business at the Annual Meeting. Your affirmative participation in the voting process also helps us avoid the need and the added expense of having to contact you to solicit your vote and helps us avoid the need of having to reschedule the Annual Meeting. We hope that you will exercise your legal rights and fully participate in our future.

We encourage you to review this Proxy Statement and our 2019 Annual Report before you cast your vote. Whether you are a stockholder of record or a street-name holder (each discussed below), you may vote any shares of Common Stock that you are entitled to vote:

•	electronically on the internet;

•	by mail using a proxy card or voting instruction form furnished to you; or

•	by using a toll-free telephone number furnished to you (up until 11:59 p.m., Eastern Time, on Monday May 18, 2020, the business day prior to the Annual Meeting).

Stockholders of Record

You are considered to be a stockholders of record of each share of Common Stock that is registered in your name on the records of our transfer agent. In this Proxy Statement, we refer to these stockholdings as “record holdings” and to you as a “record holder.” If you are a record holder, we will send you a Notice of Internet Availability. Please follow the instructions in the Notice of Internet Availability to cast your vote.

Street-Name Holders

Most of you hold your shares in a brokerage account or bank or through another nominee holder. In that case, your broker, bank or other nominee is generally considered to be the record holder of those shares, and you are considered the “beneficial owner” of shares held in “street-name.” As a beneficial owner, you generally have the right to instruct your broker, bank or other nominee how to vote your shares. In this Proxy Statement, we refer to these stockholdings as “street-name holdings” and to you as a “street-name holder.”

You should expect your broker, bank or other nominee to send you a voting instruction form either by regular mail or in an email. Your broker, bank or other nominee is required to vote your shares pursuant to your instructions. In limited circumstances, your broker, bank or other nominee may, but is not required to, vote your shares in the absence of specific voting instructions from you for matters that are considered “routine.” We understand that the ratification of the selection of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for 2020 is the only “routine” proposal on which stockholders are being asked to vote at the Annual Meeting. Accordingly, if you do not give voting instructions to your broker, bank or other nominee, it will be entitled to vote your shares in its discretion on the ratification of the appointment of BDO; however, it will not vote your shares in connection with (i) the election of directors, (ii) the advisory vote on the compensation of our named executive officers or (iii) the approval of the amendment and restatement of the 2015 Incentive Plan.

Accordingly, street-name holders need to be mindful of the following:

•

For your vote to be counted with respect to each of the proposals except the ratification of BDO’s appointment, you will need to communicate your voting instructions to your broker, bank or other nominee before the date of our Annual Meeting.

•

You may also give your broker, bank or other nominee instructions on voting your shares as to the ratification of BDO’s appointment. If you provide no instructions, that person may, but is not required to, exercise its discretion in voting on the ratification of the appointment of BDO as our independent registered public accounting firm for 2020.

•	If your broker, bank or other nominee exercises that discretion, your shares will be treated as present at the Annual Meeting for all quorum purposes.

To ensure that you as a street-name holder are able to participate in our upcoming Annual Meeting, please review our proxy materials and follow the instructions for voting your shares on the voting instruction form that you will be receiving from your broker, bank or other nominee.

For a discussion of the mechanics of each of these means of voting, please see “How to Cast Your Vote if You are a Stockholder of Record,” “How to Cast Your Vote if You are a Street-Name Holder,” “Voting During The Annual Meeting,” and “Other Voting and Stockholder Matters” below.

VOTING MATTERS

Once a quorum of the shares entitled to vote is present in person or represented by proxy at the Annual Meeting, the votes required to approve the matters to be considered at the Annual Meeting are as follows:

•	Election of Directors. Each director is elected by the affirmative vote of the majority of the votes cast for such director at the Annual Meeting.

•

Advisory Vote on the Compensation of Our Named Executive Officers.    The affirmative vote of a majority of shares present at the Annual Meeting and entitled to vote thereon, is required to approve this matter.

•

Approval of the amendment and restatement of the 2015 Incentive Plan.    The affirmative vote of a majority of shares present at the Annual Meeting and entitled to vote thereon, is required to approve this matter.

•

Ratification of Appointment of the Independent Registered Public Accounting Firm.    The affirmative vote of a majority of shares present at the Annual Meeting and entitled to vote thereon, is required to approve this matter.

If you specify how your shares are to be voted on a matter, the shares represented by your proxy or other voting instructions will be voted in accordance with your instructions. If you are a stockholder of record and you do not give specific voting instructions but you otherwise sign, date and grant a valid proxy, your shares will be voted as follows:

•	FOR the election of the 11 nominees for director named below;

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers;

•	FOR the approval of the amendment and restatement of the 2015 Incentive Plan; and

•	FOR the ratification of the selection of BDO as our independent registered public accounting firm for 2020.

We do not know of any other matters to be presented for consideration at the Annual Meeting. However, if any other matters are properly presented for consideration, the proxy holders will vote your shares on those matters in accordance with the recommendations of the Board of Directors (the “Board of Directors” or “Board”). If the Board of Directors does not make a recommendation on any such matters, the proxy holders will be entitled to vote in their discretion on those matters.

INSTRUCTIONS FOR ATTENDING AND PARTICIPATING IN THE VIRTUAL ANNUAL MEETING

This year our Annual Meeting will be a completely virtual meeting. We are not hosting the meeting at a physical location this year as a precaution due to the concerns regarding coronavirus, or COVID-19. The meeting will only be conducted via live webcast.

Stockholders of Record

Stockholders of record at the close of business on March 20, 2020 will be able to attend the Annual Meeting, and to vote and submit questions virtually on the internet during the meeting. The meeting will begin promptly at 8:00 a.m., Eastern Time on May 19, 2020, at www.meetingcenter.io/216909445. We encourage you to access the Annual Meeting prior to the start time to allow ample time for check in. To access the live webcast of the Annual Meeting, you will need the following:

•	Username: the 15-digit control number located in the shaded bar on the Notice of Internet Availability or on the proxy card; and

•	Password: DDD2020.

You should have the Notice of Internet Availability or proxy card in hand when you access the website and then follow the instructions. If you are a stockholder of record, you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the notice or proxy card that you received.

Street-Name Holders

If you are a street-name holder, you must register in advance to attend the Annual Meeting, and to vote and submit questions virtually on the internet during the meeting. To register to attend the Annual Meeting online by webcast you must obtain and submit a “legal proxy” from the broker, bank, or other nominee that holds your shares, giving you the right to vote the shares, along with your name and email address to Computershare, the vendor hosting our virtual Annual Meeting. Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on May 14, 2020, in one of two ways:

•	Forward the email from your bank, broker or nominee, or email an image of your legal proxy, to legalproxy@computershare.com; or

•	Mail the communication from your bank, broker or nominee, or an image of your legal proxy, to:

Computershare

3D Systems Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Once a quorum of the shares entitled to vote is present in person or represented by proxy at the Annual Meeting, the votes required to approve the matters discussed above in “Voting Matters” will be considered.

If you wish to submit a question before or during the Annual Meeting, you can do so once you have registered for the Annual Meeting by logging onto the virtual meeting platform at www.meetingcenter.io/216909445 and following the instructions on how to submit a question.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 855-449-0991 (Toll Free) or 720-378-5962 (International Toll). Technical support will be available starting at 7:00 a.m., Eastern Time, on May 19, 2020 and will remain available until thirty minutes after the meeting has finished.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect 11 directors to serve until the 2021 Annual Meeting and until their successors are elected and qualified. The Board of Directors, based upon the recommendation of the Corporate Governance and Nominating Committee (the “Governance Committee”), has designated as nominees for election the 11 individuals named in the table below, all of whom currently serve as directors.

In nominating each of the director nominees, the Governance Committee and the Board considered, among other things, the Board’s Corporate Governance Guidelines, which was adopted in 2004 and most recently amended in September 2019, and the Qualifications for Nomination to the Board, which was adopted in 2004 and most recently amended in September 2019. These documents are posted on our website at www.3DSystems.com in the Investor Relations section under “Governance—Governance Documents.” These qualifications include, among other factors, a candidate’s ethical character, experience and diversity of background as well as whether the candidate is independent under applicable listing standards and financially literate. In considering the nomination of these individuals, the Governance Committee and the Board also took into consideration the following additional factors relating to each director since the 2019 Annual Meeting:

•	such director’s contributions to the Board;

•	any material change in such director’s employment or responsibilities with any other organization;

•	such director’s attendance at meetings of the Board and the Board committees on which such director serves and such director’s participation in the activities of the Board and such committees;

•

the absence of any relationships with the Company or another organization, or any other circumstances that have arisen, that might make it inappropriate for the director to continue serving on the Board; and

•	although we have not adopted a retirement policy for directors, the director’s age and length of service on the Board.

Relevant information regarding the background and experience of each of the nominees for director that the Governance Committee and the Board considered in evaluating each nominee is set forth below their respective names in “Information Concerning Nominees” below. See also “Corporate Governance Matters” below, which discloses additional information about the nominees and our corporate governance policies and practices.

The Governance Committee and the Board considered each nominee’s overall business experience, contributions to Board activities during 2019 and independence in their evaluation of each nominee in conjunction with the factors discussed above, but did not otherwise give greater weight to any of the factors cited above compared with any of the others. While the Board considers self-identified diversity characteristics and diversity of experience in its nomination decisions, we do not maintain a diversity policy relating to the composition of our Board of Directors. The Board believes that each of the nominees for director is well qualified to continue to serve as a director of the Company and that the nominees provide the mix of experience that is required to enable the Board to perform its functions.

If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the holders of proxies may vote the shares represented by such duly executed proxies in favor of such other person as they may determine. Alternatively, in lieu of designating a substitute, the Board may reduce the number of directors. In this regard, Vyomesh Joshi, our President and Chief Executive Officer and a director standing for reelection, has announced his intention to retire from the Company, and resign as a member of our Board, effective as of the date that his successor assumes those roles. If Mr. Joshi’s successor joins the Company prior to the Annual Meeting, Mr. Joshi will resign from the Board, and the Board will reduce the number of Board members to 10 in advance of the Annual Meeting.

The Board of Directors unanimously recommends that you vote

FOR

each of the nominees listed below.

Information Concerning Nominees

The following description sets forth for each nominee for director, his or her business experience, the year in which he or she first became a director, his or her age as of the record date for the Annual Meeting, and any directorships in publicly owned companies or registered investment companies that such nominee currently holds or has held during the past five years. It also sets forth the particular experiences, qualifications, attributes, and skills of each nominee for director that led to the conclusion of the Governance Committee and the Board that the nominee should serve as a director.

MALISSIA R. CLINTON, 51	Director Since: 2019
Board Committees: Compliance

Position, Principal Occupation and Professional Experience: Senior Vice President, General Counsel and Secretary at The Aerospace Corporation. Ms. Clinton has served as Senior Vice President, General Counsel and Secretary at The Aerospace Corporation since 2009. She previously worked at Northrup Grumman from 2002 to 2009 including her role as Senior Counsel for Special Projects beginning in 2007. She joined TRW Space Technology, a division of TRW, Inc., in 1998 as Counsel in its Telecommunication Programs and Avionic Systems division. She began her career as an Associate at Tuttle & Taylor.

Other Current Public Directorships: None

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: Board of Directors of City of Hope Medical Center and the Arizona State University Foundation.

Director Qualifications: The Governance Committee believes that Ms. Clinton’s strong experience in compliance matters and aerospace, a key vertical for our Company, provide clear support for her nomination for election to our Board.

WILLIAM E. CURRAN, 71	Director Since: 2008
Board Committees: Audit, Compliance and Compensation

Position, Principal Occupation and Professional Experience: Retired President and Chief Executive Officer at Philips Electronics North America Corp. Currently retired, Mr. Curran was the President and Chief Executive Officer at Philips Electronics North America Corp. from July 1999 to August 2002. Prior to that he served as Chief Financial Officer from February 1996 to July 1999. Previously, he served as Chief Operating Officer of Philips Medical North America, a medical device manufacturer, from February 1993 to February 1996.

Other Current Public Directorships: None

Prior Public Company Directorships (within the last five years): Profound Medical, a public company developing a treatment for prostate cancer using ablative ultrasound and guided by magnetic resonance imaging and thermometry (2012 to 2019).

Other Directorships, Trusteeships and Memberships: Previously served as non-executive Chairman and director of Resonant Medical, an early-stage privately owned company specializing in three-dimensional ultrasound image-guided adaptive radio therapy products, until its acquisition by Elekta A.B., and as a director of Ventracor, a global medical device company which produced an implantable blood pump.

Director Qualifications: The Governance Committee believes that Mr. Curran’s wide experience in operations, finance and executive management, both in the United States and abroad, provide clear support for his nomination for election to our Board.

THOMAS W. ERICKSON, 69	Director Since: 2015
Board Committees: Executive

Position, Principal Occupation and Professional Experience: President and Chief Executive Officer of ECG Ventures, Inc. Mr. Erickson has been President and Chief Executive Officer of ECG Ventures, Inc., an investment firm, since 1987 and serves as a Senior Advisor to Centerbridge Partners, a private equity firm. Mr. Erickson has previously served as Chairman and Interim President and Chief Executive Officer of National Medical Health Card Systems, Inc., a publicly traded pharmacy benefits manager; Chairman of the Board of PathWays, Inc., an operator of post-acute care facilities; Chairman of the Board of TransHealthcare, Inc., a health care services company; Chairman and Interim Chief Executive Officer of LifeCare Holdings, Inc., an operator of long-term acute care hospitals; Interim President and Chief Executive Officer of Luminex Corporation, a publicly traded biotechnology company; Chairman of the Board of Inmar, Inc., a reverse logistics and revenue recovery company; Chairman of the Board and Interim President and Chief Executive Officer of Western Dental Services, Inc., a dental practice management company; and Interim President and Chief Executive Officer of Omega Healthcare Investors, Inc., a publicly traded healthcare focused real estate investment trust. Mr. Erickson was also co-founder, President and Chief Executive Officer of CareSelect Group, Inc., a physician practice management company.

Other Current Public Directorships: Luminex Corporation, a publicly traded biotechnology company (since May 2004), and American Renal Associates Holdings, Inc., a publicly traded operator of renal dialysis clinics (since March 2011).

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: None

Director Qualifications: The Governance Committee believes that Mr. Erickson’s extensive executive management and operational experience, particularly in the healthcare industry, provide clear support for his nomination for election to our Board.

CHARLES W. HULL, 80	Director Since: 1993
Board Committees: Technology

Position, Principal Occupation and Professional Experience: Executive Vice President and Chief Technology Officer of the Company. Mr. Hull serves as the Executive Vice President and Chief Technology Officer of the Company. He is a founder of the Company and has served as Chief Technology Officer since 1997 and as Executive Vice President since 2000. He has also previously served in various other executive capacities, including Chief Executive Officer, Vice Chairman of the Board of Directors and President and Chief Operating Officer.

Other Current Public Directorships: None

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: Member of the External Advisory Board of Aerospace Engineering Sciences, University of Colorado

Director Qualifications: As one of our founders and a director since 1993, the Governance Committee believes Mr. Hull’s broad understanding of the technologies of our industry as well as a wide-ranging historical perspective on our strategy and growth, provide clear support for his nomination for election to our Board.

WILLIAM D. HUMES, 55	Director Since: 2014
Board Committees: Audit and Compensation

Position, Principal Occupation and Professional Experience: Chief Financial Officer for Core Scientific. Mr. Humes has been Chief Financial Officer for Core Scientific, a leader in Blockchain and Artificial Intelligence infrastructure hosting, transaction processing and application development, since January 2019.

From 2005 until 2016, he served as Chief Financial Officer of Ingram Micro Inc., a Fortune 100 company and the world’s largest wholesale technology distributor and a global leader in supply-chain and mobile device lifecycle services until it was acquired and taken private by HNA Group. Following HNA’s acquisition of Ingram Micro Inc., Mr. Humes transitioned from Chief Financial Officer to the board of directors of the newly acquired subsidiary on which he served until June 2017. While Chief Financial Officer of Ingram Micro, he was responsible for the company’s global finance organization including financial planning and analysis, controllership, internal audit, tax, treasury and risk management. Prior to being named Chief Financial Officer, Mr. Humes held positions of increasing responsibility for Ingram Micro after joining in 1998 as Senior Director, Worldwide Financial Planning, Reporting and Accounting.

Before joining Ingram Micro, Mr. Humes was at PricewaterhouseCoopers LLP for nine years, where he took an accelerated path to senior manager. During his tenure at the firm, he was responsible for managing all aspects of professional services to numerous multinational and technology-sector companies.

Other Current Public Directorships: None

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: None

Director Qualifications: The Governance Committee believes Mr. Humes’ wide experience in finance, operations and executive management provides clear support for his nomination for election to our Board.

VYOMESH I. JOSHI, 66	Director Since: 2016
Board Committees: Compliance, Technology and Executive

Position, Principal Occupation and Professional Experience: President and Chief Executive Officer of the Company. Mr. Joshi has served as the President and Chief Executive Officer of the Company since April 2016. From 2001 to 2012, he was Executive Vice President of Hewlett-Packard’s (“HP”) Imaging and Printing Group, following two decades of research, engineering and management in HP’s imaging and printing systems. On February 5, 2020, Mr. Joshi notified the Board of his intention to retire as President and Chief Executive Officer of the Company, and resign as a member of the Company’s Board, effective as of the date that his successor assumes those roles. Following his retirement, Mr. Joshi will serve as a strategic advisor to the Company for a one-year period.

Other Current Public Directorships: None.

Prior Public Company Directorships (within the last five years): Wipro Ltd., a publicly traded multinational information technology, consulting and business process services company (from 2012 to 2016), and Harris Corporation, a publicly traded technology company, defense contractor and information technology service provider (from 2013 to 2019).

Other Directorships, Trusteeships and Memberships: None

Director Qualifications: The Governance Committee believes Mr. Joshi’s extensive executive management, corporate strategy and international operational experience provides clear support for his nomination for election to our Board. Additionally, Mr. Joshi has significant knowledge of the Company and the competitive environment in which it operates.

JIM D. KEVER, 67	Director Since: 1996
Board Committees: Compensation and Governance

Position, Principal Occupation and Professional Experience: Principal, Voyent Partners, LLC. Mr. Kever has been a Principal in Voyent Partners, LLC, a venture capital firm, since 2001. He previously served as President and Co-Chief Executive Officer of the Transaction Services Division of WebMD Corporation (formerly Envoy Corporation), an internet healthcare services company, from 1995 to 2001. Prior to 1995 he served as Envoy Corporation’s Executive Vice President, Secretary and General Counsel.

Other Current Public Directorships: Luminex Corporation, a publicly traded biotechnology company (since December 1996).

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: None

Director Qualifications: The Governance Committee believes Mr. Kever’s wide experience in operations, finance and executive management provides clear support for his nomination for election to our Board.

CHARLES G. MCCLURE, JR., 66	Director Since: 2017
Board Committees: Compliance and Executive

Position, Principal Occupation and Professional Experience: Managing Partner, Michigan Capital Advisors. Mr. McClure has served as Chairman of the Board of Directors of the Company since October 2018. Mr. McClure has served as a Managing Partner of Michigan Capital Advisors since 2014 and has more than 35 years of experience in the transportation industry. Prior to founding Michigan Capital Advisors, Mr. McClure served as Chairman of the Board, Chief Executive Officer and President of Meritor, Inc. from 2004 through 2013. From 2002 through 2004, Mr. McClure served as Chief Executive Officer, President and a member of the Board of Federal Mogul Corp. Mr. McClure joined Federal Mogul in 2001 as president, Chief Operating Officer and a member of the Board. Before joining Federal Mogul, Mr. McClure served as President, Chief Executive Officer and a member of the Board of Detroit Diesel. He joined Detroit Diesel in 1997 after 14 years in a variety of management positions with Johnson Controls.

Other Current Public Directorships: DTE Energy, a publicly traded Detroit-based energy company (since 2012), and Crane Corporation, a publicly traded industrial products company (since 2017).

Prior Public Company Directorships (within the last five years): Remy International, Inc., a manufacturer and distributor of starters and alternators prior to its acquisition by BorgWarner Inc. (2015).

Other Directorships, Trusteeships and Memberships: Member of the Board of Penske Corporation; Member of the Board of Trustees of Henry Ford Health Systems; Member of the Board of Directors of Invest Detroit; and Member of the Business Leaders for Michigan.

Director Qualifications: The Governance Committee believes Mr. McClure’s broad experience in operations and executive management and significant expertise in the automotive industry, a key vertical for our Company, provide clear support for his nomination for election to our Board.

KEVIN S. MOORE, 65	Director Since: 1999
Board Committees: Audit, Compensation and Executive

Position, Principal Occupation and Professional Experience: President and Director, The Clark Estates, Inc. Mr. Moore has been with The Clark Estates, Inc., a private investment firm and a major company stockholder, for more than 20 years, where he is currently President and a director.

Other Current Public Directorships: None

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: Aspect Holdings, LLC, The Clark Foundation, the National Baseball Hall of Fame & Museum, Inc., and Vice Chairman of the Board of Trustees of Bassett Healthcare Network.

Director Qualifications: The Governance Committee believes Mr. Moore’s wide experience in operations, finance and executive management and, as the president of a major stockholder, perspective on strategy and growth for the benefit of our stockholders, provide clear support for his nomination for election to our Board.

JOHN J. TRACY, 65	Director Since: 2017
Board Committees: Compliance and Technology

Position, Principal Occupation and Professional Experience: Retired Chief Technology Officer and Senior Vice President, Engineering, Operations and Technology at The Boeing Company. Dr. Tracy has more than 37 years of experience in the aerospace industry, most recently as Chief Technology Officer and Senior Vice President, Engineering, Operations and Technology at The Boeing Company. Dr. Tracy has strong leadership in technology, operations, quality and engineering gained from his experience with several aerospace companies, including Hercules Aerospace Company, McDonnell Douglas Corporation and The Boeing Company. From 2006 until 2016, he served as Chief Technology Officer and Senior Vice President, Engineering, Operations and Technology at The Boeing Company. Prior to that he served as Vice President, Engineering and Mission Assurance for Boeing Integrated Defense Systems and Vice President Structural Technologies, Prototyping and Quality of Phantom Works at The Boeing Company, after serving in roles of increasing responsibility at Hercules, McDonnell Douglas and The Boeing Company since 1979.

Other Current Public Directorships: None

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: Member of the National Academy of Engineering.

Director Qualifications: The Governance Committee believes Dr. Tracy’s strong leadership experience and specialized expertise in aerospace engineering and manufacturing, structure and materials provide clear support for his nomination for election to our Board.

JEFFREY WADSWORTH, 69	Director Since: 2017
Board Committees: Compliance, Governance and Technology

Position, Principal Occupation and Professional Experience: Retired President and Chief Executive Officer of Battelle. Dr. Wadsworth, currently retired, served as President and Chief Executive Officer of Battelle, the world’s largest independent research and development enterprise (“Battelle”), from January 2009 until October 2017. He formerly was Executive Vice President, Global Laboratory Operations at Battelle, Director of Oak Ridge National Laboratory and Chief Executive Officer and President of UT-Battelle LLC and Senior Vice President for U.S. Department of Energy Science Programs at Battelle. Previously, he was director of Homeland Security Programs at Battelle and part of the White House Transition Planning Office for the then-newly formed U.S. Department of Homeland Security. From 1992 to 2002, Dr. Wadsworth was at the Lawrence Livermore National Laboratory in Livermore, California, where from 1995 he was Deputy Director for Science and Technology. Prior to that, he was with Lockheed Missiles and Space Company, Research and Development Division.

Other Current Public Directorships: Carpenter Technology Corporation, a publicly traded manufacturer and distributor of stainless steels and corrosion-resistant alloys (since 2006).

Prior Public Company Directorships (within the last five years): None

Other Directorships, Trusteeships and Memberships: Member of the National Academy of Engineering.

Director Qualifications: The Governance Committee believes Dr. Wadsworth’s strong background in the defense industry and significant leadership experience in the research and development arena, particularly with respect to innovation and strategy matters, provide clear support for his nomination for election to our Board.

CORPORATE GOVERNANCE MATTERS

Our Board of Directors is committed to sound and effective corporate governance practices, to diligently exercising its oversight responsibilities with respect to our business and affairs consistent with the highest principles of business ethics, and to meeting the corporate governance requirements that apply to us.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address various governance matters, including, among others, the functions of the Board, Board committees, director qualification standards and the director nomination process; director responsibilities; director access to management and independent advisors; director stock ownership; director orientation and continuing education; management succession; and an annual performance evaluation of the Board. The Governance Committee is responsible for overseeing these Guidelines, periodically assessing their adequacy, and modifying them to meet new circumstances. These Guidelines are posted on our website at www.3DSystems.com under “Investor Relations,” and then under “Governance.”

Director Independence

Nine of our eleven directors are independent directors. Under the corporate governance standards of the New York Stock Exchange (the “NYSE”), at least a majority of our directors, and all of the members of the Audit Committee, Compensation Committee, and Governance Committee, must meet the test of “independence.” The NYSE standards provide that, to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board has affirmatively determined that Ms. Clinton and Messrs. Curran, Erickson, Humes, Kever, McClure, Moore, Tracy and Wadsworth satisfy the bright-line criteria of the listing standards of the NYSE and that they have no material relationships with us. In making its determination, the Board and the Governance Committee reviewed the following relationships:

Mr. Joshi, our Chief Executive Officer (“CEO”), and Mr. Chuck Hull, one of our founders and our Chief Technology Officer, are executive officers of the Company and, as such, are not independent directors.

Risk Responsibility and Oversight

Consistent with Delaware law, our business is managed by our officers under the direction and oversight of the Board of Directors. In this regard, our management, including our corporate officers, is responsible for the day-to-day management of the risks facing us, including macroeconomic, financial, strategic, operational, public reporting, legal, regulatory, political, compliance, organizational, security and reputational risks. They carry out this responsibility through a coordinated effort among themselves in the management of our business.

In exercising its oversight responsibilities, as permitted by law, the Board receives and relies on reports and other information provided by management, reviews, and approves matters that it is required or permitted to approve by law or our Certificate of Incorporation or By-Laws, each as amended, and receives information relating to, and enquires into, such other matters as it deems appropriate, including our strategic outlook, business plans, prospects and performance, succession planning, risk management, cybersecurity and other matters for which it has oversight responsibility. The Board carries out its general oversight responsibility both by acting as a whole as well as through its committees. Among other things, the Board as a whole periodically reviews our processes for identifying, ranking, and assessing risks that affect our organization as well as the output of those processes. The Board as a whole also receives periodic reports from our management on various risks, including risks of the types mentioned above facing our businesses, risks presented by transactions that are presented to the Board for approval, and risks arising out of our corporate strategy.

As discussed below, the Board also maintains several standing committees with oversight responsibility for various Board functions. Although the Board has ultimate responsibility for overseeing risk, its standing committees perform certain of its oversight responsibilities. For example, in accordance with its charter, the Audit Committee engages in ongoing discussions regarding major financial and accounting risk exposures and the process and system employed to monitor and control such exposures. In addition, consistent with its charter, the Audit Committee engages in periodic discussions with management concerning the process by which risk assessment and management are undertaken, and it exercises oversight with regard to the risk assessment and management processes related to, among other things, internal controls, credit, capital structure, liquidity, cybersecurity and insurance programs. In carrying out these responsibilities, the Audit Committee, among other things, regularly reviews with the Internal Audit Director the audits or assessments of significant accounting and audit risks conducted by Internal Audit personnel based on their audit plan, and the Audit Committee regularly meets in executive sessions with the Internal Audit Director. The Audit Committee also regularly reviews with management our internal control over financial reporting, including any significant deficiencies or material weaknesses. As part of these reviews, the Audit Committee reviews steps taken by management to monitor, control and mitigate risks. The Audit Committee also regularly reviews with the Chief Legal Officer significant legal, regulatory and compliance matters that could have a material impact on our financial statements or business. Finally, from time to time executives who are responsible for managing particular risks report to the Audit Committee on how those risks are being controlled and mitigated.

Other Board committees also exercise responsibility to oversee risk within their areas of responsibility and expertise. For example, as noted in the section below entitled “Risk Assessment of Compensation Policies and Practices,” the Compensation Committee oversees risk assessment and management with respect to our compensation policies and practices, and it exercises oversight with respect to our 401(k) plan; the Governance Committee engages in periodic discussion with our head of People and Culture, which encompasses our human resources functions, regarding major organizational and management risks, including executive succession planning; and the Compliance Committee engages in ongoing discussion with the Chief Legal Officer and Ethics Compliance Officer regarding regulatory and compliance matter, including compliance with applicable export controls, government contract, HIPPA/FDA and similar governmental regulatory regimes.

In those cases in which committees have risk oversight responsibilities, the Chairs of the committees regularly report to the full Board the significant risks facing the Company, as identified by management, and the measures undertaken by management for controlling and mitigating those risks.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee has reviewed our material compensation policies and practices, discussed the concept of risk as it is related to our compensation program, and considered various mitigating factors. Based on these reviews and discussion, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.

For more information regarding our compensation program, see the section of this Proxy Statement titled “Compensation Discussion and Analysis.”

Board Leadership Structure

The Board has separated the position of its Chairman from the position of CEO. As noted above, Mr. McClure, an independent director, serves as Chairman of the Board of Directors. Mr. McClure was appointed Chairman in October 2018 following the retirement of G. Walter Loewenbaum, II from the Board.

We do not have a policy regarding whether the Chairman and CEO roles should be combined or separated. Rather, our Board of Directors prefers to retain flexibility to choose its leadership structure and Chairman in any way that it deems best for the Company at any given time. The Board periodically reviews the appropriateness and effectiveness of its leadership structure given numerous factors. Currently, the Board believes that it is appropriate for Mr. McClure to remain Chairman given his independence as a director, broad experience in domestic and international operations management, deep experience in executive management and director roles within publicly traded companies, and significant expertise in the automotive industry, a key vertical for the Company. With the foregoing in mind, the Board believes that the current Board leadership structure allows Mr. Joshi to focus on managing the daily operations of the Company in his role as CEO, while permitting Mr. McClure to oversee the Board’s significant functions. The Board also believes that the current structure aids in the efficient conduct of Board meetings as the directors discuss key business and strategic matters and other critical issues.

While the Board believes that the separation of the positions of Chairman and CEO has been beneficial to the Company, the Board does not view any particular Board leadership structure as being preferable to any other. Accordingly, in the event that any future change in the Board’s leadership structure occurs (which the Board does not currently expect to happen), the Board will take such actions with respect to its leadership structure as it then considers to be appropriate.

Succession Planning

We maintain a succession plan for the position of CEO and other executive officers. To assist the Board with this requirement, the CEO annually leads the Board of Directors in a discussion of CEO and senior management succession. The annual review includes an evaluation of the requirements for the CEO and each senior management position and an examination of potential permanent and interim candidates for CEO and other senior management positions. Preparations made pursuant to this process have been instrumental in limiting the disruption from the retirement of our prior Chief Financial Officer (“CFO”), John McMullen, in 2019 and are being utilized currently in our transition planning for the retirement of our CEO, Mr. Joshi.

Director Emeritus Program

Our Board has created a Director Emeritus program to avail itself of the counsel of retired directors who have made and can continue to make a unique contribution to the deliberations of the Board. Under the program, the Board may, at its discretion, designate a retiring director as Director Emeritus for a period of one year. A Director Emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board or its committees, but may not vote, be counted for quorum purposes, or have any of the duties or obligations imposed on our directors or officers under applicable law or otherwise be considered a director.

Meetings and Meeting Attendance

During 2019, the Board of Directors held 9 meetings. In 2019, each member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors held during the period for which he or she has been a director and of the committees of the Board on which he or she served during the periods that he or she served. A discussion of the number of committee meetings held during 2019 appears below.

The Board holds executive sessions with only non-employee directors in attendance at its regular meetings and at other meetings when circumstances warrant those sessions. The CEO and other members of management are excused from these executive sessions. The Chairman of the Board or the Chairman of the Governance Committee presides over such non-management sessions of the Board. Additionally, the independent directors meet in executive session at least annually. The CEO, any other non-independent directors and other members of management are excused from such meetings, and the Chairman of the Board presides over such meetings.

It is expected that all incumbent directors and director nominees will attend our annual meetings of stockholders (virtually for purposes of the 2020 Annual Meeting). All of the directors then in office attended our 2019 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors maintains an Audit Committee, a Compliance Committee, a Compensation Committee, a Governance Committee, a Technology Committee, and an Executive Committee as the standing committees of the Board. The current members of all NYSE-required committees (the Audit Committee, the Compensation Committee, and the Governance Committee) are independent directors.

Each of the committees operates under a written charter that has been approved by the Board and is posted on our website. See “Availability of Information” on page 19 of this Proxy Statement. Each of these committees periodically reviews its written charter and updates its charter as necessary.

The table below provides membership information for each of the Board’s standing committees as of the date of this Proxy Statement.

Director Name	Audit Committee		Compliance Committee		Compensation Committee		Corporate Governance and Nominating Committee		Technology Committee		Executive Committee

Malissia Clinton			X	*

William E. Curran	X	*	X		X

Thomas W. Erickson											X	*

Charles W. Hull									X

William D. Humes	X				X

Vyomesh I. Joshi			X						X		X

Jim D. Kever					X		X	*

Charles G. McClure, Jr.			X								X

Kevin S. Moore	X				X	*					X

John J. Tracy			X						X	*

Jeffrey Wadsworth			X				X		X

*	Chairperson

Audit Committee

In addition to the risk oversight matters discussed above, the principal responsibilities of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities for:

•	monitoring our systems of internal accounting and financial controls;

•	our public reporting processes;

•	the retention, performance, qualifications, and independence of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	the annual independent audit of our consolidated financial statements;

•	the integrity of our consolidated financial statements; and

•	our compliance with legal and regulatory requirements.

The Audit Committee has the ultimate authority and responsibility to select, evaluate, and approve the terms of retention and compensation of, and, where appropriate, to replace our independent registered public accounting firm.

The Board of Directors has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee is an “audit committee financial expert” as defined in the regulations of the Securities and Exchange Commission (the “SEC”) and, therefore, meets the requirement of the listing standards of the NYSE of having accounting or related financial management expertise. The Board of Directors has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee also meets the heightened standards of independence applicable to audit committee members as prescribed by the SEC.

The Audit Committee held five meetings in 2019. It also held private sessions with our independent registered public accounting firm and the Internal Audit Director at several of its meetings. Our Internal Audit Director reports to the Chairman of the Audit Committee.

The “Report of the Audit Committee” is set forth beginning on page 58 of this Proxy Statement.

Compliance Committee

The Board of Directors approved the creation of a Compliance Committee in November 2018. The principal responsibilities of the Compliance Committee are to provide general oversight of the Company’s compliance with laws and regulations applicable to its business, including providing Board-level engagement and oversight of export compliance, government contracts, HIPPA/FDA compliance, ethics and any necessary corrective actions pursuant to any export compliance investigation. The Compliance Committee is set to expire at the end of 2020 unless renewed by the Board of Directors.

The Compliance Committee held five meetings in 2019.

Compensation Committee

In addition to the risk oversight matters discussed above, the principal responsibilities of the Compensation Committee are to:

•	determine the compensation of our CEO (the CEO may not be present during voting or deliberations regarding his compensation);

•	determine the compensation of all of our other executive officers, each a direct report of the CEO;

•	administer our equity compensation plans and authorize the issuance of shares of Common Stock and other equity instruments under those plans; and

•	perform the duties and responsibilities of the Board of Directors under our 401(k) Plans.

The Board of Directors has determined, upon the recommendation of the Governance Committee, that each member of the Compensation Committee meets the heightened standards of independence applicable to compensation committee members as prescribed by the NYSE and is a “Non-Employee Director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). The Compensation Committee held seven meetings in 2019, in addition to various unanimous consents.

The report of the Compensation Committee appears on page 36 of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of our current executive officers served during 2019 as a director of any entity with which any of our outside directors is associated or whose executive officers served as one of our directors, and none of the members of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries.

Retainer of Independent Compensation Consultant

The Compensation Committee has sole authority to retain, compensate, and terminate a compensation consultant to assist in the evaluation of CEO or senior executive compensation. In 2018, the Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant. Pearl Meyer consulted with Compensation Committee on the Company’s 2018 and 2019 executive compensation programs. Pearl Meyer did not provide any other services to the Company, and the Compensation Committee determined, based on its assessment of the relevant factors set forth in the applicable SEC rules, that Pearl Meyer’s work for the Compensation Committee did not raise any conflict of interest.

In December 2019, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant with respect to 2019 compensation payouts and the Company’s 2020 executive compensation program. Meridian does not provide any other services to the Company, and the Compensation Committee has determined, based on its assessment of the relevant factors set forth in the applicable SEC rules, that Meridian’s work for the Compensation Committee does not raise any conflict of interest. For additional information on the role of the compensation consultant in setting executive compensation see “Role of Compensation Consultant” on page 24.

Corporate Governance and Nominating Committee

In addition to the risk oversight matters discussed above, the principal responsibilities of the Governance Committee are to:

•	assist the Board in identifying individuals qualified to become Board members;

•	assist the Board in determining the independence of the Board nominees;

•	recommend to the Board nominees to be elected at annual meetings of stockholders;

•	fill vacancies or newly created directorships at other times;

•	recommend to the Board the corporate governance guidelines applicable to the Company;

•	lead the Board in its reviews of the performance of the Board and its committees;

•	recommend to the Board nominations of the directors to serve on each committee; and

•	assist the Board in the development of executive succession plans.

The Governance Committee held two meetings in 2019.

Technology Committee

The principal responsibilities of the Technology Committee are to:

•	review the Company’s technology strategy and approach, including its impact on the Company’s performance, growth, and competitive position;

•	review the Company’s technology capabilities and intellectual property and provide guidance on the Company’s technology and innovation strategy;

•	assess the Company’s technical workforce and its suitability for meeting needs, including engineering leadership and the development and succession planning process for critical technology experts;

•	review and advise on the Company’s research and development expenditure plans; and

•	assist the Board in its oversight of the Company’s technology initiatives and investments, including through acquisitions and other business development activities.

The Technology Committee held three meetings in 2019.

Executive Committee

The principal responsibilities of the Executive Committee are to function on behalf of the Board of Directors during intervals between meetings of the Board, to the extent permitted by law, and to guide our strategic planning. It is the intention of the Board to dissolve the Executive Committee and its status as a standing committee of the Board as of May 18, 2020, due to the evolution of the Company’s approach to strategic planning, which the Board believes is more appropriately addressed at the Board level.

The Executive Committee held five meetings in 2019.

Stockholdings of Directors

Among the factors considered under our “Qualifications for Nomination to the Board” discussed above is an expectation that each director will hold during his or her term of office a meaningful number of shares of our Common Stock. Several of our directors beneficially own substantial numbers of shares of our Common Stock. See “Holding Requirements for Non-Employee Directors” and “Security Ownership of Certain Beneficial Owners and Management” below.

Stockholder Communications with the Board of Directors

Stockholders and other interested persons may communicate with the Board by sending an email to BoardofDirectors@3DSystems.com or by sending a letter to the Board of Directors of 3D Systems Corporation, c/o Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than to the full Board, provides a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. The Chairman of the Board presides over independent executive sessions of directors. The Chairman may be contacted by any party by sending a letter to the Chairman of the Board of Directors of 3D Systems Corporation, c/o Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.

All communications must contain a clear notation indicating that they are a “Stockholder-Board Communication” or a “Stockholder-Director Communication” and must identify the author.

The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. We reserve the right not to forward any communication that is hostile, threatening, or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

We also welcome communications from our stockholders that are consistent with applicable law and are initiated through our Investor Relations Department, which may be contacted at (803) 326-4010 or investor.relations@3dsystems.com.

Code of Conduct and Code of Ethics

Our Code of Conduct applies to all of our employees worldwide, including all of our officers. We separately maintain a Code of Ethics that applies to our CEO, Chief Financial Officer, principal accounting officer (which is currently the Chief Financial Officer), Controller and all other senior financial executives and to directors of the Company when acting in their capacity as directors.

These documents are designed to set high standards of business conduct and ethics for our activities and to help directors, officers, and employees resolve ethical issues. The purpose of our Code of Conduct and our Code of Ethics is to provide assurance to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of a toll-free telephone call to an assigned voicemail box. We investigate all concerns and complaints.

We intend to disclose amendments to, or waivers from, any provision of the Code of Ethics that applies to our CEO, Chief Financial Officer, principal accounting officer or Controller and persons performing similar functions and that relates to any element of the Code of Ethics described in Item 406(b) of Regulation S-K by posting such information on our website. See “Availability of Information” on page 19 of this Proxy Statement. There have been no such waivers since the date of the proxy statement for our 2019 Annual Meeting.

Related Party Transaction Policy and Procedures

In addition to the provisions of our Code of Conduct and Code of Ethics that deal with conflicts of interest and related-party transactions, we have adopted a Related Party Transaction Policy that is designed to confirm our position that related-party transactions should be avoided except when they are in our interests and to require that certain types of transactions that may create conflicts of interest or other relationships with related parties are approved in advance by (a) the Board of Directors and (b) the Governance Committee or a committee composed of directors who are independent and disinterested with respect to the matter under consideration. This policy applies to transactions meeting the following criteria:

•	the amount involved will or may be expected to exceed $120,000 in any calendar year;

•	we or any of our subsidiaries would be a participant; and

•

any person who is or was in the current or immediately preceding calendar year an executive officer, director, director nominee, greater than five percent beneficial owner of our Common Stock, or immediate family member of any of the foregoing, has or will have a direct or indirect interest.

In adopting this policy, the Board reviewed certain types of transactions and deemed them to be pre-approved even if the amount involved exceeds $120,000. These types of transactions include:

•

employment arrangements with executive officers where such executive officer’s employment in that capacity and compensation for serving as an executive officer has been approved by the Board, the Compensation Committee, or another committee of independent directors;

•	director compensation arrangements where such arrangement has been approved by the Governance Committee (or another committee of independent directors) and the Board;

•

awards to executive officers and directors under compensatory plans and arrangements pursuant to our 2015 Incentive Plan (the “Plan”) and our 2004 Restricted Stock Plan for Non-Employee Directors (the “Directors Stock Plan”), the exercise by any executive officer or director of any previously awarded stock option that is exercised in accordance with its terms, and any grants or awards made to any director or executive officer under any other equity compensation plan that has been approved by our stockholders;

•

certain transactions with other companies where a related party has a de minimis relationship (as described in the policy) with the other company and the amount involved in the transaction does not exceed the lesser of $500,000 or two percent of the other company’s total annual revenue;

•

charitable contributions made by us to a charitable organization where a related party has a de minimis relationship and the amount involved does not exceed the lesser of $10,000 or two percent of the charitable organization’s total annual receipts and charitable contributions under any matching program maintained by us that is available on a broad basis to employees generally; and

•	other transactions where all security holders receive proportional benefits.

Under the terms of our Related Party Transaction Policy, when considering whether to approve a proposed related party transaction, factors to be considered include, among other things, whether such transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. A copy of our Related Party Transaction Policy is posted on our website. See “Availability of Information” on page 19 of this Proxy Statement.

Policy on Hedging Transactions

Our Policy Statement Governing Insider Trading (the “Insider Trading Policy”) prohibits any directors, officers, employees or consultants of the Company, or any of its subsidiaries or affiliates, from engaging in short-term or speculative transactions in our securities. This policy includes within its coverage short sales, which for directors and executive officers of the Company are prohibited by Section 16(c) of the Exchange Act. It also prohibits transactions in publicly traded options, such as puts, calls, and other derivative securities, or other hedging transactions on a securities exchange or other organized market. Our Insider Trading Policy requires that our directors and executive officers pre-clear any transactions in our securities with our Chief Legal Officer or Assistant General Counsel.

Clawbacks of Incentive Compensation

As part of our Corporate Governance Guidelines, the Board has adopted a policy on the clawback of incentive compensation. Under the terms of this policy, following a restatement of the Company’s financial results, the Board or an appropriate Board committee must conduct a reasonable investigation into whether the restatement was caused by any fraud, illegal act, or misconduct by one or more of our executive officers. If the Board or an appropriate Board committee has determined that any fraud, illegal act or intentional misconduct by one or more executive officers caused, directly or indirectly, the Company to restate its financial statements, subject to applicable law, the Board will take, exercising its business judgment, such action as it deems necessary to remedy the misconduct and prevent its recurrence. The Board, subject to applicable law, may require reimbursement of any bonus or cash or equity incentive compensation awarded to such officers and/or effect the cancellation of unvested restricted stock or outstanding stock option awards previously granted to such officers in the amount by which such compensation exceeded any lower payment that would have been made based on the restated financial results. The Company will report publicly any decision by the Board to recover any particular award of bonus or incentive compensation, or cancel unvested restricted stock or outstanding stock option awards (and associated stock appreciation rights), pursuant to this policy.

In addition, each award granted under the 2015 Incentive Plan is subject to the condition that we may require that such award be returned, and that any payment made with respect to such award must be repaid, if such action is required under the terms of any recoupment or “clawback” policy of ours as in effect on the date that the payment was made, or on the date the award was granted or exercised or vested or earned, as applicable.

Availability of Information

As noted above:

•

The Board of Directors has adopted a series of corporate governance documents, including Corporate Governance Guidelines, a Code of Conduct for our employees, a Code of Ethics for Senior Financial Executives and Directors and a Related Party Transaction Policy; and

•	Each standing committee of the Board operates under a written charter that has been approved by the Board.

Each of these documents is available online and can be viewed on our website by going to www.3DSystems.com and clicking on “Investor Relations,” then “Governance” and then selecting the appropriate document from the list on the web page.

DIRECTOR COMPENSATION

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties as well as the skill-level required by us of members of our Board, as well as the overall level and mix of compensation compared to industry- and size-relevant peers, referencing data compiled by the Compensation Committee’s independent compensation consultant.

Director Compensation for 2019

The following table sets forth information concerning all compensation of each of our non-employee directors for their services as a director during the year ended December 31, 2019.

	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)

Malissia Clinton (2)	44,805	127,268	—	172,073

William E. Curran	134,025	100,000	—	234,025

Thomas W. Erickson	183,000	100,000	—	283,000

William D. Humes	106,000	100,000	—	206,000

Jim D. Kever	96,000	100,000	—	196,000

Charles G. McClure, Jr.	300,000	100,000	—	400,000

Kevin S. Moore	123,500	100,000	—	223,500

John J. Tracy	119,635	100,000	—	219,635

Jeffrey Wadsworth	104,525	100,000	—	204,525

(1)

Represents the aggregate grant date fair value of the restricted stock awards granted in 2019 to each non-employee director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). The value of the restricted stock awards is determined by multiplying the number of shares awarded by the closing price of our Common Stock on the date of grant. Except for Ms. Clinton, the amounts in this column include awards of 2,323 shares of Common Stock made to directors in office as part of their annual equity award under the Directors Stock Plan on May 21, 2019, minus the $2.32 purchase price for the shares covered by each award paid by the recipients, and awards of 9,132 shares of Common Stock made to directors in office as part of their annual equity award under the 2015 Incentive Plan on May 21, 2019. Such awards were valued based on the closing market price of our Common Stock ($8.73 per share) on May 21, 2019, the date of grant. For Ms. Clinton, the amounts in this column include (a) an Initial Grant of 1,000 shares of Common Stock and an Interim Grant of 1,424 shares of Common Stock made upon her election to the Board on March 15, 2019, which included 1,551 shares issued under the Directors Stock Plan and 873 shares of Common Stock issued under the 2015 Incentive Plan, valued based on the closing market price of our Common Stock ($11.25 per share) on March 15, 2019, the date of grant, and (b) an aggregate award of 11,455 shares of Common Stock made to directors in office as their annual equity award, which included 3,000 shares issued under the Directors Stock Plan and 8,455 shares of Common Stock issued under the 2015 Incentive Plan, valued based on the closing market price of our Common Stock ($8.73 per share) on May 21, 2019, the date of grant.

(2)

Ms. Clinton was elected to the Board on March 15, 2019, appointed to the Compliance Committee effective March 25, 2019, and appointed Chair of the Compliance Committee effective September 17, 2019. The amounts shown reflect prorated fees Ms. Clinton earned for service during the portion of 2019 in which she served in such roles.

Directors’ Fees

Director compensation is set by the Board, based upon the recommendation of the Governance Committee. We pay the following cash compensation to our non-employee directors:

•	The Chairman of the Board of Directors receives a fee of $300,000 per annum for such service.

•	Non-employee directors (other than the Chairman of the Board) receive an annual retainer of $50,000.

•	Each member of the Audit Committee and the Technology Committee (in each case, other than the Chairman) receives a $10,000 annual retainer.

•	Each member of all other standing committees (in each case, other than the Chairman) receives a $5,000 annual retainer.

•

The Chairman of the Executive Committee receives an annual retainer of $100,000. It is the intention of the Board to dissolve the Executive Committee and its status as a standing committee of the Board as of May 18, 2020, due to the evolution of the Company’s approach to strategic planning, which the Board believes is more appropriately addressed with the Board level.

•	The Chairman of the Audit Committee and the Technology Committee each receive an annual retainer of $30,000.

•	The Chairman of the Compliance Committee, Compensation Committee and the Governance Committee each receive an annual retainer of $10,000.

•	The following meeting fees are paid to non-employee directors other than the Chairman of the Board:

•	A meeting fee of $2,000 for each regular or special Board meeting attended.

•

Members of the Audit Committee and the Technology Committee receive a fee of $2,000 for each committee meeting attended on a day other than a day on which the Board is holding a regularly scheduled Board meeting.

•

For meetings of other standing committees of the Board, members of those committees receive a fee of $1,500 for each committee meeting attended on a day other than a day on which the Board is holding a regularly scheduled Board meeting.

•

For meetings of any standing committee of the Board attended by a member of such committee on a day on which the Board is holding a regularly scheduled Board meeting, attendees receive 50% of the meeting fee that would otherwise be payable to such director.

•	A director who attends by invitation a meeting of a committee that he or she is not a member of is similarly entitled to receive a meeting fee.

As discussed below, non-employee directors also receive annual equity awards. We also reimburse directors for their expenses of attendance at meetings of the Board of Directors or its committees.

Directors who are employees of the Company (Messrs. Joshi and Hull) receive no additional compensation for service as a director.

In connection with other proactive measures being taken in response to the impacts of COVID-19, the Company’s Board elected to reduce their 2020 cash compensation (including any retainers and fees) by 10%, effective April 1, 2020 and until such time as the Governance Committee determines reinstatement is appropriate.

Director Equity Awards

Director equity compensation is set by the Board, based upon the recommendation of the Governance Committee. Equity awards granted to our directors are made under the Directors Stock Plan and 2015 Incentive Plan described in further detail below. The equity compensation policy for non-employee directors provides for annual grants of restricted stock to each director equal to $100,000 in total value. Pursuant to this policy, each director in office on the date of the 2019 Annual Meeting was granted 11,455 shares of restricted stock. Because our Directors Stock Plan limits the number of equity awards that may be granted to any director in a single year to 3,000 shares, equity awards made to our non-employee directors (other than Ms. Clinton) were comprised of a grant of 2,323 shares under the Directors Stock Plan (3,000 shares for Ms. Clinton) and a grant of 9,132 shares under the 2015 Incentive Plan (8,455 shares for Ms. Clinton). All shares of Common Stock issued to directors as compensation for their services as directors are fully vested when issued.

Holding Requirements for Non-Employee Directors

Consistent with the Board-adopted Qualifications for Nomination to the Board (publicly disclosed as Addendum A to the Corporate Governance and Nominating Committee Charter), each non-employee director is expected to hold during his or her term of office a meaningful number of shares of Common Stock. As such, it is expected that non-employee directors will retain during their term of office at least 50% of the shares of Common Stock acquired under the Directors Stock Plan. As such, our Corporate Governance Guidelines require non-employee directors to retain all shares of Common Stock that have been awarded to them under the Directors Stock Plan as long as they remain a director of 3D Systems with exceptions limited to (a) the sale of up to 50% of an award to cover the tax obligation arising from such grant or grants, and (b) certain transfers by the director to members of their immediate family or to a trust or other form of indirect ownership established by the director for his or her benefit or for the benefit of the members of his or her immediate family.

Directors Stock Plan

Under the Directors Stock Plan, which our stockholders approved in May 2004, each director who is neither one of our officers or employees nor an officer or employee of any of our subsidiaries or affiliates (referred to in the Directors Stock Plan as a “Non-Employee Director”) is eligible to receive grants of Common Stock, as follows:

•

Annual Grants.    Upon the adjournment of each annual meeting of the stockholders, each Non-Employee Director who has been elected a director at that annual meeting receives a grant of 3,000 shares of Common Stock.

•

Interim Grants.    Any Non-Employee Director who is first elected a director other than at an annual meeting receives on the date of election a pro rata portion of the annual grant that the director would have received if elected at the preceding annual meeting.

•	Initial Grants. Each newly elected Non-Employee Director receives an initial grant of 1,000 shares of Common Stock when he or she is first elected to the Board.

Notwithstanding the stock grant amounts described above, the Directors Stock Plan limits the value of any award of shares made to an eligible director to $100,000 valued on the date of the award.

As a condition of each award under the Directors Stock Plan, each participant is required to pay an issue price equal to the $0.001 par value per share of Common Stock issued under the Directors Stock Plan, to execute an agreement to hold the shares covered by such grant in accordance with the terms and conditions of the Directors Stock Plan (including, without limitation, restrictions on transferability provided for in the Directors Stock Plan) and to comply with certain other terms and conditions of the grant. Except in limited circumstances provided for in the Directors Stock Plan, a Non-Employee Director is not permitted to sell, transfer, pledge, or otherwise dispose of shares of Common Stock awarded under the Directors Stock Plan as long as (a) the Non-Employee Director remains a director of the Company or (b) a change of control as provided for in the Directors Stock Plan has not occurred. Non-Employee Directors who hold shares of Common Stock under the Directors Stock Plan are entitled to voting rights and any dividends paid with respect to such shares. Shares of Common Stock issued under the Directors Stock Plan are fully vested when issued. Excluding grants to newly-elected directors, the Directors Stock Plan limits the number of equity awards that may be granted to any director in a single year to 3,000 shares.

The Directors Stock Plan authorizes the issuance of up to 600,000 shares of Common Stock for awards under the Directors Stock Plan, subject to further adjustment in the event of changes in the Common Stock by reason of any stock dividend, stock split, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization, or liquidation. At December 31, 2019, no shares of Common Stock remained available for issuance under this Directors Stock Plan. As such, future equity awards to eligible directors will be made pursuant to the 2015 Incentive Plan.

The Directors Stock Plan does not prevent the Board of Directors from exercising its authority to approve the payment of additional fees to members of the Board of Directors, to adopt additional plans or arrangements relating to the compensation of directors or to amend the existing cash fees paid to directors.

2015 Incentive Plan

Non-Employee Directors are also eligible to receive grants of Common Stock under the 2015 Incentive Plan, which was approved by our stockholders in May 2015 and amended and restated in May 2017. Subject to adjustment from time to time, not more than 10,000 shares of Common Stock, in the aggregate, may be made subject to awards under the 2015 Incentive Plan in respect of any Non-Employee Director during any year; provided, however, that up to 50,000 shares of Common Stock, in the aggregate, may be made subject to awards under the 2015 Incentive Plan during any year in respect of any Non-Employee Director who also provides consulting or other services to the Company in addition to the services provided as a member of the Board.

The 2015 Incentive Plan authorizes the issuance of up to 13,440,011 shares of Common Stock for awards under the 2015 Incentive Plan, subject to further adjustment in the event of changes in the Common Stock by reason of any stock dividend, stock split, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization, or liquidation. As of the Record Date, 2,930,337 shares of Common Stock remained available for issuance under this 2015 Incentive Plan. As set forth in “Proposal 3 – Approval of the Amendment and Restatement of the 2015 Incentive Plan” below, the Company is seeking stockholder approval to, among other things, add 4,860,000 new shares of Common Stock to the pool of shares available for awards.

EMPLOYEE COMPENSATION MATTERS

We maintain a compensation program for all of our employees that is based upon the following objectives:

•	to attract employees, and to retain current employees, with the skills and attributes that we need to promote the growth and success of our business;

•	to motivate our employees to achieve our strategic objectives;

•	to create an alignment of interests between our employees and our stockholders;

•	to align rewards with achievement of our goals and objectives; and

•	to encourage our employees to conduct themselves in accordance with our values and Code of Conduct.

We use the same principles in attracting and retaining our executives. We have established a consistent and unified market-based job architecture that serves as the framework for all employee compensation decisions Company-wide.

All of our employees receive either fixed annual salaries or hourly wages for their services. Certain of them, including our executive officers, participate in annual incentive compensation programs that are approved by the Board of Directors or its committees as part of our annual budgeting process, and participants in those programs have fixed incentive compensation targets that are approved in advance. See “Executive Compensation” below. Other employees receive commissions at pre-established rates based on their sales or related customer activities that are intended to provide incentives to their achieving previously approved sales or service objectives.

Except with respect to his own compensation, our CEO oversees our employee compensation programs and makes recommendations to the Compensation Committee with respect to the compensation of each of his direct reports. Generally, the manager of each reporting unit is annually allocated a salary pool for such reporting unit, and the manager determines how to allocate this pool among the employees in the reporting unit. Our annual incentive pool, if funded, is intended to be allocated similarly among reporting units for reporting unit managers to allocate among the employees in such reporting unit. Our CEO establishes target incentive bonuses for the current calendar year for each of his direct reports, and the manager of each reporting unit establishes target incentive bonuses for the current calendar year for each employee in the reporting unit eligible to participate in the annual incentive program. All employee compensation decisions by the CEO and reporting unit managers are guided by our market-based job architecture.

As discussed above under “Corporate Governance Matters – Risk Assessment of Compensation Policies and Practices,” we believe that our compensation practices do not create inappropriate or unintended risks and that any risks that do exist are not reasonably likely to result in a material adverse effect on us. We endeavor to manage any of these risks that may arise through our system of internal financial and operational controls and our Board and management oversight processes.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides detailed information and analysis regarding the compensation of our named executive officers (“NEOs”) as reported in the Summary Compensation Table and other tables located in the “Executive Compensation” section of this Proxy Statement.

Key Compensation Actions in 2019

•	Reviewed and updated market-based job architecture for all employees to ensure appropriate levels of pay at each employee classification across the Company.

•	Continued engagement of independent compensation consultant for the Compensation Committee.

•	Limited NEO base salary increases in 2019 to individuals whose role or responsibilities were expanded.

•	Tied 100% of the funding of the 2019 Annual Incentive Plan for NEOs to the Company’s achievement of pre-determined revenue, operating profit and organic cash performance targets.

•	Created 2019 personal objectives for the purpose of individual performance review to determine allocation of the 2019 Annual Incentive Plan pool, if funded, among eligible Company employees.

•	Made payouts of 17.3% of target to NEOs under the 2019 Annual Incentive Plan.

•

Made grants of performance-based restricted stock units to our NEOs tied to achievement of pre-determined revenue and operating profit performance targets in amounts based on the market-based job architecture and the recommendation of the independent compensation consultant.

•	No shares earned by NEOs under the 2019 performance-based restricted stock units.

Our Named Executive Officers for 2019

Name	Title
Vyomesh I. Joshi	President, Chief Executive Officer and Director
Todd A. Booth	Executive Vice President and Chief Financial Officer
Andrew M. Johnson	Executive Vice President, Chief Legal Officer and Secretary
Herbert Koeck	Executive Vice President, Global Go-To-Market
Philip C. Schultz	Executive Vice President, Operations
John N. McMullen	Former Executive Vice President and Chief Financial Officer
Kevin P. McAlea	Former Executive Vice President and General Manager, Metals & Healthcare

Say-on-Pay

The Dodd-Frank Act provides stockholders with an advisory vote (“say-on-pay”) on the compensation of a company’s NEOs. We currently hold this say-on-pay vote on an annual basis. At the 2019 Annual Meeting, approximately 98.69% of the votes cast on this proposal approved the compensation of our NEOs on an advisory basis. The Compensation Committee considered the stockholders’ strong support of our say-on-pay vote at the 2019 Annual Meeting and, as a result, did not make any substantive changes when designing our executive compensation program for 2019. The Compensation Committee will consider the results of future advisory votes on executive compensation as our compensation philosophy continues to evolve and compensation decisions are made each year.

Role of Compensation Consultant

The Compensation Committee retained Pearl Meyer to consult with Compensation Committee on the Company’s 2018 and 2019 executive compensation programs. In December 2019, the Compensation Committee retained Meridian as its independent compensation consultant in conjunction with completion of the 2019 executive compensation cycle and structure of the 2020 executive compensation program. At the direction of the Compensation Committee, each consultant compiled information regarding the components and mix of the executive compensation programs of the Company and its peer group (as discussed below), analyzed the relative performance of the Company and the peer group with respect to the financial metrics used in the programs, and provided advice to the Compensation Committee regarding the Company’s executive compensation program. Each consultant also provided information regarding emerging trends and best practices in executive compensation.

Our Executive Compensation Philosophy

Our executive compensation program, practices and policies have been structured to reflect the Board’s commitment to excellence in corporate governance, and to align rewards with achievement of short- and long-term performance objectives that drive stockholder value. The compensation we pay to employees is generally subject to the same principles and guidelines that apply to our executive compensation program. Nevertheless, the following is a discussion and analysis of the material elements of our compensation programs as it relates to the NEOs.

Determining Executive Compensation

The Compensation Committee is responsible for setting the compensation of all executive officers, including the NEOs. It is also responsible for setting the compensation of any other employees of the Company or our subsidiaries who report directly to our CEO. For additional information about the responsibilities of this Committee, see “Corporate Governance Matters – Compensation Committee” above.

The Compensation Committee reviews the CEO’s recommendation for each of the other NEO’s compensation during the first quarter of each year. The purpose of this annual review is:

•	to determine the amount of any annual incentive compensation to be awarded to each NEO for the preceding calendar year;

•	to determine any adjustments to be made to the annual salary of each NEO for the current year; and

•	to approve our incentive compensation program for the current year and establish target incentive bonuses for the current calendar year for each of the NEOs.

As part of this review, our CEO gives the Compensation Committee a recommendation for incentive compensation awards for the prior year, salary adjustments for the current year and target incentive bonuses for the current year for each other NEO. These recommendations are developed using our market-based job architecture for all employees to ensure appropriate levels of pay at each employee classification across the Company. Additionally, concrete personal objectives were established for each NEO by which such executive’s individual performance is measured. Our CEO uses the market-based job architecture and evaluation of each individual NEO’s progress towards assigned strategic imperatives and concrete personal objectives to guide his compensation recommendations to the Compensation Committee. The Compensation Committee reviews those recommendations and modifies them to the extent it considers appropriate. As part of this process, the Compensation Committee approves the amount of any annual incentive compensation to be awarded to each individual with respect to the preceding calendar year, approves the amount of any adjustments to be made to the annual salary of each such individual for the current year, approves the terms of our incentive compensation program for the current calendar year, and establishes target incentive bonuses for the current year for each of our NEOs and each of the other individuals whose compensation it oversees. The Compensation Committee may also approve adjustments to compensation for specific individuals at other times during any year when there are significant changes in the responsibilities of such individuals or under other circumstances that the Compensation Committee considers appropriate.

Our CEO’s compensation is determined under similar principles but follows a different process. This process is designed to comply with applicable law and listing requirements under which, after discussing his self-evaluation with him and receiving the views of other independent directors, the Compensation Committee evaluates his performance, reviews the Compensation Committee’s evaluation with him, and, based on that evaluation and review, determines his compensation and personal annual incentive objectives. Our CEO is excused from meetings of the Compensation Committee during voting or deliberations regarding his compensation.

Compensation Consultant and Compensation Peer Group

For 2019, the Compensation Committee directly engaged Pearl Meyer to provide it guidance in the establishment of the 2019 executive compensation program. Pearl Meyer provides no services to the Company other than to the Compensation Committee, and is therefore independent of the management of the Company. During 2019, Pearl Meyer assisted the Compensation Committee in developing a peer group to serve as a market reference for establishing and evaluating fiscal 2019 compensation for our NEOs. Our fiscal 2019 peer group was comprised of 14 publicly-traded, industry-specific companies. These companies were selected after the consideration of various criteria, including:

•	quantitative criteria, including revenue size, margins, market cap, headcount and R&D spend;

•	qualitative criteria, including service and product offerings and end markets served; and

•	likely competitors for executive talent.

The fiscal 2019 peer group included:

Analogic Corporation	Integra LifeSciences Holding Corp.
Avid Technology	iRobot Corporation
CONMED Corporation	Mercury Systems, Inc.
Cray Inc.	Penumbra, Inc.
Electronics for Imaging, Inc.	Plantronics, Inc.
Extreme Networks, Inc.	Proto Labs, Inc.
FARO Technologies, Inc.	Pure Storage, Inc.

However, the Compensation Committee determines the appropriate level of both specific elements of and total compensation for our NEOs by considering numerous competitive, performance and other factors, including the Radford Global Technology Survey data for technology companies with revenue between $500M and $999M. The Compensation Committee does not target compensation at a specific percentile within the peer or industry group. Instead, it reviews market data provided by Pearl Meyer to understand how our NEOs’ total compensation compares to competitive norms.

Elements of Executive Compensation

Our executive compensation program is designed to focus executive behavior on achievement of both our short- and long-term objectives and strategy as well as align the interests of management with those of our stockholders. To that end, our compensation program consists of the following principal elements:

•	annual base salaries;

•	when earned, incentive awards under our annual incentive program; and

•	long-term equity compensation under our 2015 Incentive Plan.

In reviewing annual base salaries and target annual incentive awards for each NEO, the Compensation Committee also reviews each executive’s compensation history with the Company and prior equity awards or grants. The Compensation Committee is guided by its own judgment and those sources of information (including, when deemed appropriate, compensation surveys) that the Compensation Committee considers relevant and the recommendations of its compensation consultant.

The Compensation Committee believes that the prudent use of judgement in determining compensation will generally be in our best interests and those of our stockholders. Accordingly, the Compensation Committee does not rely exclusively upon fixed formulas and, from time to time in exercising its judgement, the Compensation Committee may approve changes in compensation that it considers to be appropriate to award performance or otherwise to provide incentives toward achieving our objectives.

The Compensation Committee also seeks to strike a balance that it considers to be appropriate in its discretion between fixed elements of compensation, such as base salaries, and variable performance-based elements represented by annual incentive awards and long-term equity compensation. As a general matter, the

Compensation Committee believes that our executive officers should have at least one-third of their annual cash compensation opportunity at risk under variable performance-based elements of our incentive compensation program, including in particular our annual incentive program. In most cases, the portion of our NEOs’ cash compensation opportunity that is at risk in any year exceeds that level. See “2019 Incentive Compensation Program” below.

*	2019 Annual Incentive payout was 17.3% of target. See “2019 Incentive Compensation Program” for further details.

**	0% of the target 2019 performance-based equity awards were earned.

+	Compensation component breakdown based on average target compensation for Messrs. Johnson, Koeck and Schultz, and includes Retention Awards granted in December 2019.

Base Salaries

We pay annual salaries to provide executives, including the NEOs, with a base level of monthly compensation for services rendered during the year. Salaries are also designed to help achieve our objectives of attracting and retaining executive talent. Adjustments to base salaries are based on the Company’s market-based job architecture, which takes into consideration the responsibilities of the executives, the Compensation Committee’s evaluation of the market demand for executives with similar capability and experience, and each individual NEO’s progress towards assigned strategic imperatives and concrete personal objectives.

2019 Salaries

The following table shows the 2019 annual base salary amounts for each NEO who continued to serve as a NEO at year end.

Name	2018 Year-End Base Salary ($)	2019 Year-End Base Salary ($)	Aggregate % Increase
Vyomesh I. Joshi	953,000	953,000	n/a
Todd A. Booth	n/a	475,000	n/a
Andrew M. Johnson	346,000	346,000	n/a
Herbert Koeck	505,000	505,000	n/a
Philip C. Schultz	340,000	411,000	20.9

In 2019, the annualized salaries for Messrs. McMullen and McAlea were $515,000 and $401,000, respectively.

In February 2019, the Compensation Committee set Mr. Schultz’s base salary at $374,000 in recognition of his promotion to Executive Vice President. In June, the Compensation Committee approved a merit increase of 10% (to $411,000) in recognition of the expansion of the scope of his role subsequent to the departure of Mr. McAlea.

The Compensation Committee also approved a merit increase of 3.0% for Mr. Johnson (to $356,380) in December 2019. The Compensation Committee maintained 2020 base salaries for all other NEOs at the same levels in effect at the end of 2019.

In connection with other proactive measures being taken in response to the impacts of COVID-19, the Company’s NEOs elected to reduce their 2020 base salaries by 10%. On April 1, 2020, the Compensation Committee approved these reductions, effective immediately and until such time as the Compensation Committee determines reinstatement is appropriate. It is the understanding and intention of the Compensation Committee that this temporary reduction does not and will not reduce a terminated NEO’s potential severance related award.

Annual Incentive Program

Our annual incentive compensation program is designed to provide appropriate incentives to reward performance and motivate our executives, including the NEOs, to attain our strategic objectives.

This program is adopted annually and designed with our strategic objectives in mind. The annual incentive compensation program is designed so that the pool available for payout thereunder is based 100% on the achievement of pre-determined corporate financial objectives. Under the annual incentive compensation program, if the pre-determined corporate financial objectives are achieved and the pool is funded, the allocation of the pool among participants is based on each participant’s progress towards assigned strategic-imperatives and concrete personal objectives. If the pre-determined corporate financial objectives are not achieved, no employees receive awards under our annual incentive compensation program. Even if the pre-determined corporate financial objectives are achieved, our Compensation Committee retains discretion to reduce the funding of the Company-wide annual incentive plan pool or any individual participant’s award.

As an overriding condition, a failure to perform in accordance with our Code of Conduct or Code of Ethics may serve as a basis for a participant in this program not to receive an incentive award. We consider this aspect of our incentive compensation program to be consistent with sound principles of corporate governance.

As part of its goal-setting process, the Compensation Committee establishes current-year target incentive awards for each NEO with the following principles in mind:

•

Targets are used to determine the amount of any annual incentive that a NEO can expect to receive if we achieve our financial objectives for the year in question and such NEO achieves his personal objectives for that year. In setting these target incentive awards, the Compensation Committee considers each NEO’s level of responsibility and the recommendations of our CEO.

•

Target incentive awards are set at levels that are designed to link a substantial portion of each NEO’s total annual compensation opportunity to attaining the corporate objectives and the individual and team objectives established for each NEO for the year in question. In general, at least one-third of each NEO’s annual cash compensation opportunity is at risk. See “—Grants of Plan-Based Awards in 2019” below for a summary of target incentive awards for the NEOs applicable to 2019.

•	No minimum incentive awards are guaranteed to NEOs. The pool for the annual incentive plan is not funded unless the Company achieves certain pre-determined financial objectives.

•	Base target amounts represent the incentive awards that could be awarded assuming achievement of 100% of the pre-determined financial objectives.

•

Maximum amounts represent the maximum amount that may generally be awarded to each NEO under the program for the year in question. Our maximum annual incentive awards were equal to 150% of the target annual incentive awards for each of our NEOs during 2019.

Financial objectives are determined based on our business plan for the year in question. This business plan is developed by management and approved by the Board of Directors. Concrete personal objectives for all NEOs, other than the CEO, are developed through collaboration between each NEO and the CEO. The CEO’s personal objectives are reviewed and approved by the Compensation Committee. The Compensation Committee maintains the ability to adjust performance objectives for extraordinary items and other items as it deems appropriate.

With respect to financial measures, 100% of each NEO’s bonus related to each financial measure would generally be deemed to have been earned if the target for that financial measure is fully achieved.

Each NEO’s performance is measured against his personal objectives, and such performance is used to determine the allocation of the bonus pool if, and only if, the pool is funded by the Company’s achievement of the pre-determined corporate financial objectives.

2019 Incentive Compensation Program

Consistent with the principles discussed above, in February 2019, the Compensation Committee approved an annual incentive program for 2019. The 2019 target incentive awards for each of the participating NEOs were set at 50% of their 2019 annual base salaries, except for Mr. Joshi, whose 2019 target incentive award was set at 100% of his 2019 annual base salary. The 2019 threshold and maximum annual incentive award for all NEOs were set at 50% and 150%, respectively, of the target annual incentive award.

Additionally, the Compensation Committee approved the following performance objectives—selected to reflect the Company’s focus on growth, profitability and cash general—for the funding of the 2019 annual incentive program for participating NEOs:

•	40% of the funding of 2019 annual incentive program bonus pool based on the achievement of an annual revenue budget;

•	40% of the funding of 2019 annual incentive program bonus pool based on the achievement of an annual budgeted level of non-GAAP operating profit; and

•	20% of the funding of 2019 annual incentive program bonus pool based on the achievement of an annual budgeted level of organic cash (defined as cash minus availability under our credit facilities).

For 2019, actual levels of Company performance were measured against threshold, target and maximum pre-determined performance goals, which were set in February 2019 after the completion of our budgeting process and an examination of our underlying markets, customers, strategic initiatives and the general economic outlook for 2019. In March 2020, the Compensation Committee determined that, based on 2019 Company performance, threshold performance levels were not met for revenue or non-GAAP operating profits, however, organic cash performance was 86.3% of target performance for that metric and resulted in a bonus payout of 17.3% of target. The Compensation Committee determined that bonus payout to NEOs under the 2019 annual incentive plan would be in the form of immediately-vested restricted stock in lieu of cash. Amounts paid to each NEO is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 37 below. Prior to the 17.3% of target payout for 2019 performance, the Company had not paid out an annual incentive bonus since 2016.

In February 2020, the Compensation Committee decided to maintain a structure similar to that used in 2019 for the 2020 annual incentive plan; however, the Compensation Committee elected to remove organic cash as a metric for 2020 and return to using two equally weighted metrics: revenue and non-GAAP operating profit. Base target awards for each of the participating NEOs will continue to be equal to 50% of each individual’s 2020 annual base salary, except for the CEO, whose base target award is set at 100% of his 2020 annual base salary (to be prorated, if earned, based on the number of days Mr. Joshi serves as CEO in 2020).

Long-Term Equity Compensation

The Compensation Committee administers our 2015 Incentive Plan. Under that plan, the Compensation Committee is authorized to grant restricted stock awards, restricted stock units, stock options, stock appreciation rights and other awards that are provided for under the 2015 Incentive Plan to such of our employees and employees of our subsidiaries as the Compensation Committee determines to be eligible for awards. Awards granted to a participant are based upon a number of factors, including the recipient’s position, salary and performance, as well as our overall corporate performance.

The 2015 Incentive Plan is intended to provide an effective method of motivating performance from key employees, including our NEOs, and of creating an alignment of interests in participants with the interests of our stockholders. Awards are made under the 2015 Incentive Plan as long-term incentive compensation to NEOs and other key employees when the Compensation Committee believes such awards are appropriate. The Compensation Committee makes awards under the 2015 Incentive Plan both to reward performance and to motivate the recipient’s long-term performance.

2016 Incentive Stock Options and Restricted Stock Awards

In 2016, our Compensation Committee granted stock options and restricted stock awards with share price-based vesting conditions under the 2015 Incentive Plan. The equity awards with share price-based vesting conditions granted to our NEOs in 2016 do not vest until the closing price of our Common Stock on each of the trading days during the immediately prior ninety consecutive calendar days is at least $30 or $40, as applicable, representing a significant increase in market capitalization as compared to the closing price of our Common Stock on the date of grant. In 2020, the Compensation Committee reviewed the terms of these option awards and amended the applicable award agreements to issue a tandem stock appreciate right (SAR) that will permit the Company to elect settlement of these awards, if exercised, in cash or in stock. No other terms of these awards, including the applicable strike price and performance vesting conditions, were changed by this amendment and there was no incremental accounting charge associated with this modification.

Long-Term Equity Compensation Program Development

Historically, the majority of the equity awards made to our executive officers under the 2015 Incentive Plan have been restricted stock awards with time-based vesting conditions. In 2017, in connection with the Compensation Committee’s comprehensive review of the Company’s long-term equity compensation practices, in line with recommendation by the Compensation Committee’s compensation consultant, the Compensation Committee restructured the Company’s long-term equity compensation practices to place a greater percentage of executives’ total compensation at risk and based on pre-determined performance objectives.

Beginning with the 2018 compensation cycle, the Compensation Committee divided long-term equity grants equally between restricted stock awards with time-based vesting conditions and performance share units. The performance share units typically are granted in February of the performance year, upon completion of the budgeting process to support the selection of appropriate performance targets. Performance share unit awards can only be earned by the NEOs upon our achievement of pre-determined levels of revenue and operating income. For the 2018 compensation cycle, the time-vesting restricted stock component of executives’ long-term equity compensation were granted in December 2017 and the performance share units were granted in February 2018 once the budget process was complete. As a result, in the “Summary Compensation Table” on page 37 below, this resulted in half of the executives’ long-term equity compensation being reported in 2017 and the remainder being reported in 2018. In 2019, the Compensation Committee granted both components of long-term equity in early February so that compensation relating to a specific year is clearly reflected in the applicable compensation cycle going forward. The long-term equity target compensation amounts approved for each of our NEOs that received LTI awards in 2018 and 2019 were as follows:

Name	2018 LTI Award at Target(1) ($)	2019 LTI Award at Target(2) ($)	Percentage Increase (%)
Vyomesh I. Joshi	2,000,000	2,250,000	12.5%
Andrew M. Johnson	475,000	650,000	36.8%
Herbert Koeck	600,000	650,000	8.3%
Philip C. Schultz	500,000	700,000	40.0%
John N. McMullen	600,000	900,000	50.0%
Kevin P. McAlea	600,000	650,000	8.3%

(1)

The amounts represent the aggregate target value of the restricted stock and of the performance share unit target amounts approved by the Compensation Committee for the 2018 performance period, of which the restricted stock awards were granted in December 2017 and performance share unit awards were granted in February 2018.

(2)	See “2019 Long-Term Equity Awards” below for further details on the 2019 LTI awards.

Long-Term Equity Features

Restricted stock awards and performance share unit awards issued pursuant to the 2015 Incentive Plan remain subject to forfeiture until the vesting of such shares pursuant to the terms of the applicable award. Stock options made under the 2015 Incentive Plan generally have a 10 year term and an exercise price based on the fair market value of our Common Stock on the date of grant.

Shares of restricted stock, performance share units and stock options issued pursuant to the 2015 Incentive Plan may not be sold, transferred or encumbered by the employee prior to vesting (and exercise in the case of stock options). The compensation associated with these awards is expensed over the vesting period. The shares covered by restricted stock awards are considered outstanding upon issuance following the acceptance of each award for the purpose of calculating diluted earnings per common share, and holders of shares issued pursuant to restricted stock awards are entitled to vote such shares and to receive any dividends declared in respect of our Common Stock. Please see “Proposal 3 – Approval of Amended and Restated 2015 Incentive Plan” at page 52 below for proposed changes to payment of future dividends on unvested restrict stock. Shares covered by performance share units are not considered outstanding until vested and shares covered by stock option awards are not considered outstanding until exercise except, in each case, for the purpose of calculating diluted earnings per common share. The holders of performance share units and stock options are not entitled to vote shares or receive any dividends declared with respect to the shares covered by such awards.

2019 Long-Term Equity Awards

In February 2019, the Compensation Committee made restricted stock and performance share unit awards under the 2015 Incentive Plan to a number of employees, including the NEOs, to reflect the contributions that those individuals have made to our operations and financial condition, to provide motivation toward achieving our future strategic objectives and to further align the interests of those individuals with our stockholders. Restricted stock awards vest ratably over three years beginning on the first anniversary of the date of grant. The performance share units only vest if both performance and service-based criteria are met.

The Compensation Committee approved the following performance objectives—selected to reflect the Company’s focus on growth, profitability and cash general—for the 2019 performance share units for NEOs:

•	50% of earnout based on the achievement of an annual revenue budget; and

•	50% of earnout based on the achievement of an annual budgeted level of non-GAAP operating profit.

Performance vesting criteria include threshold, target and maximum performance goals. For achievement of threshold, target and maximum performance goals, 50%, 100%, and 150% of target performance share units are eligible to vest, subject to service-based vesting criteria. If performance is below threshold, no performance share units vest, and for performance between threshold and target or between target and maximum, vesting is determined on interpolation on a straight-line basis. If earned, the performance share units vest in three equal installments.

In determining 2019 LTI target award amounts, the Compensation Committee considered corporate performance, competitive market data for each individual, the level of the individual’s responsibility, prior compensation and retentive impact of that prior compensation and individual contributions to the Company. The restricted stock awards and target performance share unit awards made to our NEOs in February 2019 were as follows:

Name	Target Performance Share Units (#)	Restricted Stock (#)	Aggregate Fair Market Value of Grants(1) ($)
Vyomesh I. Joshi	82,237	82,237	2,250,004
Andrew M. Johnson	23,757	23,757	649,992
Herbert Koeck	23,757	23,757	649,992
Philip C. Schultz	25,585	25,585	700,006
John N. McMullen	32,895	32,895	900,007
Kevin P. McAlea	23,757	23,757	649,992

(1)

The amounts represent the aggregate grant date fair value of the restricted stock and of the performance share units computed in accordance with ASC Topic 718 and are determined by multiplying the target number of units awarded by the closing price of our Common Stock on the date of grant. Assumptions used in the calculation of these amounts are included in Note 15 – Stock-Based Compensation to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019.

In March 2020, following the finalization of the Company’s 2019 audited financials, the Compensation Committee determined that, based on the Company’s actual 2019 revenue and non-GAAP operating income, threshold performance for the performance share units was not met. Therefore, no performance share units were earned by the NEOs.

In February 2020, the Compensation Committee set 2020 long-term incentive awards for NEOs and the terms of the 2020 performance share units. As in prior years, each NEO was granted his long-term equity award in equal parts (i) time-vesting restricted stock and (ii) performance share units. After discussion with its compensation consultant, the Compensation Committee elected to retain revenue and non-GAAP operating profit as the performance metrics for 2020 performance share units, as these metrics balance the Company’s long-term goals of growth and profitability. Long-term equity awards for 2020 were awarded to current NEOs, other than Mr. Joshi who was not granted long-term equity for 2020 in light of his pending retirement, in equal parts time-vesting restrict stock and performance share units at the following aggregate target amounts:

Name	Target Performance Share Units (#)	Restricted Stock (#)	Target LTI Award Value ($)
Todd A. Booth	37,955	37,955	835,000
Andrew M. Johnson	30,227	30,227	665,000
Herbert Koeck	10,909	10,909	240,000
Philip C. Schultz	33,636	33,636	740,000

2019 Retention Equity Awards

In December 2019, the Compensation Committee engaged its independent compensation consultant, Meridian, to provide the committee with a market perspective for evaluating 2020 pay decisions. Meridian assessed the market competitiveness of current target pay opportunities for each executive, matching each executive to market benchmarks that best approximate each executive’s role, responsibility, structure and reporting relationships. The Compensation Committee reviewed this market data and a number of other factors impacting the retentive value of each executive’s current total compensation, including stock performance and the outlook for realization of the value of prior retention awards, criticality of role and perceived retention risk. The Compensation Committee determined that a one-time grant of time-based vesting restricted stock could be utilized to incentivize and ensure retention of executives to lead the Company in its return to profitability and growth. On December 13, 2019, the Compensation Committee approved the following retention awards for our current NEOs, other than Mr. Joshi:

Name	Target Retention Award Amount ($)	Percentage of Base Salary	Restricted Stock Award Share Amount (#)
Todd A. Booth	190,000	40%	21,517
Andrew M. Johnson	142,552	40%	16,144
Herbert Koeck	202,000	40%	22,876
Philip C. Schultz	308,250	75%	34,909

The restricted stock awards were issued pursuant to the 2015 Incentive Plan, with 50% vesting on the first anniversary, 25% vesting on the second anniversary and 25% vesting on the third anniversary of the date of grant, subject to forfeiture until the vesting of such shares pursuant to the terms of the applicable award.

Employment Agreements and Other Agreements with NEOs

The Company entered into employment agreements with each of our NEOs. Each of these agreements was determined based on negotiations with the applicable NEO and taking into account his background and qualifications and the nature of his position. We believe that these compensation packages are appropriate in light of the intense competition for top executives in our industry and among similarly-situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our NEOs.

Vyomesh I. Joshi

Mr. Joshi’s employment agreement provides for a minimum base annual salary of $925,000 and a minimum target bonus opportunity of 100% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Joshi to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to the employment agreement entered into in connection with his hiring in April 2016, Mr. Joshi was also granted the following equity awards: (1) 150,000 shares of restricted stock that vest in three equal annual installments; (2) 500,000 stock option awards, comprised half of option awards subject to $30 per share price-based vesting conditions and half of option awards subject to $40 per share price-based vesting conditions; and (3) 75,000 shares of restricted stock, 50,000 of which are subject to $30 per share price-based vesting conditions and 25,000 of which shares are subject to $40 per share price-based vesting conditions. Mr. Joshi is not guaranteed any further equity awards under his employment agreement, but is entitled to participate in our equity compensation plans generally available to our executive officers.

Our employment agreement with Mr. Joshi provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Joshi or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Joshi for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 41 below. Mr. Joshi’s employment agreement automatically extended for an additional one-year period in April 2019.

On February 5, 2020, Mr. Joshi announced his intention to retire as President and CEO of the Company effective as of the date that his successor becomes President and Chief Executive Officer of the Company. In connection with his decision to retire, we entered into a transition agreement with Mr. Joshi which provides that he will serve as a non-employee consultant for a period of 12 months following his retirement.

Todd A. Booth

Mr. Booth’s employment agreement provides for a minimum base annual salary of $475,000 and a minimum target bonus opportunity of 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Booth to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to the employment agreement entered into in connection with his hiring in September 2019, Mr. Booth was paid a cash signing bonus of $75,000 that is required to be repaid if his employment is terminated for cause or he elects to leave the Company for any reason other than death, disability or constructive discharge within 12 months of his start date. In addition, Mr. Booth was granted an equity award of 100,000 shares of restricted stock under the 2015 Incentive Plan, which vest in three equal installments in each of the first, second and third anniversaries of the grant date subject to his continued employment with the Company. Mr. Booth is not guaranteed any further equity awards under his employment agreement, but is entitled to participate in our equity compensation plans generally available to our executive officers.

Our employment agreement with Mr. Booth provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Booth or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Booth for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events as described under “Potential Benefits upon Termination or Change of Control” beginning on page 41 below.

Andrew M. Johnson

Mr. Johnson’s employment agreement provides for a minimum base annual salary of $333,000. Mr. Johnson is also entitled to receive cash performance bonuses, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Johnson to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs.

Our employment agreement with Mr. Johnson provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Johnson or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Johnson for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events as described under “Potential Benefits upon Termination or Change of Control” beginning on page 41 below. Mr. Johnson’s employment agreement automatically extended for an additional one-year period in June 2019.

Herbert Koeck

Mr. Koeck’s employment agreement, as supplemented by the terms of his secondment from 3D Systems SA to the Company, provides for a minimum base annual salary of $505,000, such amount being set at a level intended to result in a net zero tax advantage while on secondment, and a minimum target bonus opportunity of 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Koeck to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs.

Our employment agreement with Mr. Koeck remains in effect until terminated by Mr. Koeck or us upon at least three (3) months’ prior written notice. The agreement may also be terminated by us or Mr. Koeck for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events as described under “Potential Benefits upon Termination or Change of Control” beginning on page 41 below. Pursuant to the terms of our second letter of secondment with Mr. Koeck, entered into on January 14, 2020, he has the right to repatriate with his family to his home location at the end of his secondment unless he voluntarily resigns from the Company or is terminated for cause. Mr. Koeck’s secondment will continue until terminated by us for any reason at any time upon sixty (60) days prior written notice.

Philip C. Schultz

Mr. Schultz’s employment agreement provides for a minimum base annual salary of $330,000. Mr. Schultz is also entitled to receive cash performance bonuses, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Schultz to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs.

Our employment agreement with Mr. Schultz provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Schultz or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Schultz for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events as described under “Potential Benefits upon Termination or Change of Control” beginning on page 41 below. Mr. Schultz’s employment agreement automatically extended for an additional one-year period in August 2019.

John N. McMullen

Mr. McMullen retired from the Company effective September 17, 2019. Prior to announcing his intention to retire, his terms of employment were governed by an employment agreement entered into in connection with his hiring in July 2016 that provided for (a) a minimum base annual salary of $500,000; (b) a minimum target bonus opportunity of 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee; (c) certain new hire equity awards; and (d) the right to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs.

On March 13, 2019, Mr. McMullen notified us of his intention to retire effective December 31, 2019 or, if earlier, the date on which his successor was hired. In connection with his decision to retire, we entered into a transition agreement with Mr. McMullen which provided for (i) the continuation of his then-current annual base salary of $515,000 for such period that he continued as Executive Vice President and Chief Financial Officer; (ii) eligibility for an annual incentive award for 2019 in an amount of up to 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee; (iii) service as a non-employee consultant to the Company for a period of 12 months following the effective date of his retirement, during which time he would receive a consulting fee of $515,000 (paid monthly over 12 months); and (iv) continued vesting of certain restricted stock awards pursuant to the terms of each individual award for the duration of the term of the transition agreement.

Kevin McAlea

In connection with Mr. McAlea’s departure from the Company, he received the following benefits in exchange for an executed severance and release agreement: (i) severance pay of $401,000 (representing one year’s base salary, to be paid in twelve equal installments); (ii) additional severance pay of up to $200,500 (representing six month’s base salary, to be paid in six equal installments following the final severance payment, subject to certain conditions); (iii) payment of the portion of any COBRA premiums for up to 18 months that Mr. McAlea would receive if he were still employed by the Company; (iv) accelerated vesting of 25,018 shares of restricted stock and restricted stock units held by him pursuant to the Company’s 2015 Incentive Plan; and (v) the right to acquire the first tranche (7,919 shares) of the 2019 performance share units granted in February 2019, based solely on the determination of the Compensation Committee as to the percentage of shares earned based on 2019 financial results. All remaining unvested stock options, restricted stock and performance share units were cancelled.

Change of Control Severance Policy

On February 22, 2018, the Compensation Committee adopted the Company’s Change of Control Severance Policy (the “COC Severance Policy”). The COC Severance Policy is intended to provide eligible officers with reasonable financial security in their employment and position with the Company, without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change of control. The COC Severance Policy applies to our Chief Executive Officer and all Executive Vice Presidents and Senior Vice Presidents (each, a “Participant”), which includes all of our NEOs. For a more detailed discussion of the benefits payable to our NEOs under the COC Severance Policy, see “Potential Benefits upon Termination or Change of Control” beginning on page 41 below.

Other Compensation Matters

Benefits and Perquisites

We provide our employees, including the NEOs, with a benefit program that we believe is reasonable, competitive and consistent with the objectives of our compensation program. As a matter of policy, the Compensation Committee does not award personal benefits or perquisites to our NEOs that are unrelated to our business. However, under certain circumstances discussed below, the Compensation Committee has approved certain personal benefits or perquisites that are either provided to a NEO by contract or that it deemed to be in our interests in order to induce executives to commence or maintain employment with us. Those amounts are reported in the Summary Compensation Table.

Our executives, including the NEOs, are eligible to participate in employee benefit programs that we provide to our employees generally, which include a group insurance program providing group health, dental, vision, life and long-term disability insurance. Other benefits include a Section 401(k) plan, health savings accounts, flexible spending accounts for health and dependent care expenses, sick leave, holiday time and vacation time.

Accounting and Tax Considerations

The Compensation Committee generally considers the financial accounting implications of stock awards and other compensation to the Company’s executive officers in evaluating and establishing the Company’s compensation policies and practices. The Compensation Committee believes that in establishing incentive compensation programs for our NEOs, the potential deductibility of the compensation payable should be one of several factors taken into consideration. Therefore, while the Compensation Committee considers tax deductibility in making executive compensation program decisions, the Compensation Committee’s primary consideration is whether the executive compensation programs align the interests of our executives with those of our stockholders.

Stock Performance

While we generally consider matters such as stock performance and total return to our stockholders in making compensation decisions, we do not consider them as controlling factors in making compensation decisions. Short-term movements in our stock price and total return to stockholders as reflected in the performance of our stock price are subject to factors, including factors affecting the securities markets generally, which are unrelated to our performance.

Our priorities and the priorities of our management are centered on achieving our strategic objectives, meeting customer needs, new product development, increasing cash generation, identifying, completing and successfully integrating strategic investments, and promoting operational excellence and innovation. The pursuit of such longer range objectives is not necessarily consistent with producing short-term results to increase our stock price or stockholder return, but we believe that pursuing these longer range objectives should result in performance that is more likely to maximize total return to our stockholders over time.

Since our executive compensation is based upon factors relating to our growth and profitability and the performance of our business as well as the contributions of each of our executives to achieving our objectives, we believe that we have provided appropriate incentives to align management’s interests with our long-term growth and development and the interests of our stockholders. We also believe that there are many ways in which our executives contribute to building a successful company. While our financial statements and stock price reflect the results of some of those efforts, many long-term strategic decisions made in pursuing our growth and development may have little visible impact on our stock price in the short-term.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the section titled “Compensation Discussion and Analysis.” Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such section be included in this Proxy Statement.

Compensation Committee:

      Kevin S. Moore, Chair

      William E. Curran

      William D. Humes

      Jim D. Kever

Summary Compensation Table

The following table presents information regarding the compensation of each of the NEOs for services rendered during fiscal 2019, 2018 and 2017.

Name and Principal Position(1)	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)

Vyomesh I. Joshi	2019	953,000	—	2,250,004	—	164,821	4,397	3,372,223
President and Chief Executive	2018	953,000	—	1,165,346	—	—	4,269	2,122,615
Officer	2017	925,000	—	1,000,008	—	—	8,100	1,933,108

Todd A. Booth	2019	135,192	75,000	881,995	—	13,695	0	1,105,882
Executive Vice President and Chief Financial Officer

Andrew M. Johnson	2019	346,000	—	792,543	—	30,820	75,401	1,244,764
Executive Vice President, Chief	2018	346,000	—	276,768	—	—	78,677	701,445
Legal Officer and Secretary	2017	333,000	—	237,500	—	—	42,493	612,993

Herbert Koeck	2019	528,203	—	851,987	—	43,676	19,309	1,443,174
Executive Vice President, Global Go-To-Market

Philip C. Schultz	2019	392,486	—	1,108,248	—	35,547	7,000	1,543,281
Executive Vice President, Operations

John N. McMullen	2019	392,192	—	900,007	—	31,554	207,266	1,531,020
Former Executive Vice President	2018	515,000	—	349,606	—	—	4,125	868,731
and Chief Financial Officer	2017	500,000	—	300,004	—	—	7,964	807,968

Kevin P. McAlea	2019	188,161	—	937,744	—	—	300,442	1,426,346
Former Executive Vice President	2018	401,000	—	349,606	—	—	7,234	757,840
and General Manager, Metals & Healthcare	2017	389,000	—	300,004	—	—	8,100	697,104

(1)

This column includes the name and principal position of each NEO during the fiscal year ended December 31, 2019. Mr. McMullen’s employment with the Company ended on September 17, 2019. Mr. McAlea’s employment with the Company ended on May 31, 2019. On February 5, 2020, Mr. Joshi notified the Board of his intention to retire as President and CEO of the Company effective as of the date that his successor becomes President and CEO of the Company.

(2)	The amounts in the salary column represent the salary paid to each NEO with respect to each year during which they were a NEO.

(3)

The amount reported in this column for Mr. Booth in 2019 represents a sign-on bonus awarded to him upon his appointment as Executive Vice President and Chief Financial Officer, effective September 3, 2019.

(4)

The amounts reported in this column for 2019 represent the aggregate grant date fair value computed in accordance with ASC Topic 718 of restricted stock awards and performance share unit awards granted in fiscal year 2019, of which none were determined earned based on actual 2019 financial results on March 2, 2020. The amount for Mr. McAlea also includes the incremental fair value of the acceleration of 25,118 shares of restricted stock and restricted stock units, as well as the acceleration of 7,919 performance share units that were subject to performance conditions of which none were determined earned based on actual 2019 financial results. The value of the restricted stock awards is determined by multiplying the number of shares awarded by the closing price of our Common Stock on the date of grant. With respect to performance share unit awards granted in fiscal year 2019, the highest level of performance conditions would have resulted in achievement of 150% of the target amounts. These amounts for each NEOs would have been as follows: Mr. Joshi, $1,687,496; Mr. Johnson, $487,487; Mr. Koeck, $487,487; Mr. Schultz, $530,606;

Mr. McMullen, $674,999; and Mr. McAlea, $487,487. See “2019 Performance Equity Awards” above. Assumptions used in the calculation of these amounts are included in “Note 15 – Stock-Based Compensation” to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(5)

The amounts in this column represent the amounts awarded to each NEO under the Company’s annual incentive compensation program for 2019, which amounts were paid in immediately-vested shares of restricted stock in lieu of cash as follows: Mr. Joshi (17,295 shares), Mr. Booth (1,437 shares), Mr. Johnson (3,234), Mr. Koeck (4,583 shares), Mr. Schultz (3,730 shares) and Mr. McMullen (3,311 shares).

(6)

The amounts represent matching contributions made by the Company in accordance with the terms of the Company’s 401(k) Plan for all NEOs except Messrs. Booth and Koeck. Additional amounts included in the “All other Compensation” column for 2019 include: (a) for Mr. Johnson, payment of $67,001 in tuition and travel reimbursements related to his pursuit of an executive MBA, (b) for Mr. Koeck, $15,084 in relocation benefit payments and $4,225 for tax advice and preparation, (c) for Mr. McMullen, $203,066 in consulting fees pursuant to the terms of his transition agreement and $60,946 in payment for vacation time accrued but unused at the time of his retirement, and (d) for Mr. McAlea, severance payments of $294,195. Amounts paid to Messrs. McMullen and McAlea were made pursuant to the terms of their individual severance agreements described in great detail under “Employment Agreements and Other Agreements with NEOs” above.

Grants of Plan-Based Awards in 2019

The following table sets forth information with respect to plan-based awards granted in 2019. The threshold, base target and maximum amounts represent the incentive awards and the performance share unit awards that could have been awarded assuming achievement of the pre-determined financial and/or individual performance objectives for 2019. Annual incentive awards payouts earned by the NEOs with respect to 2019 performance was equal to 17.3% of target, which amounts were prorated for Messrs. Booth and McMullen based on the number of days of active employment with the Company in 2019. See “2019 Incentive Compensation Program” above. In March 2020, following the finalization of the Company’s 2019 audited financial statements, the Compensation Committee determined that, based on the Company’s 2019 revenue and operating income, no performance share units were earned by our NEOs. See “2019 Performance Equity Awards” above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Units(2) (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
			Threshold ($)	Base Target ($)	Maximum ($)	Threshold (#)	Base Target (#)	Maximum (#)
Vyomesh I. Joshi	2019 Incentive Bonus Plan	02/04/19	476,500	953,000	1,429,500
	Performance Share Units and RSAs	02/15/19				41,118	82,237	123,355	82,237	2,250,004
Todd A. Booth	2019 Incentive Bonus Plan (4)	09/03/19	118,750	237,500	356,250
	RSAs	09/03/19							100,000	692,000
	RSAs	12/13/19							21,517	189,995
Andrew M. Johnson	2019 Incentive Bonus Plan	02/04/19	89,095	178,190	267,285
	Performance Share Units and RSAs	02/15/19				11,878	23,757	35,635	23,757	649,992
	RSAs	12/13/19							16,144	142,551
Herbert Koeck	2019 Incentive Bonus Plan	02/04/19	126,250	252,500	378,750
	Performance Share Units and RSAs	02/15/19				11,878	23,757	35,635	23,757	649,992
	RSAs	12/13/19							22,876	201,995
Philip C. Schultz	2019 Incentive Bonus Plan	02/04/19	102,750	205,500	308,250
	Performance Share Units and RSAs	02/15/19				12,792	25,585	38,377	25,585	700,006
	RSAs	06/13/19							12,165	99,996
	RSAs	12/13/19							34,909	308,246
John N. McMullen	2019 Incentive Bonus Plan (3)	02/04/19	128,750	257,500	386,250
	Performance Share Units and RSAs (3)	02/15/19				16,447	32,895	49,342	32,895	900,007
Kevin P. McAlea	2019 Incentive Bonus Plan (3)	02/04/19	100,250	200,500	300,750
	Performance Share Units and RSAs (3)	02/15/19				11,878	23,757	35,635	23,757	649,992

(1)

The amounts in these columns represent performance share units (“PSUs”) that vest based on achievement of certain 2019 performance measures in three equal installments on March 1 of 2020, 2021 and 2022. As previously noted, it was determined on March 2, 2020 that no performance share units were earned.

(2)

The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the aggregate grant date fair value computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 15 – Stock-Based Compensation to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)

The amounts payable under the 2019 Incentive Bonus Plan for Messrs. Booth, McMullen and McAlea were subject to proration based on the number of days of the year that each individual was an active employee of the Company.

(4)

The amounts payable under the 2019 Incentive Bonus Plan for Messrs. Booth, McMullen and McAlea were subject to proration based on the number of days of the year that each individual was an active employee of the Company.

Outstanding Equity Awards at Year-End 2019

The following table presents information with respect to equity awards made to each of NEOs that were outstanding on December 31, 2019.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Vyomesh I. Joshi	04/01/16	—	500,000	15.12	04/01/26	—		—	—		—
	04/01/16	—	—	—	—	—		—	75,000	(3)	656,250
	12/04/17	—	—	—	—	38,008	(5)	332,570	—		—
	02/15/18	—	—	—	—	31,357	(6)	274,374	—		—
	02/15/19	—	—	—	—	82,237	(7)	719,574	—		—
	02/15/19	—	—	—	—	—		—	82,237	(4)	719,574
Todd A. Booth	09/03/19	—	—	—	—	100,000	(7)	875,000	—		—
	12/13/19	—	—	—	—	21,517	(7)	188,274	—		—
Andrew M. Johnson	07/26/16	—	160,000	13.25	07/26/26	—		—	—		—
	07/26/16	—	—	—	—	—		—	40,000	(3)	350,000
	12/04/17	—	—	—	—	9,027	(5)	78,986	—		—
	02/15/18	—	—	—	—	7,447	(6)	65,161	—		—
	02/15/19	—	—	—	—	23,757	(7)	207,874	—		—
	02/15/19	—	—	—	—	—		—	23,757	(4)	207,874
	12/13/19	—	—	—	—	16,144	(7)	141,260	—		—
Herbert Koeck	09/06/16	—	140,000	15.75	09/26/26	—		—	—		—
	09/06/16	—	—	—	—	—		—	30,000	(3)	262,500
	12/04/17	—	—	—	—	11,402	(5)	99,768	—		—
	02/15/18	—	—	—	—	9,407	(6)	82,311	—		—
	02/15/19	—	—	—	—	23,757	(7)	207,874	—		—
	02/15/19	—	—	—	—				23,757	(4)	207,874
	12/13/19	—	—	—	—	22,876	(7)	200,165	—		—
Philip C. Schultz	09/06/16	—	100,000	15.75	09/26/26	—		—	—		—
	09/06/16	—	—	—	—	—		—	20,000	(3)	175,000
	12/04/17	—	—	—	—	9,501	(5)	83,134	—		—
	02/15/18	—	—	—	—	7,839	(6)	68,591	—		—
	02/15/19	—	—	—	—	25,585	(7)	223,869	—		—
	02/15/19	—	—	—	—	—		—	25,585	(4)	223,869
	06/13/19	—	—	—	—	12,165	(7)	106,444	—		—
	12/13/19	—	—	—	—	34,909	(7)	305,454	—		—
John N. McMullen	12/04/17	—	—	—	—	11,402	(5)	99,768	—		—
	02/15/18	—	—	—	—	9,407	(6)	82,311	—		—
	02/15/19	—	—	—	—	32,895	(7)	287,831	—		—
	02/15/19	—	—	—	—				32,895	(4)	287,831
Kevin P. McAlea		—	—	—	—	—		—	—		—

(1)	Option awards in this column vest upon the satisfaction of certain share price performance conditions.

(2)	Value calculated based on the $8.75 closing price of our stock on December 31, 2019.

(3)	Restricted stock awards that vest upon the satisfaction of certain share price and financial performance conditions.

(4)

Amount represents the number of performance-based restricted stock unit awards granted on February 15, 2019 based on achievement of target performance. On March 4, 2020, the Compensation Committee determined that, based on the results of the Company’s 2019 financial results, threshold performance levels were not met and no shares were earned under the terms of these awards.

(5)	These restricted stock awards were granted on December 4, 2017 and vest in full on August 15, 2020.

(6)

These restricted stock unit awards were granted on March 1, 2019 pursuant to the terms of the 2018 performance-based restricted stock unit awards granted on February 15, 2018, under which 41% of the target performance share units were earned by each NEO, and vest in equal installments on March 1 of 2020 and 2021.

(7)	Awards vest in equal installments over a three-period on the first, second and third anniversaries of the grant date.

Option Exercises and Stock Vested in 2019

No options were exercised by our NEOs in 2019. Shares of restricted Common Stock and RSUs held by the NEOs vested as follows during 2019:

	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Vyomesh I. Joshi	103,688	986,802

Todd A. Booth	—	—

Andrew M. Johnson	29,417	255,497

Herbert Koeck	32,773	255,791

Philip C. Schultz	25,089	196,628

John N. McMullen.	41,110	359,083

Kevin P. McAlea	29,822	260,311

(1)	Amounts reflect the aggregate market value of our Common Stock based on the closing price of our Common Stock on the applicable vesting date.

Potential Benefits upon Termination or Change of Control

Joshi Employment Agreement

Under his employment agreement, Mr. Joshi would, upon termination by the Company without “cause” or resignation for “constructive discharge” (in each case as defined in his agreement), become entitled to receive the following:

•	An amount equal to 150% of his base salary, payable in 18 equal monthly installments;

•	Any accrued but unpaid base salary as of the termination date;

•	Any accrued but unused vacation time;

•	Any accrued but unpaid performance bonus as of the termination date, on the same terms and at the same times as would have applied had the NEO’s employment not terminated; and

•

If the NEO elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage such that the NEO’s contributions to such plans will remain the same as if the NEO were employed by the Company until the earliest of: (1) 18 months from the termination date or (2) the date the NEO is no longer eligible for COBRA coverage.

In the event of termination by the Company without “cause” or resignation for “constructive discharge” within 180 days before or two years after a “change of control” (as defined in his employment agreement), Mr. Joshi is entitled to receive a lump sum cash payment equal to: (i) two times the sum of his base salary and target annual bonus, (ii) a pro rata portion of his target annual bonus for the fiscal year in which the termination occurs, and (iii) the difference between the monthly COBRA rate and the active employee premium rate for the applicable group health coverage (i.e., medical, dental and vision) for 24 months.

Booth, Johnson, Koeck and Schultz Employment Agreements

Under their employment agreements, Messrs. Booth, Johnson, Koeck and Schultz would, upon termination by the Company without “cause” or resignation for “constructive discharge” (in each case as defined in their respective agreements), become entitled to receive the following:

•	An amount equal to the NEO’s base salary, payable in 12 equal monthly installments;

•	Any accrued but unpaid base salary as of the termination date;

•	Any accrued but unpaid performance bonus as of the termination date, on the same terms and at the same times as would have applied had the NEO’s employment not terminated; and

•

If the NEO elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage such that the NEO’s contributions to such plans will remain the same as if the NEO were employed by the Company until the earliest of: (1) 12 months from the termination date; or (2) the date the NEO is no longer eligible for COBRA coverage.

See “Change of Control Severance Policy” below for a description of payments to be received by these NEOs upon a termination in connection with a change of control.

McMullen Transition Agreement

The Company and Mr. McMullen are parties to a transition agreement pursuant to which Mr. McMullen became entitled to the following payments upon his retirement from the Company, effective September 17, 2019:

2019 annual incentive program bonus (1)	$31,554
Consulting fees (2)	$515,000

(1)	Amount determined by the Compensation Committee based on 2019 results, prorated through his retirement date.

(2)	Consulting fee to be paid under transition agreement after retirement (paid monthly over 12 months).

In addition, certain restricted stock awards and performance share units issued under the 2015 Incentive Plan will continue to vest pursuant to the terms of each individual award for the duration of the term of the transition agreement

McAlea Severance Agreement

The Company and Mr. McAlea are parties to a severance agreement pursuant to which Mr. McAlea became entitled to the following severance payments upon his departure from the Company, effective May 31, 2019:

Severance pay (1)	$401,000
Additional severance (2)	$200,500
COBRA premium benefits (3)	$22,770

(1)	Amount represents one year’s base salary, to be paid in twelve equal installments.

(2)	Amount represents six month’s base salary, to be paid in six equal installments following the final severance payment, subject to certain conditions.

(3)	Assumes monthly payment of $1,265 for the full 18 months offered.

In addition, the Company agreed to accelerate the vesting of a prorated portion of all outstanding, but unvested, restricted stock awards and performance share units issued under the 2015 Incentive Plan that would have otherwise been forfeited upon Mr. McAlea’s departure. Mr. McAlea was eligible to receive up to 7,919 shares under the 2019 performance share units; however, the Compensation Committee determined that 0% of all 2019 granted were earned based on 2019 performance as discussed above in “2019 Performance Equity Awards.” In addition, 25,018 shares of restricted stock and 2018 performance share units were accelerated as of Mr. McAlea’s departure date.

Change of Control Severance Policy

On February 22, 2018, the Compensation Committee adopted the Company’s the COC Severance Policy. The COC Severance Policy is intended to provide eligible officers with reasonable financial security in their employment and position with the Company, without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change of control. The COC Severance Policy applies to our Chief Executive Officer and all Executive Vice Presidents and Senior Vice Presidents (each, a “Participant”), which includes all of our NEOs.

A Participant is entitled to benefits under the COC Severance Policy in the event of a termination of the Participant’s employment by the Company without “Cause” or by the Participant for “Constructive Discharge” either (a) on or before the second anniversary of the date of a “Change of Control” (as such terms are defined in the COC Severance Policy) or (b) in certain circumstances, within six months prior to the date that the Change of Control occurs (a “Qualifying Termination”). The COC Severance policy does not change the terms of any plans or arrangements that may provide for severance benefits in case of a termination of employment not in connection with a Change of Control. The COC Severance Plan also includes provisions intended to avoid duplication of benefits with the severance benefits that otherwise may be payable under any other plan or arrangement upon a Qualifying Termination.

In the event of a Qualifying Termination, a Participant will receive a lump sum cash payment equal to: (i) a multiple (which is 2.0 for our Chief Executive Officer and 1.5 for all other Participants) times the sum of the Participant’s base salary and target annual bonus, (ii) a pro rata portion of the Participant’s target annual bonus for the fiscal year in which the termination occurs, and (iii) the difference between the monthly COBRA rate and the active employee premium rate for the applicable group health coverage (i.e., medical, dental and vision) as elected by the Participant (for the Participant and his or her eligible dependents) at the time of the Qualifying Termination multiplied by a number of months equal to 24 for our Chief Executive Officer and 18 for each other Participant. A Participant’s right to receive this payment and benefits is subject to his or her execution of a general release of claims against the Company.

In addition, the COC Severance Policy provides that all outstanding performance-based equity awards granted after the effective date of the COC Severance Policy shall be converted in their entirety to timed-based equity awards upon the occurrence of a Change of Control based on the assumption that the performance goals are achieved at target. The vesting of performance-based equity awards that are converted to time-based equity awards shall occur upon the same vesting schedule upon which the former performance metrics would have been measured and shall vest in full upon a Qualifying Termination. Additionally, if a Participant incurs a Qualifying Termination, all outstanding time-based awards equity awards, including converted performance-based equity awards that are held by a Participant and were granted after the effective date of the COC Severance Policy shall become fully vested and all forfeiture restrictions shall lapse.

The following table reflects the amount of compensation that would be paid to each of our NEOs in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of December 31, 2019 and include estimates of the amounts that would be paid to each executive officer upon such NEO’s termination. The table only includes additional benefits that result from the termination and does not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. None of our NEOs is entitled to any additional benefits in connection with a Change of Control without a related termination of employment. Amounts actually paid to Mr. McMullen pursuant to his transition agreement upon departure from the Company are disclosed in the “Summary Compensation Table” on page 37 above.

Name	Termination Scenario	Cash Severance ($)	Health/ Welfare Benefits ($)	Equity Awards ($)	Cash Bonus Under Annual Incentive Plan ($)	Total ($)
Vyomesh I. Joshi	Voluntary/For Cause	—	—	—	—	—
	Death/Disability	—	—	—	—	—
	Without Cause/Constructive Discharge	1,429,500	1,658	—	164,826	1,595,980
	In Connection with Change of Control(1)	3,812,000	2,211	—	164,826	3,979,032
Todd A. Booth	Voluntary/For Cause	—	—	—	—	—
	Death/Disability	—	—	—	—	—
	Without Cause/Constructive Discharge	475,000	17,796	—	13,695	506,491
	In Connection with Change of Control(1)	1,068,750	26,694	—	13,695	1,109,139
Andrew M. Johnson	Voluntary/For Cause	—	—	—	—	—
	Death/Disability	—	—	—	—	—
	Without Cause/Constructive Discharge	346,000	21,885	—	30,820	398,704
	In Connection with Change of Control(1)	786,285	32,827	—	30,820	849,932
Herbert Koeck	Voluntary/For Cause	—	—	—	—	—
	Death/Disability	—	—	—	—	—
	Without Cause/Constructive Discharge	505,000	—	—	43,676	548,676
	In Connection with Change of Control(1)	1,136,250	—	—	43,676	1,179,926
Philip C. Schultz	Voluntary/For Cause	—	—	—	—	—
	Death/Disability	—	—	—	—	—
	Without Cause/Constructive Discharge	411,000	21,884	—	35,547	468,431
	In Connection with Change of Control(1)	924,750	32,827	—	35,547	993,124
Kevin P. McAlea	Voluntary/For Cause	—	—	—	—	—
	Death/Disability	—	—	—	—	—
	Without Cause/Constructive Discharge	604,500	22,770	287,752	—	912,022
	In Connection with Change of Control(1)	—	—	—	—	—

(1)

The amounts in this row are payable in the event of termination by the Company without cause or resignation for “constructive discharge” within six months prior to or two years after a “change of control.” Certain amounts are duplicative of amounts payable in the event of termination by the Company without cause or resignation for “constructive discharge” not in connection with a change of control.

CEO Pay Ratio

As required by applicable SEC rules, we must annually disclose the annual total compensation of our median employee (excluding the CEO), the annual total compensation of our CEO, and the ratio of the CEO compensation to the median employee compensation.

For calendar 2019, our last completed fiscal year:

•	the annual total compensation of our CEO, Vyomesh Joshi, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $3,372,223; and

•	the annual total compensation of our median employee (excluding our CEO) was $58,608.

Based on this information, for 2019, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 58 to 1.

As permitted by SEC rules, we have elected to use the same median employee in determining our 2019 CEO pay ratio calculation as was used in determining our 2017 and 2018 CEO pay ratio calculation. We believe that using the same median employee does not significantly affect our pay ratio disclosure because there have been no significant changes to our employee population or our employee compensation arrangements in 2019.

We identified our median employee in 2017 using a multistep process:

1.

We determined that, as of December 31, 2017, our active, global employee population consisted of approximately 2,923 individuals. This population consisted of our full-time, part-time and temporary employees employed with us as of that date.

2.

To identify the median employee from our employee population, we used actual base salaries or wages paid, any overtime or commissions paid and any cash bonuses paid during 2017. For permanent employees who did not work the entire 12-month period, we annualized the amounts actually paid with the exception of cash bonuses, which were not annualized.

3.

For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for the 2019 fiscal year in accordance with the requirements of Item 402(c)(2)(x), which are the same requirements we used to determine the annual total compensation of our CEO.

4.	For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement on page 37.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and any person owning 10 percent or more of the outstanding shares of our Common Stock to file reports with SEC to report their beneficial ownership of and transactions in our securities and to furnish us with copies of those reports. Based upon a review of those reports submitted to us, Mr. Joshi filed one late Form 4 with respect to shares of our Common Stock that were withheld to satisfy tax withholding obligations with respect to restricted stock awards that vested on April 1, 2019 and Mr. Schultz filed one late Form 4 with respect to an award of restricted stock granted on June 13, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth (a) as of the date indicated in the applicable Schedule 13D or 13G with respect to each person identified as having filed a Schedule 13D or 13G and (b) as of March 20, 2019 with respect to the other persons listed in the table, the number of outstanding shares of Common Stock beneficially owned:

•	by each person known to us to be the beneficial owner of more than five percent of our Common Stock;

•	by each current director and nominee for director and each of our NEOs; and

•	by all of our directors and executive officers as a group.

Except as otherwise indicated in the footnotes to the table, and subject to any applicable community property laws, each person has the sole voting and investment power with respect to the shares beneficially owned. The address of each person listed is in care of 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, unless otherwise noted.

	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares		Percentage Ownership
BlackRock, Inc.	19,508,356	(2)	16.4%
55 East 52nd Street New York, New York 10055

The Vanguard Group.	12,103,437	(3)	10.2%
100 Vanguard Blvd. Malvern, PA 19355

Invesco Ltd.	8,583,529	(4)	7.2%
1555 Peachtree St. NE, Site 1800 Atlanta, GA 30309

Malissia Clinton	13,879		*

William E. Curran	78,178		*

Thomas W. Erickson	92,969		*

Charles W. Hull	510,321	(5)	*

William D. Humes	37,357		*

Vyomesh I. Joshi	332,297	(6)	*

Jim D. Kever	437,114	(7)	*

Charles G. McClure, Jr.	25,639		*

Kevin S. Moore	1,541,608	(8)	1.3%

John J. Tracy	24,233		*

Jeffrey Wadsworth	25,639		*

Andrew M. Johnson	234,968	(9)	*

Herbert Koeck	119,141	(10)	*

Philip C. Schultz	131,251	(11)	*

Kevin P. McAlea	213,031		*

John N. McMullen	110,424		*

All directors and current executive officers as a group (17 persons)	3,992,283		3.4%

*	Less than one percent

(1)

Percentage ownership is based on the number of shares of Common Stock outstanding and entitled to vote as of March 20, 2020, the record date for the Annual Meeting. Common Stock numbers include, with respect to the stockholder in question, Common Stock which the stockholder could acquire within 60 days of the record date.

(2)	BlackRock, Inc. filed an Amended Schedule 13G on February 4, 2020 indicating that it has sole voting power over 19,253,478 of these shares and sole dispositive power over 19,508,356 of these shares.

(3)

The Vanguard Group, filed an Amended Schedule 13G on February 12, 2020 indicating that it has sole voting power over 110,990 of these shares, shared voting power over 28,982 of these shares, sole dispositive power over 11,978,020 of these shares and shared dispositive power over 125,417 of these shares.

(4)	Invesco Ltd., filed a Schedule 13G on February 13, 2020 indicating that it has sole voting and dispositive power over all 8,583,529 shares.

(5)

Consists of (a) 56,740 shares of Common Stock that Mr. Hull holds directly, (b) 389,805 shares of Common Stock held in the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust for which Mr. and Mrs. Hull serve as trustees, and (c) 63,776 shares of restricted stock subject to time-based vesting conditions. Excludes 40,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price, 27,045 performance share units which only vest upon the achievement of certain company 2020 financial performance targets, and 3,135 restricted stock units vesting in 2021. Also excludes 160,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

(6)

Consists of (a) 84,863 shares of Common Stock that Mr. Joshi holds directly, (b) 154,602 shares of Common Stock held in the 2001 Joshi Living Trust u/a/d/ 12/7/2001 in which Vyomesh I. Joshi and Uma V. Joshi serve as trustees, and (c) 92,832 shares of restricted stock subject to time-based vesting conditions. Excludes 75,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price and 15,678 restricted stock units vesting in 2021. Also excludes 500,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

(7)

Consists of (a) 338,441 shares of Common Stock that Mr. Kever holds directly, and (b) 98,673 shares of Common Stock held by an irrevocable trust for the benefit of Mr. Kever’s minor children. Mr. Kever disclaims beneficial ownership of the shares and other securities held by that trust except to the extent of his pecuniary interest in them.

(8)

Consists of (a) 2,734 shares of Common Stock that Mr. Moore owns directly, (b) 112,484 shares of Common Stock held in the name of Kevin S. Moore, Trustee, The Kevin Scott Moore 2011 Revocable Living Trust dated September 13, 2011, and (c) the 1,426,390 shares beneficially owned by The Clark Estates, Inc., with respect to which Mr. Moore disclaims beneficial ownership as well as any pecuniary interest.

(9)

Consists of (a) 163,732 shares of Common Stock that Mr. Johnson holds directly, and (b) 71,236 shares of restricted stock subject to time-based vesting conditions. Excludes 40,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price, 30,227 performance share units which only vest upon the achievement of certain company 2020 financial performance targets, and 3,723 restricted stock units vesting in 2021. Also excludes 160,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

(10)

Consists of (a) 69,518 shares of Common Stock that Mr. Koeck holds directly, and (b) 49,623 shares of restricted stock subject to time-based vesting conditions. Excludes 30,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price, 10,909 performance share units which only vest upon the achievement of certain company 2020 financial performance targets, and 16,105 restricted stock units vesting more than 60 days from the Record Date. Also excludes 140,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

(11)

Consists of (a) 23,984 shares of Common Stock that Mr. Schultz holds directly, and (b) 107,267 shares of restricted stock subject to time-based vesting conditions. Excludes 20,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price, 33,363 performance share units which only vest upon the achievement of certain company 2020 financial performance targets, and 3,919 restricted stock units vesting in 2021. Also excludes 100,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

PROPOSAL TWO

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement, including the section entitled “Compensation Discussion and Analysis,” the compensation tables and the related narrative discussion. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.

As described in detail under the heading “Compensation Discussion and Analysis” above, we design our executive compensation program, and we pay executive compensation, in order to, among other things, attract, motivate, and retain the key executives who drive our success and industry leadership. Compensation that reflects performance and alignment of that compensation with the interests of long-term stockholders are key principles that underlie our compensation program design. Please read the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis” section, for additional details about our executive compensation program, including information about the fiscal year 2019 compensation of our named executive officers.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The Compensation Committee and our Board value the views of our stockholders, and will carefully review and consider the voting results for this proposal when evaluating our executive compensation program and making executive compensation decisions.

Our stockholders approved an annual Say-on-Pay frequency at our 2017 Annual Meeting and, as a result, our Board has adopted a policy to hold annual Say-on-Pay votes until the next vote on the frequency of Say-on-Pay votes at the 2023 Annual Meeting, or until our Board determines to hold Say-on-Pay votes at a different frequency.

The Board of Directors unanimously recommends you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL THREE

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2015 INCENTIVE PLAN

Overview

We currently maintain the 2015 Incentive Plan, which was adopted by the Board of Directors on March 11, 2015, and approved by stockholders at our 2015 Annual Meeting, on May 19, 2015, and subsequently amended and restated (as amended and restated, the “2015 Incentive Plan”).

We are asking stockholders to approve an amendment and restatement of the 2015 Incentive Plan (the “Amendment and Restatement”) that would (i) add 4,860,000 new shares of our Common Stock to the pool of shares available for awards, (ii) provide that the payment of dividends and dividend equivalents, if any, on the shares of Common Stock subject to a restricted stock award, restricted stock unit award, or performance award will be paid only when, and to the extent that, the applicable award is earned or vests, and (iii) extend the term of the 2015 Incentive Plan until May 18, 2030. The Amendment and Restatement was adopted by the Board of Directors on March 26, 2020, subject to stockholder approval.

Under the 2015 Incentive Plan, the Company may issue shares of Common Stock to employees, officers, non-employee directors, consultants and advisors of the Company, or of any affiliate, as the Compensation Committee may determine and designate from time to time, in the form of restricted stock, restricted stock units, stock options, stock appreciation rights (“SARs”), performance awards and incentive awards.

The Board of Directors and the Compensation Committee believe that the 2015 Incentive Plan is a key part of the Company’s compensation philosophy and programs. Our ability to attract, retain and motivate highly qualified officers, non-employee directors, key employees, consultants and advisors is critical to our success. The Board and the Compensation Committee believe that the interests of the Company and its stockholders will be advanced if we can continue to offer our officers, non-employee directors, key employees, consultants and advisors the opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

The Company reserved 13,440,011 shares of Common Stock for issuance pursuant to awards under the 2015 Incentive Plan. As of March 20, 2020, 2,914,833 shares of Common Stock remained reserved for issuance. Additionally, as of March 20, 2020, there were 4,411,015 outstanding full value awards and 1,240,000 outstanding options with a weighted average exercise price of $10.66 and a weighted average remaining contractual life of 1.85 years under the 2015 Incentive Plan.

In order to increase the pool of shares available for future equity award grants to continue to operate our compensation program in a manner consistent with past practices and to accommodate anticipated growth, on March 26, 2020, the Board adopted, subject to stockholder approval, the Amendment and Restatement, to (i) add 4,860,000 shares of Common Stock to the pool of shares available for equity awards, (ii) provide that the payment of dividends or dividend equivalents, if any, on the shares of Common Stock subject to a restricted stock award, restricted stock unit award, or performance award will be paid only when, and to the extent that, the applicable award is earned or vests, and (iii) extend the term of the 2015 Incentive Plan until May 19, 2030. The proposed increase to the share pool, the restriction on the payment of dividends or dividend equivalents on restricted or unvested awards and the extension of the term of the 2015 Incentive Plan are the only substantive changes to the 2015 Incentive Plan included in the Amendment and Restatement. We currently anticipate that if the Amendment and Restatement is approved, the number of shares reserved for awards under the 2015 Incentive Plan will be sufficient to cover our equity awards for at least two years.

It is the intention of the Board to prohibit the payment of dividends or dividend equivalents, if any, on the shares of Common Stock subject to any award unvested or unearned granted under the 2015 Incentive Plan. In this regard, the amendments to the 2015 Incentive Plan prohibit the payment of dividends or dividend equivalents, if any, on the shares of Common Stock subject to a restricted stock award, restricted stock unit award, or performance award until, and to the extent that, the applicable award is earned or vests, as these types of awards are eligible to receive dividends or dividend equivalents under the terms of the plan. The Board does not believe that dividend or dividend equivalent rights, if any, apply to other types of equity permitted under the

2015 Incentive Plan, and it will not grant such rights, if permissible, under awards of others equity types without a similar prohibition on the payment of dividends or dividend equivalents prior to such award being earned or vested.

The Amendment and Restatement will become effective on May 19, 2020, the date of the Annual Meeting, if approved by our stockholders, and will remain in effect until May 19, 2030, unless terminated earlier by the Board of Directors. If the Amendment and Restatement is not approved by our stockholders, the Company’s existing equity plans, including the 2015 Incentive Plan, will remain in effect in accordance with their terms and the Company may continue to make awards under such plan.

Equity Compensation Plan Key Information

The following table summarizes information regarding all the Company’s outstanding equity awards and shares available for future awards under the Company’s equity plans as of the Record Date.

	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans
Plan Category
Equity compensation plans approved by stockholders	5,651,015	$10.66	2,914,833
Equity compensation plans not approved by stockholders	—	—	—

Total	5,651,015	$10.66	2,914,833

(1)	Includes 3,051,651 shares of restricted stock, 1,359,364 restricted stock units and 1,240,000 options, each subject to vesting conditions, granted under plans approved by our stockholders.

(2)	Does not reflect the restricted stock units included in the first column that do not have an exercise price.

Corporate Governance Aspects of the 2015 Incentive Plan

The 2015 Incentive Plan has been designed to include a number of provisions that the Company believes promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees and non-employee directors and stockholders’ interests. These provisions include the following:

No Discounted Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

No Repricing Without Stockholder Approval. Other than in connection with a change in the Company’s capitalization, the Company will not, without stockholder approval, reduce the purchase price of such stock option or SAR and will not exchange such stock option or SAR for a new award with a lower (or no) purchase price or for cash.

No Liberal Share Recycling. Shares used to pay the exercise price or withholding taxes related to an outstanding award and unissued shares resulting from the net settlement of outstanding SARs do not become available for issuance as future awards under the 2015 Incentive Plan.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

No Evergreen Provision. The 2015 Incentive Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2015 Incentive Plan can be automatically replenished.

No Automatic Grants. The 2015 Incentive Plan does not provide for automatic grants to any participant.

No Tax Gross-Ups. The 2015 Incentive Plan does not provide for any tax gross-ups.

Director Limits. The 2015 Incentive Plan contains annual limits on the amount of awards that may be granted to non-employee directors.

280G Cutback. If any payment under the 2015 Incentive Plan would cause a participant to become subject to the excise tax imposed under Internal Revenue Code Section 4999, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after tax position than if the participant were to receive all of the payments and benefits and pay the excise tax. No tax-gross ups will be provided under the 2015 Incentive Plan.

Multiple Award Types. The 2015 Incentive Plan permits the issuance of incentive stock options, nonqualified stock options, SARs, restricted stock units, restricted stock, and other types of equity and cash incentive grants, subject to the share limits of the plan. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant. Historically, these standards have changed over time.

Clawback Policy. All awards made under the 2015 Incentive Plan are subject to the Company’s clawback policy in effect at the relevant grant or vesting date.

Independent Oversight. The 2015 Incentive Plan is administered by a committee of independent Board members.

Summary of 2015 Incentive Plan, as Amended by the Amendment and Restatement

The material terms of the 2015 Incentive Plan, as amended by the Amendment and Restatement, are summarized below. This summary is not intended to be a complete description of the 2015 Incentive Plan, as amended by the Amendment and Restatement, and is qualified in its entirety by the actual text of the 2015 Incentive Plan, as amended by the Amendment and Restatement, which is attached as Appendix A to this proxy statement.

Administration

The 2015 Incentive Plan is administered by the Compensation Committee of our Board of Directors or a subcommittee thereof, which consists of at least two directors who are both “Non-Employee Directors” within the meaning of Rule 16b-3 of the Exchange Act. The Compensation Committee has the authority to grant awards under the 2015 Incentive Plan and has broad discretion to determine the terms and conditions of such awards, subject to the provisions of the 2015 Incentive Plan. Notwithstanding the foregoing, only the full Board of Directors may grant and administer awards under the 2015 Incentive Plan to non-employee directors. The “plan year” is the calendar year. See “Meetings and Committees of the Board of Directors—Compensation Committee.”

Eligibility and Types of Awards under the 2015 Incentive Plan

The 2015 Incentive Plan permits the granting of restricted stock, restricted stock units, stock options, SARs, performance awards and incentive awards. Employees (including employee directors and executive officers) and consultants of the Company and its subsidiaries and affiliates and our non-employee directors are eligible to participate in the 2015 Incentive Plan.

Accordingly, each non-employee member of the Board of Directors, each executive officer and each person who previously served as an executive officer during fiscal 2019 and remains employed by us has an interest in Proposal 3. As of March 20, 2020, 2,385 employees (including executive officers) would be eligible to participate in the 2015 Incentive Plan. In addition, non-employee directors (currently 9 persons) will be eligible to participate in the 2015 Incentive Plan.

As of March 20, 2020, the per share closing price of our Common Stock as reported on the NYSE was $6.03 and there were 118,866,955 shares of our Common Stock issued and outstanding.

Shares Available for Issuance

Subject to adjustment (in connection with certain changes in capitalization), the total number of shares of our Common Stock reserved and available for issuance under the 2015 Incentive Plan is 18,300,011 (subject to stockholder approval).

In the event of any change in the outstanding shares of Common Stock or other securities then subject to the 2015 Incentive Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the 2015 Incentive Plan are exchanged for or converted into cash, property or a different kind of security, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the 2015 Incentive Plan and the awards thereunder (including appropriate and proportionate adjustments in (i) the number and type of shares or other securities that may be acquired pursuant to awards theretofore granted under the 2015 Incentive Plan; (ii) the maximum number and type of shares or other securities that may be issued pursuant to awards thereafter granted under the 2015 Incentive Plan; (iii) the number of shares of restricted stock and shares of Common Stock under restricted stock units that are outstanding and the terms thereof; and (iv) individual grant limits (described below)) as the Compensation Committee determines are necessary or appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock available for distribution under the 2015 Incentive Plan.

If any award is cancelled, forfeited, expires or otherwise terminates without the issuance or delivery of nonforfeitable shares of Common Stock, or if any award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such award, then the shares of Common Stock subject to the award shall, to the extent of such cancellation, forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the 2015 Incentive Plan.

In the event that (i) any stock option granted under the 2015 Incentive Plan is exercised through the tendering of shares of Common Stock or by the withholding of shares of Common Stock by the Company or (ii) withholding tax liabilities resulting from an award are satisfied by the withholding of shares of Common Stock, then the number of shares tendered or withheld shall not be available for future grants of awards. If Common Stock is issued in settlement of a SAR, the number of shares of Common Stock available under the 2015 Incentive Plan shall be reduced by the number of shares of Common Stock for which the SAR is exercised rather than the number of shares of Common Stock issued in settlement of the SAR.

Individual Grant Limits

No participant in the 2015 Incentive Plan may be granted awards during any plan year in excess of any of the following limits: options covering in excess of 500,000 shares; SARs covering in excess of 500,000 shares; performance awards (as defined below) in excess of 500,000 shares or incentive awards (as defined below) covering in excess of 500,000 shares or $3,500,000 if such incentive award is denominated in cash. In addition, non-employee directors may only be granted awards under the 2015 Incentive Plan covering 50,000 or fewer shares per year.

Awards

Restricted Stock. Restricted stock, i.e., shares of Common Stock that may be subject to vesting requirements, transfer restrictions or both, may be awarded under the 2015 Incentive Plan. Restricted stock may be granted subject to such restrictions and provisions as may be established by the Compensation Committee, consistent with the terms of the 2015 Incentive Plan. The restrictions may be based on performance standards, periods of service, retention by the participant of ownership of specified shares of Common Stock or other criteria.

The Compensation Committee may condition awards of restricted stock on the participant paying a price set by the Compensation Committee at the time and in the manner prescribed by the Compensation Committee.

A participant has all of the rights of a stockholder with respect to shares of Common Stock subject to a restricted stock award. Accordingly, the participant has the right to vote the shares. A participant has the right to receive dividends with respect to shares of Common Stock subject to a restricted stock award, except that dividends on the restricted shares will be accumulated and paid when, and to the extent that, the vesting requirements are satisfied.

Restricted stock will be forfeited and returned to the Company, and all rights of the participant with respect to such restricted stock will terminate unless the participant continues in the service of the Company, a subsidiary or an affiliate until the expiration of the restricted period for such restricted stock and satisfies any and all other conditions established by the Compensation Committee. The Compensation Committee will determine the restricted period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any restricted stock.

Restricted Stock Units. Restricted stock units, i.e., a notional bookkeeping entry that represents the equivalent of a share of Common Stock, may be granted under the 2015 Incentive Plan. Restricted stock units may be granted subject to such restrictions and provisions, whether based on performance standards, periods of service, retention by the participant of ownership of specified shares of Common Stock or other criteria, not inconsistent with the terms of the 2015 Incentive Plan, as may be established by the Compensation Committee.

Restricted stock units that are earned and vested may be settled in cash or Common Stock, as determined by the Compensation Committee.

Restricted stock units will be forfeited, and all rights of the participant with respect to such restricted stock units will terminate unless the participant continues in the service of the Company, a subsidiary or an affiliate until the expiration of the restricted period for such restricted stock unit award and satisfies any and all other conditions established by the Compensation Committee. The Compensation Committee will determine the restricted period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any restricted stock unit award.

A participant does not have any rights as a stockholder with respect to any restricted stock units. However, the Compensation Committee has the discretion to provide for the payment of dividend equivalents to the participant in connection with restricted stock unit awards. Any dividend equivalents will be accumulated and paid when, and to the extent that, the restricted stock units are earned or become vested.

Stock Options. Stock options may be granted under the 2015 Incentive Plan. A stock option entitles the participant to purchase shares of Common Stock from the Company at the option price. Two types of options—incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”)—may be granted under the 2015 Incentive Plan. The two types of options differ primarily in the tax consequences attending the exercise of an option and the disposition of the shares received upon exercise of an option. The exercise price per share of any stock option granted under the 2015 Incentive Plan will not be less than the fair market value per share of the Common Stock on the date the option is granted. In the case of an ISO granted to a person who owns or is deemed to own more than 10 percent of the voting power of the Company, the exercise price per share of the ISO will not be less than 110% of the fair market value per share of the Common Stock on the date the ISO is granted. The maximum term of any stock option will be 10 years from the date of grant (except that the maximum term is five years in the case of an ISO granted to a 10 percent stockholder). Stock options may be exercised by paying the exercise price (i) in cash, (ii) through a “cashless exercise” (which will be conducted in a manner acceptable to the Company through a third party broker, and otherwise in compliance with Section 402 of the Sarbanes Oxley Act), (iii) in which the exercise price is subtracted from the value of the shares of Common Stock received by the participant upon exercise of the stock option (based on the fair market value of the Common Stock on the date the option is exercised), or (iv) by the surrender of Common Stock which, if acquired upon the exercise of an award, has been owned by the participant for more than six months on the date of surrender and has a fair market value on the date of surrender that, together with any cash paid, is equal to the aggregate exercise price of the Common Stock as to which said stock option shall be exercised.

Except as otherwise expressly approved by the Compensation Committee, if a participant terminates employment or service with the Company by reason of death or disability (as defined in the 2015 Incentive Plan), any stock option held by that participant may be exercised by the participant or the participant’s beneficiary in the case of death, for the number of shares that the participant was eligible to exercise on the date of such death or disability, until the expiration of 12 months after the date of such death or disability, provided that such stock option was exercisable on such date, but no later than the expiration date of the stock option. Except as otherwise expressly approved by the Compensation Committee, if a participant is terminated without cause (as defined in the 2015 Incentive Plan), retires or resigns from employment or service, any stock option held by that participant is exercisable, for the number of shares that the participant was eligible to exercise on the date of such termination, retirement or resignation, until the expiration of 90 days from the date of such termination, retirement or resignation, provided that the stock option was exercisable as of such date, but no later than the expiration date of the stock option. Unless otherwise determined by the Compensation Committee, any stock options held by a participant who is terminated for cause expire immediately, whether or not exercisable on such date.

Stock Appreciation Rights. Participants may be granted SARs under the 2015 Incentive Plan. SARs may be granted in tandem with a stock option or may be granted as independent awards. If SARs are granted in tandem with a stock option, then SARs can be exercised only by the surrender of the unexercised option for the number of shares of Common Stock for which the SARs are being exercised. Similarly, the exercise of a related option requires the surrender of an equal number of SARs.

The exercise of a SAR entitles the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of the SAR. The exercise price of the SAR is the fair market value of a share of Common Stock on the date the SAR is granted or, if greater, the exercise price of a stock option granted in tandem with the SAR. The Compensation Committee may specify that the exercise of a SAR will entitle the participant to receive a lesser amount than described above.

If the SAR is granted independently of a stock option, the maximum term of the SAR will be 10 years. If the SAR is granted in tandem with a stock option, the maximum term of the SAR is the same as the term of the stock option. The Compensation Committee may specify that the term of a SAR will be less than the applicable maximum term.

The amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock or a combination of cash and Common Stock.

Except as otherwise expressly approved by the Compensation Committee, if a participant terminates employment or service with the Company by reason of death or disability (as defined in the 2015 Incentive Plan), any SAR held by that participant may be exercised by the participant or the participant’s beneficiary in the case of death, for the number of shares that the participant was eligible to exercise, until the expiration of 12 months after the date of such death or disability, provided that such SAR was exercisable on such date, but no later than the expiration date of the SAR. Except as otherwise expressly approved by the Compensation Committee, if a participant is terminated without cause (as defined in the 2015 Incentive Plan), retires or resigns from employment or service, any SAR held by that participant will be exercisable, for the number of shares that the participant was eligible to exercise on the date of such termination, retirement or resignation, until the expiration of 90 days from the date of such participant’s termination, retirement or resignation, provided that such SAR was exercisable on such date, but no later than the expiration date of the SAR. Unless otherwise determined by the Compensation Committee, any unexercised SAR held by a participant who is terminated for cause will be cancelled on the date of such termination, whether or not exercisable on such date.

Performance Awards. Participants may be granted performance awards under the 2015 Incentive Plan. Performance awards will vest only upon the achievement of certain performance goals that are specified in advance by the Compensation Committee, and that relate to the following business criteria, either individually or in combination, applied to the participant or to the Company, a subsidiary or an affiliate of the Company as a whole or to individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (i) cash flow, (ii) earnings per share, (iii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (iv) return on equity, (v) total stockholder return, (vi) return on capital, (vii) return on assets or net assets, (viii) revenue, (ix) income or net income, (x) operating income or net operating income, (xi) operating profit or net operating profit, (xii) operating margin, (xiii) return on operating revenue, (xiv) customer satisfaction, (xv) market share, (xvi) expenses, (xvii) credit rating, (xviii) mergers and acquisitions or divestitures, (xix) product development, (xx) intellectual property, (xxi) manufacturing, production or inventory, (xxii) price/earnings ratio, (xxiii) liquidity, (xxiv) financings, (xxv) cash, (xxvi) cost of goods sold, (xxvii) economic value added, (xxviii) accounts receivable, (xxix) number of customers and (xxx) gross profit margin.

Incentive Awards. Incentive awards may be granted under the 2015 Incentive Plan. Incentive awards entitle the participant to receive a payment in Common Stock and/or cash if the terms and conditions established by the Compensation Committee are satisfied. Such terms and conditions may include requirements that the participant complete a specified period of employment, or that the Company, or one of its subsidiaries or affiliates, or the participant attain stated objectives or goals, including objectives stated with respect to performance goals listed above as a condition to earning an incentive award. The period for determining whether such requirements are satisfied shall be at least one year.

Change in Control; Vesting Acceleration

Unless an outstanding award is assumed by the surviving entity in the event of a Change of Control (as defined in the 2015 Incentive Plan), the Compensation Committee, in its discretion, may provide that (i) a stock option and SAR will be fully exercisable thereafter, (ii) restricted stock will become transferable and nonforfeitable thereafter, (iii) restricted stock units will be earned in their entirety and converted into transferable and nonforfeitable restricted stock, (iv) the performance goals to which the vesting of performance awards are subject will be deemed to be met at target, such that performance awards immediately become fully vested, and (v) an incentive award will be earned, in whole or in part.

In the event of a Change in Control, the Compensation Committee, in its discretion and without the need for a participant’s consent, may provide that an outstanding award will be assumed by, or a substitute award granted by, the surviving entity in the Change in Control. Unless an outstanding award is assumed by the surviving entity, in the event of a Change in Control, the Compensation Committee, in its discretion and without the need of a participant’s consent, may provide that each award will be cancelled in exchange for a payment.

In addition, in general the Compensation Committee has the discretion to accelerate vesting for outstanding and unvested equity awards.

Clawback

Each award granted under the 2015 Incentive Plan is subject to the condition that we may require that such award be returned, and that any payment made with respect to such award must be repaid, if such action is required under the terms of any recoupment or “clawback” policy of ours as in effect on the date that the payment was made, or on the date the award was granted or exercised or vested or earned as applicable.

Certain Reduction of Parachute Payments

The benefits that a participant may be entitled to receive under the 2015 Incentive Plan and other benefits that a participant is entitled to receive under other plans, agreements and arrangements, may constitute “parachute payments” that are subject to the Internal Revenue Code Sections 280G and 4999. The 2015 Incentive Plan provides that such “parachute payments” will be reduced pursuant to the 2015 Incentive Plan if, and only to the extent that, a reduction will allow a participant to receive a greater net after tax amount than a participant would receive absent a reduction.

Amendment and Termination

The Board of Directors may amend, alter or discontinue the 2015 Incentive Plan at any time and for any reason, provided that (i) no amendment, alteration or discontinuation will be made that would materially impair the rights of a participant in respect of any outstanding award thereunder without such participant’s prior consent, and (ii) an amendment will be contingent on approval of our stockholders to the extent stated by the Compensation Committee or required by applicable law or stock exchange listing requirements.

Subject to the above provisions, the Board of Directors will have broad authority to amend the 2015 Incentive Plan to take in to account changes in applicable securities and tax laws and accounting rules, as well as other developments. The 2015 Incentive Plan became effective on May 19, 2015 and the Amendment and Restatement will become effective upon approval by our stockholders, and will continue in effect until May 19, 2030, unless earlier terminated by the Board of Directors.

New Plan Benefits

All awards to directors, executive officers, employees and consultants are made at the discretion of the Compensation Committee. As discussed in the “Long-Term Equity Compensation” portion of the Compensation Discussion and Analysis in this proxy statement, the Compensation Committee awarded restricted stock and performance-based restricted stock units to our named executive officers as part of our executive compensation program for 2019. All other future awards to our directors, executive officers, employees and consultants under the 2015 Incentive Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2015 Incentive Plan are not determinable at this time. We have therefore not included a table that reflects such awards.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2015 Incentive Plan based on federal income tax laws in effect on the date of this Proxy Statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Internal Revenue Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2015 Incentive Plan.

Restricted Stock

Unless a participant makes a 83(b) election, as described below, a participant will not recognize any income at the time that an award of restricted stock is granted and will recognize ordinary income on account of an award of restricted stock on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income that will be recognized will equal the fair market value of the Common Stock on that date, less any amount that the participant paid to acquire the shares.

If the shares are both nontransferable and subject to a substantial risk of forfeiture on the date of the award, a participant may elect to recognize income, and have his tax consequences determined as of the date of the award. That is accomplished by filing an “83(b) election” within 30 days of the award.

The participant’s tax basis in the shares received on account of a restricted stock award will be the amount of any ordinary income recognized on account of the award plus any amount paid for the shares. Any gain or loss that a participant realizes upon the sale of Common Stock acquired under the award will be treated as long-term or short-term capital gain or loss, depending on the period the participant holds the shares after the date the participant recognizes ordinary income on account of the restricted stock award.

We may claim a federal income tax deduction equal to the ordinary income recognized by the participant on account of the restricted stock award at the time that such ordinary income is recognized by a participant with respect to the restricted stock award (except to the extent limited by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)).

Restricted Stock Units

A participant will not recognize income on account of the grant of restricted stock units. A participant will recognize ordinary income on account of the settlement of restricted stock units. The amount of income recognized by the participant is equal to any cash that is paid and the fair market value of any Common Stock received in settlement of the award.

The participant’s tax basis in any Common Stock received on account of the settlement of restricted stock units will be the fair market value of the shares on the date the shares are issued to the participant. Any gain or loss that the participant recognizes on the sale of those shares should be treated as long-term or short-term capital gain or loss, depending on the period that the participant held the shares.

We may claim a federal income tax deduction equal to the amount of ordinary income recognized by the participant on account of the settlement of the restricted stock units at the time that such ordinary income is recognized by a participant with respect to the restricted stock unit award (except to the extent limited by Section 162(m) of the Code).

Nonqualified Stock Options and SARs

A participant generally will not realize taxable income upon the grant of a NQSO or SAR. Upon the exercise of a NQSO, the participant will recognize ordinary income equal to the difference between the fair market value of the Common Stock being purchased and the exercise price. Upon the exercise of a SAR, a participant will recognize ordinary income equal to the amount of any cash and the fair market value of any Common Stock paid under the SAR. We generally will be entitled to take a federal income tax deduction in the amount of ordinary income recognized by the participant (except to the extent limited by Section 162(m) of the Code). If the participant exercises a NQSO or SAR and subsequently sells the shares acquired under the award, any appreciation will be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant’s basis in the shares, i.e., the exercise date fair market value of the shares. Such capital gain will be either long- or short-term depending on the period of time that the participant has held such shares following the exercise of the option.

Incentive Stock Options

In general, a participant will have no income tax consequences at the time of grant or exercise of an ISO (except for purposes of computing liability for alternative minimum tax, if any). Upon sale of the underlying stock after satisfying applicable holding period requirements, any amount realized by the participant in excess of the exercise price paid will be taxed to him or her as capital gain. If the holding period requirements are not satisfied, at the time the underlying stock is sold (a “disqualifying disposition”), the participant generally will recognize ordinary income equal to the excess of the fair market value of the Common Stock at the time of exercise over the exercise price, and also will realize capital gain equal to the excess (if any) of the sales proceeds for the option shares over the participant’s basis in the option shares. The participant’s basis in the option shares generally will be the exercise price plus the amount included in the participant’s ordinary income upon exercise. We will be entitled to a deduction on account of an ISO only if there is a disqualifying disposition (except to the extent limited by Section 162(m) of the Code). In that case, we will be entitled to a deduction in the amount of ordinary income realized by the participant. The ISO holding period requirements are satisfied if the participant does not sell the shares acquired under the ISO within one year of the exercise or within two years of the grant of the ISO.

Incentive Awards

The amount of cash paid (or the fair market value of the shares of Common Stock issued) to settle Incentive Awards is generally subject to ordinary income tax. Cash awards will be taxable income to the recipient at the date of payment. In each of the foregoing cases, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income (except to the extent limited by Section 162(m) of the Code).

Section 162(m) Limitations

Under current law (as a result of modifications to Section 162(m) by the Tax Cuts and Jobs Act), the qualified performance-based exception to the $1 million deduction limitation was eliminated with respect to taxable years beginning after December 31, 2017. Effective for our fiscal year beginning December 1, 2018, we will no longer be able to deduct performance-based compensation to our executive officers defined as “covered employees” under Section 162(m) of the Code who receive annual compensation in excess of $1 million.

The Board of Directors unanimously recommends you vote FOR this proposal to approve the 2015 Incentive Plan, as amended by the Amendment and Restatement.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is recommending the selection of BDO as our independent registered public accounting firm to examine and report on our financial statements for the year ending December 31, 2020, and the Board of Directors is asking stockholders to ratify this selection. Although current law, rules and regulations, as well as the Audit Committee charter, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO for ratification by stockholders as a matter of good corporate practice. BDO has examined and reported on our financial statements since 2003, and we consider it to be well qualified. If the stockholders do not ratify the selection of BDO, the Audit Committee will reconsider whether or not to retain BDO. However, the Audit Committee will not be obliged to select a different independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

Representatives of BDO are expected to participate virtually in the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends you vote FOR this proposal to ratify the selection of BDO as our independent registered public accounting firm for 2020.

Fees of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting the compensation of, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by BDO. BDO did not perform any non-audit services for us in 2019 or 2018.

The following table sets forth the aggregate fees that BDO billed us for professional services rendered for the years ended December 31, 2019 and 2018.

	2019	2018
	(in thousands)
Audit fees(1)	$1,717	$1,589
Audit-related fees(2)	41	33
Tax Fees	—	—
All Other fees	—	—

Total	$1,758	$1,622

(1)

Audit fees consisted of audit work performed in the preparation of financial statements as well as fees for services provided in connection with (i) statutory and regulatory filings or engagements, (ii) comfort letters, statutory audits, attest services, consents, assistance with and review of documents filed with the SEC, and (iii) any other services that only the audit firm could reasonably provide.

(2)	Audit-related fees consisted primarily of services related to our employee benefit plans.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors, each of whom is independent as defined by the listing standards of the NYSE and is an “audit committee financial expert” as defined in the regulations of the SEC. See “Corporate Governance Matters—Audit Committee” above.

Responsibility

The Audit Committee is responsible for providing independent, objective oversight of our financial reporting processes and internal controls.

Management is responsible for our system of internal controls and its financial reporting processes, including the preparation of its financial statements in conformity with United States’ generally accepted accounting principles.

BDO, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report based on this audit expressing its opinion as to whether our financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with United States’ generally accepted accounting principles.

The Audit Committee’s responsibility is to review and monitor, in an oversight capacity, the financial reporting and auditing processes. The Audit Committee has relied, without independent verification, on management’s representations that the financial statements are complete, free of material misstatement and prepared in accordance with United States’ generally accepted accounting principles, and on the opinion and representations made by BDO in its report on our financial statements, including its representations that BDO is “independent” and that its audit was performed in accordance with the auditing standards of the PCAOB. The Audit Committee’s oversight does not provide assurance that management’s and BDO’s opinion and representations referred to above are correct.

2019 Consolidated Financial Statements

In connection with these responsibilities, the Audit Committee met with management and representatives of BDO to review and discuss the audited consolidated financial statements for the year ended December 31, 2019. The Audit Committee discussed with the representatives of BDO the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding the independent auditor communications with the Audit Committee concerning independence, and the Audit Committee discussed with the representatives of BDO that firm’s independence. The Audit Committee also pre-approved the services that BDO was engaged to provide during 2019, noted that BDO was not engaged to provide any non-audit services, evaluated and approved the fees charged for engagements that BDO undertook, and considered whether BDO’s provision of the services that were provided was compatible with maintaining that firm’s independence.

Based upon the Audit Committee’s discussions with management and BDO and the Audit Committee’s review of the representations of management and BDO, the Audit Committee recommended that the Board of Directors approve including the audited consolidated financial statements for the year ended December 31, 2019 in our Annual Report on Form 10-K for that year for filing with the SEC.

Internal Control Audit

For the year ended December 31, 2019, the Audit Committee reviewed and monitored, on an oversight basis, management’s activities undertaken to comply with our internal control evaluation responsibilities under Section 404 of The Sarbanes-Oxley Act of 2002. In connection with this oversight, the Audit Committee met with management and representatives of BDO to review and discuss management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2019. Management’s assessment is contained in our Annual Report on Form 10-K for the year ended December 31, 2019

Audit Committee:

      William E. Curran, Chairman

      William D. Humes

      Kevin S. Moore

HOW TO CAST YOUR VOTE IF YOU ARE A STOCKHOLDER OF RECORD

We will send a Notice of Internet Availability to all stockholders of record as of the record date for the Annual Meeting. The Notice of Internet Availability will give you the opportunity to request a set of printed proxy materials, and you will be sent proxy materials if you request them. That set of printed proxy materials will also include a proxy card.

You are encouraged to review this Proxy Statement and our 2019 Annual Report before you cast your vote. You will be able to vote:

•	electronically at www.envisionreports.com/DDD (either before or during the Annual Meeting);

•	by mail by using the proxy card and postage-paid return envelope that you receive; or

•	by calling toll-free 1-800-652-VOTE (8683) within the U.S., U.S. territories and Canada (up until 11:59 p.m., Eastern Time, on Monday, May 18, 2020, the business day prior to the Annual Meeting).

You may vote electronically using www.envisionreports.com/DDD, which provides links to this Proxy Statement and our 2019 Annual Report. You may access your records on this website by using a control number printed on the Notice of Internet Availability, proxy card or voting instruction form. If you vote on the internet, please do not return your proxy card. Since the Annual Meeting will be conducted solely online via live webcast, you will be able to vote electronically on the internet during the Annual Meeting until Chair of the Annual Meeting declares the polls closed. Instructions on voting during the Annual Meeting will be provided once you access the meeting webcast.

If you vote by mail, simply mark, sign and date each proxy card that you receive, and return them in the postage-paid envelopes that you will receive.

If you vote by telephone, easy-to-follow telephone voice prompts should enable you to vote your shares and confirm that your voting instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each Notice of Internet Availability or proxy card. Accordingly, please have your Notice of Internet Availability and/or proxy card available when you call. If you vote by telephone, please do not return your proxy card.

Internet voting and telephone voting on our dedicated site are available 24 hours a day, seven days a week, except that no telephone votes will be accepted after 11:59 p.m., Eastern Time, on Monday, May 18, 2020, the business day prior to the Annual Meeting.

HOW TO CAST YOUR VOTE IF YOU ARE A STREET-NAME HOLDER

Street-name holders should expect to receive a voting instruction form from Broadridge Financial Solutions, Inc. or another firm that is hired by your nominee holder to solicit votes on its behalf. That voting instruction form should give you the opportunity to request a set of printed proxy materials, and you will be sent proxy materials if you request them.

You are encouraged to review this Proxy Statement and our 2019 Annual Report before you cast your vote. To vote, street-name holders should follow the instructions provided in their voting instruction form.

VOTING DURING THE ANNUAL MEETING

Any stockholder of record may vote during the Annual Meeting whether or not he or she has previously voted, and regardless of whether the prior vote was cast by internet, telephone or mail. If you participate in the Annual Meeting virtually on the internet and vote your shares electronically during that meeting, those shares will be counted as present for quorum purposes.

If you are a street-name holder, you must register in advance to attend and vote your shares during the Annual Meeting. To register to attend the Annual Meeting online by webcast you must obtain and submit a “legal proxy” from the broker, bank, or other nominee that holds your shares, giving you the right to vote the shares, along with your name and email address to Computershare, the vendor hosting our virtual Annual Meeting. Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on May 14, 2020, in one of two ways:

•	Forward the email from your bank, broker or nominee, or email an image of your legal proxy, to legalproxy@computershare.com; or

•	Mail the communication from your bank, broker or nominee, or an image of your legal proxy, to:

Computershare

3D Systems Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

OTHER VOTING AND STOCKHOLDER MATTERS

If You Wish to Revoke Your Proxy

Regardless of the method you use to vote, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	voting electronically by internet at a later time;

•	voting by telephone at a later time;

•	submitting a properly signed proxy or voting instruction form with a later date; or

•

voting live during the Annual Meeting if you are a stockholder of record or hold a valid legal proxy from the bank, broker or nominee who holds your shares in their name the was provided to Computershare in advance of the meeting pursuant to the instructions in “Voting During the Annual Meeting” above.

Abstentions; Broker Non-Votes

Any shares for which a valid proxy is granted will be treated as present for the purpose of determining the presence of a quorum at the Annual Meeting. If you or your street-name nominee do not grant a valid proxy on any matter to be considered at the Annual Meeting, your shares will not be considered in determining the presence of a quorum. For street-name holders, as discussed above, your broker or other nominee may exercise its discretion in granting a valid proxy on the ratification of the selection of our independent registered public accounting firm. Except the ratification of the selection of our independent registered public accounting firm, a “broker non-vote” will occur when a bank, broker or other nominee holder has not received voting instructions with respect to each proposal. The following table outlines the impact of abstentions and broker non-votes with respect to each of the proposals:

Proposal	Impact of Abstentions	Impact of Broker Non-Votes
Proposal 1—Election of eleven directors	No impact	No impact

Proposal 2—Approval, on an advisory basis, of NEO compensation	Counts against	No impact

Proposal 3—Approval of the Amended and Restated 2015 Incentive Plan	Counts against	No impact

Proposal 4—Ratification of appointment of BDO USA, LLP	Counts against	Not applicable

Multiple Accounts

If you hold shares in more than one account, shares that are registered in different names or shares that are held in street name, you may receive more than one Notice of Internet Availability, more than one proxy card or more than one voting instruction form. Each of these Notices of Internet Availability, proxy cards or voting instruction forms will likely relate to shares that you own in different accounts, in different names or with different banks, brokerage firms or other nominees.

Please follow the instructions on each Notice of Internet Availability that you receive. We also ask that you please vote the shares covered by each Notice of Internet Availability electronically or by telephone or sign, date and return all proxy cards and voting instruction forms that you receive. This will ensure that all of your shares are represented and voted at the Annual Meeting.

Householding; Delivery of Documents to Security Holders Sharing an Address

We are making this Proxy Statement, our 2019 Annual Report and the Notice of Internet Availability available to all stockholders of record as of the record date for the Annual Meeting. This includes all financial institutions in which you have been identified to us as holding our shares in street-name.

If you and other family members are street-name stockholders residing in the same household, you may receive only one 2019 Annual Report and one Proxy Statement if you have previously made an election with your bank, broker or other nominee holder to deliver only one copy to you. This process of delivering only one set of these materials to multiple security holders sharing an address is called “householding.” Householding may provide convenience for you and cost savings for us. If you are participating in a householding program, it may continue until one or more of the stockholders within the household provides instructions to the contrary to their nominee.

If you are a street-name stockholder who is receiving multiple copies, you may elect to participate in a householding program. You can do that by requesting that only a single set of materials be sent to you in the future by following the householding instructions on the voting instruction form provided to you by your bank, broker or other nominee holder. Alternatively, if you are a street-name holder whose nominee holder utilizes the services of Broadridge Financial Solutions, Inc. (as indicated on the voting instruction form that you receive), you may send written householding instructions to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call (800) 540-7095. The instructions must include your name and account number and the name of the bank, broker or other nominee holder. Otherwise, you should contact your bank, broker or other nominee holder.

If you are a street-name stockholder who has requested printed materials and you participate in a “householding” program, upon your request to receive separate copies in the future, you will receive an additional copy of the 2019 Annual Report, this Proxy Statement and the Notice of Internet Availability. Instructions to request additional copies of these documents should be provided on the voting instruction form that your bank, broker or other holder of record provides to you.

Copies of this Proxy Statement, our 2019 Annual Report and the Notice of Internet Availability of Proxy Materials are available upon request by calling (803) 326-4010 or by writing to Investor Relations, 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730 or by emailing to Investor.Relations@3dsystems.com.

Stockholder Proposals for the 2021 Annual Meeting

Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in our proxy statement and form of proxy for our 2021 Annual Meeting. The date by which we must receive stockholder proposals to be considered for inclusion in the proxy statement and form of proxy for the 2021 Annual Meeting of Stockholders is December 8, 2020, or, if the date of our 2021 Annual Meeting is changed by more than 30 days from the anniversary of the 2020 Annual Meeting, a reasonable time before we begin to print and mail the proxy materials for the 2021 Annual Meeting.

Our By-Laws set forth certain procedures that stockholders must follow in order to properly nominate a person for election to the Board of Directors or to present any other business at an annual meeting of stockholders, other than proposals included in our proxy statement pursuant to Rule 14a-8. In addition to any other applicable requirements, to properly nominate a person for election to the Board of Directors or for a stockholder to properly bring other business before the 2021 Annual Meeting, a stockholder of record must give timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be received at our principal office between January 18, 2021, and February 19, 2021; provided that, if the 2021 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the 2020 Annual Meeting, then such notice must be received no earlier than the close of business on the 120th day prior to the date of the 2021 Annual Meeting and no later than the close of business on the 90th day prior to the date of the 2021 Annual Meeting or, if later, the 10th day after public disclosure of the date of the 2021 Annual Meeting.

In addition, our By-Laws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our By-Laws provide, among other things, that a stockholder or group of up to twenty stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our outstanding Common Stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of two directors or 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of eleven directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of our Common Stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws. To be timely, a stockholder’s notice to the Corporate Secretary to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received at our principal office between November 8, 2020 and December 8, 2020; provided that, if the 2021 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting, then such notice must be received no later than the close of business on the 120th day prior to the date of the 2021 Annual Meeting or the 10th day after public disclosure of the date of the 2021 Annual Meeting.

All notices related to stockholder proposals must contain specific information regarding the nomination or the other business proposed to be brought before the meeting, as set forth in our By-Laws. Our By-Laws are available on our website and can be viewed by going to www.3DSystems.com and clicking on “Investor Relations,” then “Governance” and then selecting the appropriate document from the list on the web page.

New Director Searches; Stockholder Recommended Nominees to the Board

Our Governance Committee will consider director nominees recommended by stockholders in accordance with our Corporate Governance Guidelines, the Governance Committee’s Charter and a policy adopted by the Board. Recommendations should be submitted to our Corporate Secretary in writing at our offices in Rock Hill, South Carolina, along with additional required information about the nominee and the stockholder making the recommendation.

The Governance Committee and the Board have also approved qualifications for nomination to the Board that the Governance Committee will consider, at a minimum, in recommending to the Board potential new Board members or the continued service of existing members. In determining whether to recommend particular individuals to the Board, the Committee will consider, among other factors, a director’s ethical character, a director’s experience and diversity of background as well as whether a director is independent under applicable listing standards and financially literate. The process by which the Governance Committee identifies and evaluates nominees for director is the same regardless of whether the nominee is recommended by a stockholder.

Copies of our Corporate Governance Guidelines, our Policy and Procedure for Stockholder Nominations to the Board and our Qualifications for Nomination to the Board (set forth as Addendum A to the Governance Committee Charter) are posted on our website, which can be viewed by going to www.3DSystems.com and clicking on “Investor Relations,” then “Governance” and then selecting the appropriate document from the list on the web page.

When the Board or the Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chairman of the Committee will initiate a search, seeking input from other directors and senior management and hiring a search firm, if necessary. The initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board will be identified by the Governance Committee. At least one member of the Governance Committee (generally the chairman) and the CEO will interview each qualified candidate. Other directors will also interview the candidate if possible. Based on a satisfactory outcome of those reviews, the Governance Committee will make its recommendation for approval of the candidate to the Board.

OTHER MATTERS

This Proxy Statement is being delivered to you on our behalf. We are bearing the expenses of preparing, printing, web hosting and mailing this Proxy Statement and other proxy materials and all other expenses of soliciting proxies. We have retained Georgeson LLC (“Georgeson”) to solicit proxies and to request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by those persons. We agreed to pay Georgeson a fee of $9,500 for these services and will reimburse it for payments made to brokers and other nominee holders for their expenses in forwarding soliciting material. We have also agreed that Georgeson’s fees may increase if certain changes in the scope of its services occur. In addition, our directors, officers and employees may solicit proxies by personal interview, mail, telephone, facsimile, internet or other means of electronic transmission, although they will receive no additional compensation for such solicitation.

We do not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, the proxy holders will vote the shares represented by any proxy granted in their favor in such manner as the Board of Directors may recommend and otherwise in the proxy holders’ discretion.

By Order of the Board of Directors

Andrew M. Johnson

Secretary

Rock Hill, South Carolina

April 7, 2020

APPENDIX A

2015 INCENTIVE PLAN

OF 3D SYSTEMS CORPORATION

~~(Adopted Effective May 19, 2015,~~

As ~~Amended and Restated May 16, 2017,~~

~~Further Amended and Restated~~ Effective ~~February 4~~May 19, 2020~~)~~

Section 1. Purpose; Effective Date; Definitions

The purpose of the 3D Systems Corporation 2015 Incentive Plan (the “Plan”) is to assist the Company and its Subsidiaries and Affiliates in attracting and retaining employees and consultants of outstanding competence by providing an incentive that permits the persons responsible for the Company’s growth to share directly in that growth and to further the identity of their interests with the interests of the Company’s stockholders. The Plan, as amended and restated herein, is effective March 26, 2020, subject to the approval of the Company’s stockholders.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	~~(a)~~ “Affiliate” means any current or future entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan.

(b)	~~(b)~~ “Award” means a grant of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, a Performance Award or an Incentive Award under the Plan.

(c)

~~(c)~~ “Award Agreement” means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

(d)

~~(d)~~ “Beneficiary” means the person designated by the Participant prior to the Participant’s death in a form acceptable to the Committee to exercise Awards or receive benefits pursuant to the terms of this Plan. If no beneficiary is designated by the Participant, the Beneficiary shall be the Participant’s estate.

(e)	~~(e)~~ “Board” means the Board of Directors of the Company.

(f)

~~(f)~~ “Cause” means, but is not limited to, any of the following actions: embezzlement; fraud; nonpayment of any obligation owed to the Company, a Subsidiary or an Affiliate; breach of fiduciary duty; deliberate disregard of the Company’s rules resulting in loss, damage or injury to the Company; unauthorized disclosure of any trade secret or confidential information; conduct constituting unfair competition; and the inducement of any customer of the Company to breach a contract with the Company. The determination of whether Cause exists shall be made in the Company’s sole discretion.

(g)	~~(g)~~ “Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended from time to time, and any successor thereto.

(h)	~~(h)~~ “Committee” means the Committee referred to in Section 2 of the Plan.

(i)	~~(i)~~ “Common Stock” means the common stock, $0.001 par value per share, of the Company.

(j)	~~(j)~~ “Company” means 3D Systems Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

~~(k)~~	~~“Covered Employee” means a “covered employee” within the meaning of Code Section 162(m).~~

(k)

~~(l)~~ “Date of Grant” means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee’s action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee’s action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee’s action.

(l)

~~(m)~~ “Detrimental Activity” means: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) a violation of any rules, policies, procedures or guidelines of the Company; (v) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vi) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (vii) any other conduct or act determined in the sole discretion of the Committee or the Board to be injurious, detrimental or prejudicial to any interest of the Company.

(m)	~~(n)~~ “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan.

(n)

~~(o)~~ “Dividend Equivalent Account” means a bookkeeping account in accordance with Section 18 and related to a grant of Restricted Stock Units that is credited with the amount of any ordinary cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

(o)	~~(p)~~ “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(p)

~~(q)~~ “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of the Common Stock on the principal stock exchange on which the Company’s shares are listed on such date.

(q)

~~(r)~~ “Incentive Award” means an Award granted under Section 8 that, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive a payment in Common Stock and/or cash from the Company or a Subsidiary or Affiliate.

(r)

~~(s)~~ “Incentive Stock Option” means any Stock Option designated as an “incentive stock option” within the meaning of Section 422 of the Code. No Stock Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

(s)	~~(t)~~ “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(t)	~~(u)~~ “Participant” means a member of the Board, an employee or a consultant who receives an Award under this Plan.

(u)	~~(v)~~ “Performance Award” means an Award under Section 8 that is based on the level of attainment of performance goals related to objective business criteria.

(v)

~~(w)~~ “Person” means “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company, any Subsidiary or any Affiliate, and any employee benefit plan sponsored or maintained by the Company or any Subsidiary or Affiliate (including any trustee of such plan acting in the capacity of trustee).

(w)	~~(x)~~ “Plan” means this 3D Systems Corporation 2015 Incentive Plan, and any successor thereto, as amended from time to time.

(x)	~~(y)~~ “Plan Year” shall mean the calendar year.

(y)	~~(z)~~ “Restricted Stock” means shares of Common Stock subject to restrictions imposed in connection with an Award granted under Section 7.

(z)

~~(aa)~~ “Restricted Stock Unit” means a notional bookkeeping entry representing the equivalent of a share of Common Stock, subject to restrictions imposed in connection with an Award granted under Section 7.

(aa)	~~(bb)~~ “Retirement” means the Termination of the Participant on or after the Participant’s attainment of age 65.

(bb)	~~(cc)~~ “Section 409A” means Section 409A of the Code.

(cc)

~~(dd)~~ “Stock Appreciation Right” or “SAR” means a right granted under Section 6 to receive payment, in cash and/or Common Stock, equal in value to the excess of the Fair Market Value of the specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over the grant price of the Stock Appreciation Right, as determined in accordance with Section 6(a).

(dd)	~~(ee)~~ “Stock Option” or “Option” means any option to purchase shares of Common Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5.

(ee)

~~(ff)~~ “Subsidiary” means those corporations fifty percent (50%) or more of whose outstanding voting stock is owned or controlled, directly or indirectly, by the Company and those partnerships and joint ventures in which the Company owns directly or indirectly a fifty percent (50%) or more interest in the capital account or earnings.

(ff)

~~(gg)~~ “Termination” means the complete cessation of services with the Company, a Subsidiary, or an Affiliate with no anticipated resumption of services by the Company, a Subsidiary, or an Affiliate in the capacity as an employee or independent contractor. A Participant’s employment or services relationship with the Company shall be treated as continuing intact while the individual is on military leave, sick leave, or other bona fide Company-approved leave of absence if the period of leave does not exceed three (3) months, or if longer, so long as the individual retains a right to reemployment with the Company under an applicable statute or by agreement. If the period of leave exceeds three (3) months, and the Participant’s right to reemployment is not provided either by statute or by contract, the Participant shall be treated for purposes of this Plan as having experienced a Termination of the Participant’s employment or services relationship with the Company on the first day immediately following such three-month period.

Section 2. Administration

The Plan shall be administered by the Compensation Committee, or a subcommittee thereof (the “Committee”), which consists of two or more members of the Board, each of whom shall be ~~both~~ a “Non -Employee Director,” as that term is defined in Rule 16b-3(b)(3)(i) of the Exchange Act~~, and an “outside director” within the meaning of Section 162(m) of the Code~~, but the failure of a Committee member to satisfy such requirements shall not affect any actions taken by the Committee.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, Awards to employees and consultants eligible under Section 4. The Board shall have full authority to grant, pursuant to the terms of the Plan, Awards to members of the Board.

In particular the Committee shall have the authority, without limitation:

(i)	to select the employees and consultants to whom Awards may be granted hereunder, separately or in tandem, from time to time;

(ii)	subject to the provisions of Sections 3 and 9, to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;

(iii)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions are not required to be the same in respect of each Participant;

(iv)

to designate the Corporate Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and to grant authority to such persons to execute agreements or other documents on its behalf;

(v)

as it pertains to Awards granted to employees and consultants residing in foreign jurisdictions, to adopt such supplements or subplans to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws;

(vi)	to approve forms of agreements for use under the Plan;

(vii)	to correct administrative errors; and

(viii)	to allow Participants to satisfy Withholding Tax Obligations as such manner as may be determined by the Committee in accordance with the terms of the Plan.

The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Participants.

The Committee may delegate to officers of the Company its duties, powers, and authority under this Plan pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may administer the Plan and Awards to Participants who are subject to Section 16 of the Securities Exchange Act of 1934 or to officers who are or reasonably may become Covered Employees. In the event of such delegation of authority, any reference in this Plan to Committee shall be to the officer(s) to whom the Committee has delegated authority to administer the Plan.

The Company agrees to indemnify and to defend to the fullest extent permitted by law each member of the Committee against all liabilities, damages, costs and expenses (including attorney’s fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan or any Award Agreement, if such act or omission is in good faith and not due to willful misconduct or gross negligence. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

Section 3. Common Stock Subject to Plan

(a)

Number of Shares Available for Award. The total number of shares of Common Stock reserved and available for distribution under the Plan and the total number of shares of Common Stock that can be issued under Stock Options shall be ~~thirteen~~eighteen million ~~four~~three hundred ~~forty~~ thousand and eleven ~~(13,440~~ (18,300,011) shares.

If any Award is cancelled, forfeited, expires or otherwise terminates without the issuance or delivery of nonforfeitable shares of Common Stock, or if any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such Award, then the shares of Common Stock subject to the Award shall, to the extent of such cancellation, forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

In the event of any change in the outstanding shares of Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of security, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities that may be acquired pursuant to Awards theretofore granted under the Plan; (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under the Plan; (iii) the number of shares of Restricted Stock and shares of Common Stock under Restricted Stock Units that are outstanding and the terms thereof; and (iv) the maximum number of shares or other securities with respect to which Awards may thereafter be granted to any Participant in any Plan Year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock available for distribution under the Plan as set forth in this Section 3. Such adjustments shall be conclusive and binding for all purposes of the Plan.

In the event that (i) any Stock Option granted under the Plan is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company or (ii) withholding tax liabilities resulting from an Award are satisfied by the withholding of shares of Common Stock, then the number of shares tendered or withheld shall not be available for future grants of Awards. If Common Stock is issued in settlement of a Stock Appreciation Right, the number of shares of Common Stock available under the Plan shall be reduced by the number of shares of Common Stock for which the Stock Appreciation Right is exercised rather than the number of shares of Common Stock issued in settlement of the Stock Appreciation Right.

(b)

Limitation on Shares Subject to Stock Options and Stock Appreciation Rights. Subject to adjustment from time to time pursuant to Section 3(a) above, not more than five-hundred thousand (500,000) shares of Common Stock, in the aggregate, may be made subject to Stock Options or Stock Appreciation Rights under the Plan in respect of any one Participant during any Plan Year.

(c)

Limitation on Awards to Members of the Board. Subject to adjustment from time to time pursuant to Section 3(a) above, not more than ten thousand (10,000) shares of Common Stock, in the aggregate, may be made subject to Awards under the Plan in respect of any one non-employee member of the Board during any Plan Year, provided, however, that up to fifty thousand (50,000) shares of Common Stock, in the aggregate, may be made subject to Awards under the Plan during any Plan Year in respect of any one non-employee member of the Board who also provides consulting or other services to the Company in addition to the services provided as a member of the Board.

Section 4. Eligibility

Any person who is member of the Board, an employee of or consultant to the Company, a Subsidiary or an Affiliate shall be eligible to be considered for the grant of an Award under the Plan other than an Incentive Stock Option. Any person who is a common law employee of the Company shall be eligible to be considered for the grant of an Incentive Stock Option.

Each Award granted under the Plan shall be evidenced by a written Award Agreement in such form as the Committee shall approve from time to time. Award Agreements shall comply with the terms and conditions of the Plan. In the case of an Incentive Stock Option, the Award Agreement shall contain all of the required provisions and otherwise conform to the requirements under Code Section 422. Award Agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website) sent to the Participant. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award Agreement by physically and/or electronically executing the Award Agreement or by otherwise physically and/or electronically acknowledging acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award Agreement.

Section 5. Stock Options

Stock Options granted under the Plan may be of two types: Incentive Stock Options that, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Section 422 of the Code and Nonqualified Stock Options. Any Stock Option shall be in such form as the Committee may from time to time approve; shall be subject to the following terms and conditions; and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, that are set forth in the Award Agreement as the Committee shall deem desirable:

(a)

Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee on the Date of Grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of the Grant, provided, however, that the exercise price per share of Common Stock purchasable under an Incentive Stock Option that is granted to an individual who, on the Date of Grant, owns or is deemed to own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant. Except as provided in Section 3, without the approval of stockholders (i) the Committee may not reduce, adjust or amend the exercise price of an outstanding Stock Option, whether through amendment, cancellation, replacement grant or any other means and (ii) no payment may be made to cancel an outstanding Stock Option if on the date of such amendment, cancellation, replacement grant or payment the exercise price exceeds Fair Market Value.

(b)

Option Term and Exercisability. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the Date of Grant; provided, however, that no Incentive Stock Option that is granted to an individual who, on the Date of Grant, owns or is deemed to own Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, shall be exercisable more than five (5) years after the Date of Grant of such Incentive Stock Option. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable Award Agreement.

(c)

Method of Exercise. Stock Options may be exercised in whole or in part subject to the terms of the applicable Award Agreement by giving written notice of exercise to the Company, or its designated representative, specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the exercise price by check, note or such other instrument as the Committee may accept and, in the case of Nonstatutory Stock Options, payment in full of the Withholding Tax Obligation. As determined by the Committee, in its sole discretion, payment of the exercise price in full or in part also may be made through (a) a “cashless exercise” (which will be conducted in a manner acceptable to the Company through a third party broker, and otherwise in compliance with Section 402 of the Sarbanes-Oxley Act) or in which the exercise price (and any interest thereon) is subtracted from the number of shares of Common Stock received by the Participant upon exercise of the Stock Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); or (b) the surrender of other Common Stock which (i) in the case of Common Stock acquired upon the exercise of an Award, has been owned by the Participant for more than six months on the date of surrender; and (ii) has a Fair Market Value on the date of surrender that, together with any cash paid, is equal to the aggregate exercise price of the Common Stock as to which said Stock Option shall be exercised.

No shares of Common Stock shall be issued until full payment has been made. No Participant shall have interest in or be entitled to voting rights or dividends or other rights or privileges of stockholders of the Company with respect to shares of Common Stock granted pursuant to the Plan unless, and until, shares of Common Stock actually are issued to such person and then only from the date such person becomes the record owner thereof and, if requested, has given the representation described in Section 15.

(d)

Termination by Reason of Death or Disability. Except as otherwise expressly approved by the Committee and set forth in the applicable Award Agreement, if a Participant has a Termination of employment by or service with the Company, a Subsidiary or an Affiliate by reason of death or Disability, any Stock Option held by such Participant thereafter may be exercised by the Participant or the Participant’s Beneficiary in the case of death, for the number of shares that the Participant was eligible to exercise on the date of Termination, until the expiration of twelve (12) months after the date of such Termination, provided such Stock Option was exercisable on such date of Termination, but no later than the expiration date of the Stock Option.

(e)

Termination by the Company without Cause, Retirement, Resignation. Except as otherwise expressly approved by the Committee and set forth in the applicable Award Agreement, if a Participant has a Termination of employment by or service with the Company, a Subsidiary or an Affiliate (other than as provided in subsection (d) above) by the Company without Cause, by reason of Retirement, or on account of voluntary resignation provided that it is determined by the Committee that Cause did not exist as of the time of resignation, any Stock Option held by such Participant thereafter may be exercised, for the number of shares that the Participant was eligible to exercise on the date of Termination, until the expiration of ninety (90) days after the date of such Termination, provided such Stock Option was exercisable on such date of Termination, but no later than the expiration date of the Stock Option.

(f)

Other Termination. Unless otherwise determined by the Committee, if a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate is terminated for any reason other than as specified in subsections (d) and (e) above, including Termination with Cause, any unexercised Stock Option granted to such Participant shall be cancelled on the date of such termination, whether or not exercisable on such date.

(g)

Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under Section 422 of the Code. If an Incentive Stock Option is exercised other than in accordance with the exercise periods that apply for purposes of Section 422 of the Code or if the aggregate Fair Market Value of the Common Stock with respect to which the Incentive Stock Options are exercisable for the first time during any calendar year (under all plans of the Company and any Subsidiary) exceeds U.S. $100,000, such Stock Option thereafter will be treated as a Nonqualified Stock Option, notwithstanding the “Incentive Stock Option” designation in the Award Agreement.

Section 6. Stock Appreciation Rights

The Committee may, in its discretion, grant a Stock Appreciation Right either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Right shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe in the Award Agreement:

(a)

Exercise Price. The exercise price per share of Common Stock under a Stock Appreciation Right shall be determined by the Committee on the Date of Grant but shall be not less than the greater of (a) one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of the Grant or (b) the exercise price per share of Common Stock purchasable under a underlying Stock Option with respect to which the Stock Appreciation Right is granted. Except as provided in Section 3, without the approval of stockholders (i) the Committee may not reduce, adjust or amend the exercise price of an outstanding Stock Appreciation Right, whether through amendment, cancellation, replacement grant or any other means and (ii) no payment may be made to cancel an outstanding Stock Appreciation Right if on the date of such amendment, cancellation, replacement grant or payment the exercise price exceeds Fair Market Value.

(b)

Time and Period of Grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, it must be granted at the time of the Stock Option grant or, if granted on a later date than the underlying Stock Option, then the exercise price per share of Common Stock under the Stock Appreciation Right must not be less than the greater of: (i) one hundred percent (100%) of the Fair Market Value on the Date of Grant of the Stock Appreciation Right and (ii) the exercise price of the underlying Stock Option. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, at the time the Stock Appreciation Right is granted, the Committee may limit the exercise period for such Stock Appreciation Right, after which period the Stock Appreciation Right shall not be exercisable. In no event shall the exercise period for a Stock Appreciation Right granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option, the Stock Appreciation Right shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable Award Agreement but the Stock Appreciation Right shall not be exercisable more than ten years after its Date of Grant. No Stock Appreciation Right may provide that, upon the exercise of the Stock Appreciation Right, a new Stock Appreciation Right automatically will be granted.

(c)

Value of Stock Appreciation Right. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, the grantee will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefore and on account of the exercise of the Stock Appreciation Right an amount equal to the excess of the Fair Market Value of the Common Stock on the date the election to surrender is received by the Committee in accordance with exercise procedures established by the Committee over the Stock Appreciation Right exercise price (the “Spread”) multiplied by the number of shares covered by the Stock Option which is surrendered. If a Stock Appreciation Right is granted without an underlying Stock Option, the grantee will receive upon exercise of the Stock Appreciation Right the Spread multiplied by the number of shares covered by the exercise of the Stock Appreciation Right. Notwithstanding the foregoing, at the time it grants a Stock Appreciation Right, the Committee, in its sole discretion, may provide that the Spread covered by such Stock Appreciation Right may not exceed a specified amount. At the Committee’s discretion, the amount payable as a result of the exercise of a Stock Appreciation Right may be settled in cash, Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of a Stock Appreciation Right but a cash payment will be made in lieu thereof.

(d)

Method of Exercise. Stock Appreciation Rights may be exercised in whole or in part subject to the terms of the applicable Award Agreement by giving written notice of exercise to the Company, or its designated representative, specifying the number of shares that are subject to exercise.

No Participant shall have interest in or be entitled to voting rights or dividends or other rights or privileges of stockholders of the Company with respect to shares of Common Stock subject to a Stock Appreciation Right unless, and until, shares of Common Stock actually are issued to such person and then only from the date such person becomes the record owner thereof and, if requested, has given the representation described in Section 15.

(e)

Termination by Reason of Death or Disability. Except as otherwise expressly approved by the Committee and set forth in the applicable Award Agreement, if a Participant has a Termination of employment by or service with the Company, a Subsidiary or an Affiliate by reason of death or Disability, any Stock Appreciation Right held by such Participant thereafter may be exercised by the Participant or the Participant’s Beneficiary in the case of death, for the number of shares that the Participant was eligible to exercise on the date of Termination, until the expiration of twelve (12) months after the date of such Termination, provided such Stock Appreciation Right was exercisable on such date of Termination, but no later than the expiration date of the Stock Appreciation Right.

(f)

Termination by the Company without Cause, Retirement, Resignation. Except as otherwise expressly approved by the Committee and set forth in the applicable Award Agreement, if a Participant has a Termination of employment by or service with the Company, a Subsidiary or an Affiliate (other than as provided in subsection (e) above) by the Company without Cause, by reason of Retirement, or on account of voluntary resignation provided that it is determined by the Committee that Cause did not exist as of the time of resignation, any Stock Appreciation Right held by such Participant thereafter may be exercised, for the number of shares that the Participant was eligible to exercise on the date of Termination, until the expiration of ninety (90) days after the date of such Termination, provided such Stock Appreciation Right was exercisable on such date of Termination, but no later than the expiration date of the Stock Appreciation Right.

(g)

Other Termination. Unless otherwise determined by the Committee, if a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate is terminated for any reason other than as specified in subsections (e) and (f) above, including Termination with Cause, any unexercised Stock Appreciation Right granted to such Participant shall be cancelled on the date of such termination, whether or not exercisable on such date.

Section 7. Restricted Stock and Restricted Stock Units

(a)

Grant of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant one or more Awards of Restricted Stock or Restricted Stock Units on such terms and subject to such conditions as may be established by the Committee that are set forth in the Award Agreement. Restricted Stock or Restricted Stock Units may be granted subject to such restrictions and provisions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, not inconsistent with the terms of this Plan, as may be established by the Committee. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions; however, a Participant’s Restricted Stock or Restricted Stock Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services, except as the Committee may otherwise expressly determine. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

(b)	Recordkeeping of Award; Lapse of Restrictions. As soon as practicable after the Date of Grant of Restricted Stock or a Restricted Stock Unit by the Committee, the Company shall:

(i)

for Restricted Stock Awards, cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Stock covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Stock covered by the Award is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of the restrictions applicable to the shares subject to an Award of Restricted Stock, the share certificates representing such Restricted Stock may be held in custody by the Company or its designee, in physical or book entry form, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7(e)(i), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7(e)(i), free of any restrictions set forth in the Plan and the related Award Agreement, or a statement from the Company representing such shares in book entry form free of any restrictions set forth in the Plan and the related Award Agreement, shall be delivered to the Participant as provided in Section 7(e);

(ii)

for Restricted Stock Unit Awards, cause to be entered upon its books a notional account for the Participant’s benefit indicating the number of Restricted Stock Units awarded, subject to forfeiture as of the Date of Grant if an Award Agreement with respect to the Restricted Stock Units covered by the Award is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of the restrictions applicable to the shares subject to a Restricted Stock Unit Award, no shares of Common Stock shall be issued in respect of such Awards and, as further described in Section 7(d), no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Stock Unit Award.

(c)

Rights of Holders of Restricted Stock. Beginning on the Date of Grant of a Restricted Stock Award and subject to execution of the related Award Agreement as provided in Section 7(b)(i), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to a Restricted Stock Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock or other securities distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Stock and held or restricted as provided in Section 7(b)(i), and provided further that ~~for~~any cash dividends payable on any such Restricted Stock ~~that are part of a Performance Award any such dividends~~ shall be ~~earned by the Participant~~distributed only when, and to the extent ~~the underlying Award is earned~~that, such restrictions have lapsed and the Committee may provide that such cash dividends shall be deemed to have been reinvested in additional shares of Common Stock.

(d)	Rights of Holders of Restricted Stock Units.

(i)

Settlement of Restricted Stock Units. Restricted Stock Units may be settled in cash or Common Stock, as determined by the Committee and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (1) within the time period specified for “short-term deferrals” under Section 409A or (2) in compliance with the requirements of Section 409A, in which case the Award Agreement shall specify the date (or event) upon which such Restricted Stock Units shall be settled.

(ii)

Voting and Dividend Rights. Holders of Restricted Stock Units shall not have rights as stockholders of the Company with respect to the shares of Common Stock covered by such Restricted Stock Unit Award, including the right to vote such shares and the right to receive dividends; provided, however, that the Committee may, in its sole discretion, award a Participant dividend equivalents with respect to a Restricted Stock Unit Award in accordance with Section 18 of the Plan.

(iii)

Creditor’s Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

(e)	Delivery of Award

(i)

Restricted Stock. Upon expiration or earlier termination of the restricted period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under Section 7(g), the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 13 (regarding tax withholding), the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, or a statement from the Company representing that such shares have been issued, are in book entry form and are free of all such restrictions, except for any restrictions that may be imposed by law.

(ii)

Restricted Stock Units. Upon expiration or earlier termination of the restricted period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under Section 7(g), the restrictions applicable to the Restricted Stock Units shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 13 (regarding tax withholding), but no later than ninety (90) days following such event the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, (1) a cash payment equal to the number of Restricted Stock Units as to which such restrictions have lapsed multiplied by the Fair Market Value of a share of Common Stock as of the date the restrictions lapsed, (2) solely in the Committee’s discretion, one or more share certificates registered in the name of the Participant, for the appropriate number of shares of Common Stock, or a statement from the Company representing that such shares have been issued, are in book entry form and are free of all restrictions, except for any restrictions that may be imposed by law, or (3) any combination of cash and shares of Common Stock.

(f)

Forfeiture. Restricted Stock shall be forfeited and returned to the Company, and Restricted Stock Units shall be forfeited, and all rights of the Participant with respect to such Restricted Stock or Restricted Stock Units shall terminate unless the Participant continues in the service of the Company, a Subsidiary or an Affiliate until the expiration of the restricted period for such Restricted Stock or Restricted Stock Unit Award and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the restricted period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock or Restricted Stock Unit Award, which shall be set forth in the Award Agreement.

(g)

Committee Discretion. Notwithstanding anything contained in this Section 7 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including, but not limited to, the death, Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Stock or Restricted Stock Units) as the Committee shall deem appropriate.

Section 8. Performance Awards and Incentive Awards

(a)

~~(a)~~ Performance Goals. Notwithstanding anything else contained in the Plan to the contrary, the Committee may determine on the Date of Grant, that any Restricted Stock or Restricted Stock Unit granted to a Participant shall be a Performance Award and shall vest only upon the determination by the Committee that Performance Goals established by the Committee have been attained, in whole or in part. Such performance goals, the business criteria upon which they are based, and the weights or other formulas to be applied to any such business criteria shall be set forth in writing by the Committee ~~not later than ninety (90) days after the start of each Plan Year; provided, however, that if the performance goals are to be measured over a period shorter than the Plan Year, the above items are to be set forth in writing by the Committee before twenty-five percent (25%) of the measurement period has elapsed.~~. A “Performance Goal” means a performance objective that is stated with respect to one or more of the following business criteria, either individually or in combination, applied to the Participant or to the Company, a Subsidiary or an Affiliate as a whole or to individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (i) cash flow, (ii) earnings per share, (iii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (iv) return on equity, (v) total stockholder return, (vi) return on capital, (vii) return on assets or net assets, (viii) revenue, (ix) income or net income, (x) operating income or net operating income, (xi) operating profit or net operating profit, (xii) operating margin, (xiii) return on operating revenue, (xiv) customer satisfaction, (xv) market share, (xvi) expenses, (xvii) credit rating, (xviii) mergers and acquisitions or divestitures, (xix) product development, (xx) intellectual property, (xxi) manufacturing, production or inventory, (xxii) price/earnings ratio, (xxiii) liquidity, (xxiv) financings, (xxv) cash, (xxvi) cost of goods sold, (xxvii) economic value added, (xxviii) accounts receivable, (xxix) number of customers and (xxx) gross profit margin. The Participant’s rights in the Performance Award shall become exercisable, transferable or nonforfeitable only to the extent that the Committee certifies in writing that such objectives have been achieved. A Performance Goal may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing Performance Goals, the Committee may exclude any or all special, unusual or extraordinary items as determined under U.S. generally accepted accounting principles, including, without limitation, the charges or cost associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes. ~~To the extent permitted under Section 162(m) of the Code, the~~The Committee may also adjust Performance Goals as it deems equitable in recognition of unusual or non-recurring events affecting the

Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine.

(b)

~~(b)~~ Maximum Performance Award. The maximum, aggregate amount that can be awarded to any one Participant pursuant to Performance Awards in one (1) Plan Year is five hundred thousand (500,000) shares of Common Stock.

~~(c)~~

~~Interpretation of Performance Awards. If a Performance Award is intended to constitute “performance-based compensation” under Section 162(m) of the Code, the Performance Award shall be designed, interpreted and administered consistent with such intent. In that regard, any discretion exercised by the Committee with respect to the vesting of the Performance Award may reduce, but may not increase, the amount earned based on attainment of the applicable pre-established, objective performance goals.~~

(c)

~~(d)~~ Incentive Awards. The Committee shall designate Participants to whom Incentive Awards are made for incentive compensation opportunities. All Incentive Awards shall be finally determined exclusively by the Committee under the procedures established by the Committee.

(d)

~~(e)~~ Terms And Conditions Of Incentive Awards. The Committee, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or a Subsidiary or Affiliate, or that the Company, a Subsidiary or Affiliate, or the Participant attain stated objectives or goals, including objectives stated with respect to Performance Goals as a condition to earning an Incentive Award. The period for determining whether such requirements are satisfied shall be at least one year. The maximum, aggregate amount that can be awarded to any one Participant for Incentive Awards denominated in shares of Common Stock in one Plan Year is five hundred thousand (500,000) shares of Common Stock and the maximum, aggregate amount that can be awarded to any one Participant under one or more Incentive Awards denominated in cash in one Plan Year is three million five hundred thousand dollars ($3,500,000).

(e)	~~(f)~~ Incentive Awards not subject to Liability. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

(f)

~~(g)~~ Settlement of Incentive Awards. An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock or a combination of cash of Common Stock, as determined by the Committee.

(g)

~~(h)~~ Stockholder Rights. No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of Common Stock.

(h)

~~(i)~~ Employee Status for Performance Awards and Incentive Awards. Notwithstanding Section 1(ff), if the terms of an Incentive Award or a Performance Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

Section 9. Change in Control

(a)	“Change in Control” means:

(i)

the Company is merged into or consolidated with another corporation or other entity and as a result of such merger or consolidation less than seventy percent (70%) of the combined voting power of the outstanding voting securities of the surviving or resulting corporation or other entity shall, after giving effect to such merger or consolidation, be “beneficially owned” (within the meaning of Sections 13(d) and 14(d) of Exchange Act) in the aggregate, directly or indirectly, by the former stockholders of the Company (excluding from such computation any such securities beneficially owned, directly or indirectly, by “affiliates” of the Company as defined in Rule 12b-2 under the Exchange Act and such securities so beneficially owned, directly or indirectly, by a party to such merger or consolidation), provided however, that Company securities acquired directly from the Company shall be disregarded for this purpose,

(ii)	the Company shall sell all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary),

(iii)

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, provided however, that Company securities acquired directly from the Company shall be disregarded for this purpose,

(iv)

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), (iii) or (v) of this Section 9(a) and other than a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either (x) were directors at the beginning of such period or (y) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board, or

(v)	the Company shall become subject for any reason to a voluntary or involuntary dissolution or liquidation.

In addition, if a Change in Control (as defined in clauses (i), (ii), (iii), (iv) or (v) above) constitutes a payment event with respect to any Stock Option, Stock Appreciation Right, Performance Award, Restricted Stock Unit award, Incentive Award or Restricted Stock that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in clause (i), (ii), (iii), (iv) or (v) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(b)

“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

(c)

Impact Of Change In Control. Unless an outstanding award is assumed in accordance with Section 9(d) and notwithstanding any other provision of the Plan, upon a Control Change Date, the Committee is authorized to, and in its discretion, may provide that (i) a Stock Option and Stock Appreciation Right shall be fully exercisable thereafter, (ii) Restricted Stock will become transferable and nonforfeitable thereafter, (iii) Restricted Stock Units shall be earned in their entirety and converted into transferable and nonforfeitable Restricted Stock, (iv) the performance goals to which the vesting of Performance Awards are subject shall be deemed to be met at target, such that Performance Awards immediately become fully vested, and (v) an Incentive Award shall be earned, in whole or in part, in accordance with the terms of the applicable Agreement.

(d)

Assumption Upon Change In Control. In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Stock Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the exercise price in the case of Stock Options and Stock Appreciation Rights) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

(e)

Cash-Out Upon Change In Control. Unless an outstanding award is assumed in accordance with Section 9(d), in the event of a Change in Control the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Stock Option, Stock Appreciation Right, Performance Award, Incentive Award, award of Restricted Stock and Restricted Stock Unit shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by Company stockholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by Company stockholders in the Change in Control exceeds the Stock Option exercise price in the case of a Stock Option and Stock Appreciation Right, or (ii) the price per share received by stockholders for each share of Common Stock subject to an award of Restricted Stock or Restricted Stock Units or an Incentive Award.

Section 10. Transferability; Successors

Awards granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Any act in violation of this Section 10 shall be void. Notwithstanding the foregoing, the Committee may permit further transferability of Awards other than Incentive Stock Options, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

The provisions of the Plan shall be binding upon and inure to the benefit of all successors of any person receiving Common Stock of the Corporation pursuant to the Plan, including, without limitation, the estate of such person and the executors, administrators or trustees thereof, the heirs and legatees of such person, and any receiver, trustee in bankruptcy or representative of creditors of such person.

Section 11. Amendments and Termination

The Board may amend, alter or discontinue the Plan at any time, provided that (i) no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant in respect of any outstanding Award hereunder without such Participant’s prior consent; and (ii) an amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Committee or required by applicable law or stock exchange listing requirements.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take in to account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 12. Company’s Right to Terminate Retention; Exclusivity

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements or modifying existing compensation arrangements for Participants, subject to stockholder approval if such approval is required by applicable statute, rule or regulation; and such arrangements either may be generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor a grant to a Participant of any Award shall confer upon any Participant any right to continued employment or service with the Company.

Section 13. Tax Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local or other applicable taxes (including the Participant’s FICA obligation or other social taxes) required by law to be withheld (collectively, the

“Withholding Tax Obligation”) (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the exercise of a Stock Option or Stock Appreciation Right, or (iii) otherwise due in connection with an Award.

At the time of such vesting, lapse, or exercise, the Participant shall pay to the Company any amount that the Company may reasonably determine to be necessary to satisfy the Withholding Tax Obligation. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to elect to satisfy the Withholding Tax Obligation, in whole or in part, by (a) paying the Company cash; (b) having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction; and/or (c) tendering previously acquired, unencumbered shares of Common Stock having an aggregate Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing (including by electronic mail), and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

If the Participant fails to make an election with respect to the method by which the Withholding Tax Obligation shall be satisfied or fails to pay the Withholding Tax Obligation, in whole or in part, by means of the elected method, the Company may cause the Withholding Tax Obligation to be satisfied by the Company withholding shares of Common Stock otherwise deliverable in connection with the Award that have a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

Section 14. Choice of Law

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 15. Governmental and Other Regulations and Restrictions

(a)

In General. The issuance by the Company of any shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

(b)

Registration of Shares. The Company shall use its reasonable commercial efforts to cause the shares of Common Stock issuable in connection with this Plan to be registered under the Securities Act of 1933, as amended (the “Securities Act”), but shall otherwise be under no obligation to register any shares of Common Stock issued under the Plan under the Securities Act or otherwise. If, at the time any shares of Common Stock are issued pursuant to the Plan, there shall not be on file with the Securities and Exchange Commission an effective Registration Statement under the Securities Act covering such shares of Common Stock, the Participant to whom such shares are to be issued will execute and deliver to the Company upon receipt by him or her of any such shares an undertaking, in form and substance satisfactory to the Company, that (i) such Participant has had access or will, by reason of such person’s employment or service with the Company, or otherwise, have access to sufficient information concerning the Company to enable him or her to evaluate the merits and risks of the acquisition of shares of the Company’s Common Stock pursuant to the Plan, (ii) such Participant has such knowledge and experience in financial and business matters that such person is capable of evaluating such acquisition, (iii) it is the intention of such Participant to acquire and hold such shares for investment and not for the resale or distribution thereof, (iv) such Participant will comply with the Securities Act and the Exchange Act with respect to such shares, and (v) such Participant will indemnify the Company for any cost, liability and expense that the Company may sustain by reason of any violation of the Securities Act or the Exchange Act occasioned by any act or omission on his or her part with respect to such shares.

(c)

Resale of Shares. Without limiting the generality of Section 10, shares of Common Stock acquired pursuant to the Plan shall not be sold, transferred or otherwise disposed of unless and until (i) such shares shall have been registered by the Company under the Securities Act, (ii) the Company shall have received either a “no action” letter from the Securities and Exchange Commission or an opinion of counsel acceptable to the Company to the effect that such sale, transfer or other disposition of the shares may be effected without such registration, or (iii) such sale, transfer or disposition of the shares is made pursuant to Rule 144 of the General Rules and Regulations promulgated under the Securities Act, as the same may from time to time be in effect, and the Company shall have received an opinion of counsel acceptable to the Company to such effect.

(d)

Legend on Certificates. The Company may require that any certificate evidencing shares issued pursuant to the Plan bear a restrictive legend and be subject to stop-transfer orders or other actions, intended to effect compliance with the Securities Act or any other applicable regulatory measure.

Section 16. Election With Respect to Restricted Property

A Participant who receives an award of Restricted Stock including Restricted Stock granted as a Performance Award (but not Restricted Stock Units) shall be entitled to make, at his or her discretion, within thirty (30) days of receipt of such restricted property and in accordance with applicable laws and regulations, the election provided for under Section 83(b) of the Code to be taxed on the fair market value of such restricted property at the time it is received. Participants should consult their individual tax advisors as to the tax consequences to them of the election under Section 83(b).

Section 17. Section 409A

The Plan is intended to provide either stock-based compensation that is not governed by Section 409A or for the deferral of compensation pursuant to a nonqualified deferred compensation plan that complies with the requirements of Section 409A. With respect to any Awards granted under this Plan that provide for the deferral of compensation that is governed by Section 409A, the Plan shall be interpreted in a manner consistent with Section 409A and in the event that any provision that is necessary for the Plan to comply with Section 409A is determined by the Committee, in its sole discretion, to have been omitted, such omitted provision shall be deemed included herein and is hereby incorporated as part of the Plan. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s “separation from service” as defined in Section 409A shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s “separation from service” (or the Participant’s death, if earlier). In addition, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A and the regulations promulgated thereunder. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

Section 18. Dividend Equivalents

For any Restricted Stock Units granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to provide for the payment of dividend equivalents to the Participant in connection with such Award or to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm the terms of such arrangement. For purposes of payment of dividend equivalents or settlement of any Dividend Equivalent Account, the amount to be paid or otherwise settled (if expressed in cash) shall be rounded to the nearest cent ($0.01). If a Dividend Equivalent Account is established, the following terms shall apply:

(i)

Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount (expressed either in cash or shares of Common Stock of equivalent Fair Market Value) equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(ii)

Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

(iii)

Dividend equivalents and amounts credited to a Dividend Equivalent Account with respect to any Performance Award or Restricted Stock Unit ~~that does not vest solely on continued employment or service~~ shall be ~~earned by the Participant~~distributed only when, and to the extent that, the underlying Award is earned.

(iv)

Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying the Award may not be contingent, directly or indirectly, on the exercise of the Award, and any Award providing a right to dividend equivalents must comply with or qualify for an exemption from Section 409A.

Section 19. Cancellation and Rescission of Awards

The Committee or the Board of Directors may cancel, rescind, suspend or otherwise limit or restrict any unexpired Award at any time if a Participant engages in “Detrimental Activity.”

Section 20. Certain Reduction of Parachute Payments

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 20, the Parachute Payments will be reduced pursuant to this Section 20 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Committee) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Committee) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 20, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 20 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this

Section 20 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 20, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Section 20, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 20, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Nothing in this Section 20 shall limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

Section 21. Return of Awards; Repayment

Each Award granted under this Plan is subject to the condition that the Company may require that such award be returned, and that any payment made with respect to such award must be repaid, if such action is required under the terms of any Company recoupment or “clawback” policy as in effect on the date that the payment was made, on the date the award was granted or the date the Stock Option or Stock Appreciation Right was exercised or the date any Restricted Stock, Restricted Stock Unit or Performance Award or Incentive Award became vested or earned.

Section 22. Term of Plan

This Plan shall be effective upon its approval by the stockholders of the Company (the “Effective Date”). It shall continue in effect until ~~May 19, 2025~~May 18, 2030, the day before the tenth anniversary of date of Board adoption. Awards granted on or before that date shall remain valid in accordance with their terms, notwithstanding the expiration of the Plan.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/DDD or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/DDD Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 - Malissia Clinton 02 - William E. Curran 03 - Thomas W. Erickson 04 - Charles W. Hull 05 - William D. Humes 06 - Vyomesh I. Joshi 07 - Jim D. Kever 08 - Charles G. McClure, Jr. 09 - Kevin S. Moore 10 - John J. Tracy 11 - Jeffrey Wadsworth For Against Abstain For Against Abstain 2. Approval, on an advisory basis, of the compensation paid to the 4. Ratification of the appointment of BDO USA, LLP as the Company’s named executive officers; and Company’s independent registered public accounting firm for the year ending December 31, 2020. 3. Approval of the amendment and restatement of 2015 Incentive Plan, which would among other thing increase the number of shares reserved for issuance thereunder; and B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign EXACTLY as name(s) appears hereon. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 036KCE

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/DDD qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — 3D SYSTEMS CORPORATION + THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF 3D SYSTEMS CORPORATION The undersigned hereby appoints Charles G. McClure, Jr. and Andrew M. Johnson, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned and, to vote the shares of the undersigned which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of 3D Systems Corporation (the “2020 Annual Meeting”) to be held at 2:00 p.m. Eastern Daylight Time, on May 19, 2020 via live audio webcast and at any adjournments or postponements thereof. THE PROXY HOLDERS WILL VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OR, IN THE ABSENCE OF A BOARD RECOMMENDATION ON ANY SUCH OTHER PROPER MATTERS, IN THE PROXY HOLDERS’ DISCRETION. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2020 Annual Meeting and any adjournments or postponements thereof and acknowledges receipt of 3D Systems Corporation’s Proxy Statement dated April 7, 2020 and Notice for the 2020 Annual Meeting. This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the Election of all Director Nominees, FOR Proposals 2, 3 and 4, and as recommended by the Board of Directors on any other matters that may come before the 2020 Annual Meeting or any adjournments or postponements thereof or, in the absence of a board recommendation on any such other proper matters, in the proxy holders’ discretion. SEE REVERSE SIDE Your vote is important. Please vote Today! If you have not voted via the Internet or Telephone, please mark, sign, date and return your proxy form in the envelope provided. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +